                                                                     EXHIBIT 4.6

                                                               EXECUTION VERSION

================================================================================


                           New ASAT (Finance) Limited

                                   as Issuer,

                              ASAT Holdings Limited

               and certain of its Subsidiaries referred to herein,

                                  as Guarantors

                                       and

                              The Bank of New York,

                                   as Trustee


                          ----------------------------


                                    INDENTURE


                          Dated as of January 26, 2004


                          ----------------------------


                                  $150,000,000
                           9.25% Senior Notes due 2011


================================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I    DEFINITIONS AND INCORPORATION BY REFERENCE........................1

   Section 1.1   Definitions...................................................1
   Section 1.2   Incorporation by Reference of TIA............................27
   Section 1.3   Rules of Construction........................................27

ARTICLE II   THE SECURITIES...................................................27

   Section 2.1   Form and Dating..............................................27
   Section 2.2   Execution and Authentication.................................28
   Section 2.3   Registrar and Paying Agent...................................28
   Section 2.4   Paying Agent to Hold Assets in Trust.........................29
   Section 2.5   Securityholder Lists.........................................29
   Section 2.6   Transfer and Exchange........................................30
   Section 2.7   Replacement Securities.......................................35
   Section 2.8   Outstanding Securities.......................................35
   Section 2.9   Treasury Securities..........................................35
   Section 2.10  Temporary Securities.........................................36
   Section 2.11  Cancellation.................................................36
   Section 2.12  Defaulted Interest...........................................36
   Section 2.13  CUSIP Numbers................................................37

ARTICLE III  REDEMPTION.......................................................37

   Section 3.1   Right of Redemption..........................................37
   Section 3.2   Notices to Trustee...........................................38
   Section 3.3   Selection of Securities to Be Redeemed.......................38
   Section 3.4   Notice of Redemption.........................................39
   Section 3.5   Effect of Notice of Redemption...............................40
   Section 3.6   Deposit of Redemption Price..................................40
   Section 3.7   Securities Redeemed in Part..................................40
   Section 3.8   Optional Tax Redemption......................................40
   Section 3.9   Notices to SGX...............................................41

ARTICLE IV   COVENANTS........................................................41

   Section 4.1   Payment of Securities........................................41
   Section 4.2   Maintenance of Office or Agency..............................41
   Section 4.3   Limitation on Restricted Payments............................42
   Section 4.4   Corporate and Partnership Existence..........................45
   Section 4.5   Payment of Taxes and Other Claims............................45
   Section 4.6   Maintenance of Properties and Insurance......................46
   Section 4.7   Compliance Certificate; Notice of Default....................46
   Section 4.8   Reports......................................................47
   Section 4.9   Limitation on Location of Business...........................47
   Section 4.10  Limitation on Transactions with Affiliates...................47
   Section 4.11  Limitation on Incurrence of Additional Indebtedness and
                  Issuance of Disqualified Capital Stock and Preferred
                  Stock.......................................................48
   Section 4.12  Limitations on Dividends and Other Payment Restrictions
                  Affecting Subsidiaries......................................50
   Section 4.13  Additional Covenants.........................................51
   Section 4.14  Limitation on Sale of Assets and Subsidiary Stock............52
   Section 4.15  Waiver of Stay, Extension or Usury Laws......................56
   Section 4.16  Limitation on Liens..........................................56
   Section 4.17  Rule 144A Information Requirement............................56

   Section 4.18  Limitation on Lines of Business..............................57
   Section 4.19  Additional Amounts...........................................57
   Section 4.20  Restrictions on Ownership of ASAT and the Company............58
   Section 4.21  Payment for Consent..........................................58
   Section 4.22  Indemnification of Judgment Currency.........................58

ARTICLE V    SUCCESSOR CORPORATION............................................59

   Section 5.1   Limitation on Merger, Sale or Consolidation..................59
   Section 5.2   Successor Corporation Substituted............................60

ARTICLE VI   EVENTS OF DEFAULT AND REMEDIES...................................61

   Section 6.1   Events of Default............................................61
   Section 6.2   Acceleration of Stated Maturity; Rescission and Annulment....62
   Section 6.3   Collection of Indebtedness and Suits for Enforcement by
                  Trustee.....................................................63
   Section 6.4   Trustee May File Proofs of Claim.............................64
   Section 6.5   Trustee May Enforce Claims Without Possession of
                  Securities..................................................64
   Section 6.6   Priorities...................................................64
   Section 6.7   Limitation on Suits..........................................65
   Section 6.8   Unconditional Right of Holders to Receive Principal,
                  Premium and Interest........................................65
   Section 6.9   Rights and Remedies Cumulative...............................66
   Section 6.10  Delay or Omission Not Waiver.................................66
   Section 6.11  Control by Holders...........................................66
   Section 6.12  Waiver of Existing or Past Default...........................66
   Section 6.13  Undertaking for Costs........................................67
   Section 6.14  Restoration of Rights and Remedies...........................67

ARTICLE VII  TRUSTEE..........................................................67

   Section 7.1   Duties of Trustee............................................67
   Section 7.2   Rights of Trustee............................................68
   Section 7.3   Individual Rights of Trustee.................................69
   Section 7.4   Trustee's Disclaimer.........................................70
   Section 7.5   Notice of Default............................................70
   Section 7.6   Reports by Trustee to Holders................................70
   Section 7.7   Compensation and Indemnity...................................70
   Section 7.8   Replacement of Trustee.......................................71
   Section 7.9   Successor Trustee by Merger, Etc.............................72
   Section 7.10  Eligibility; Disqualification................................72
   Section 7.11  Preferential Collection of Claims Against Company............72
   Section 7.12  Appointment of Co-Trustee....................................72

ARTICLE VIII DISCHARGE; LEGAL DEFEASANCE AND COVENANT DEFEASANCE..............74

   Section 8.1   Discharge; Option to Effect Legal Defeasance or Covenant
                  Defeasance..................................................74
   Section 8.2   Legal Defeasance and Discharge...............................74
   Section 8.3   Covenant Defeasance..........................................75
   Section 8.4   Conditions to Legal or Covenant Defeasance...................75
   Section 8.5   Deposited Cash and U.S. Government Obligations to be Held
                  in Trust; Other Miscellaneous Provisions....................77
   Section 8.6   Repayment to the Company.....................................77
   Section 8.7   Reinstatement................................................77

ARTICLE IX   AMENDMENTS, SUPPLEMENTS AND WAIVERS..............................78

   Section 9.1   Supplemental Indentures Without Consent of Holders...........78
   Section 9.2   Amendments, Supplemental Indentures and Waivers with
                  Consent of Holders..........................................78
   Section 9.3   Compliance with TIA..........................................80
   Section 9.4   Revocation and Effect of Consents............................80

   Section 9.5   Notation on or Exchange of Securities........................80
   Section 9.6   Trustee to Sign Amendments, Etc..............................80

ARTICLE X    RIGHT OF HOLDERS TO REQUIRE REPURCHASE OF SECURITIES.............81

   Section 10.1  Repurchase of Securities Upon a Change of Control............81

ARTICLE XI   GUARANTEE........................................................83

   Section 11.1  Guarantee....................................................83
   Section 11.2  Execution and Delivery of Guarantee..........................86
   Section 11.3  Certain Bankruptcy Events....................................87
   Section 11.4  Release of Guarantors........................................87

ARTICLE XII  [RESERVED].......................................................87

ARTICLE XIII MISCELLANEOUS....................................................87

   Section 13.1  TIA Controls.................................................87
   Section 13.2  Notices......................................................87
   Section 13.3  Communications by Holders with Other Holders.................89
   Section 13.4  Certificate and Opinion as to Conditions Precedent...........89
   Section 13.5  Statements Required in Certificate or Opinion................89
   Section 13.6  Rules by Trustee, Paying Agent, Registrar....................89
   Section 13.7  Legal Holidays...............................................89
   Section 13.8  Governing Law................................................89
   Section 13.9  Waiver of Jury Trial.........................................90
   Section 13.10 No Adverse Interpretation of Other Agreements................90
   Section 13.11 No Personal Liability of Partners, Stockholders,
                  Officers, Directors.........................................90
   Section 13.12 Successors...................................................90
   Section 13.13 Duplicate Originals..........................................90
   Section 13.14 Severability.................................................90
   Section 13.15 Consent to Service and Jurisdiction; Appointment of
                  Agent; Waiver of Sovereign Immunity; etc....................90
   Section 13.16 Table of Contents, Headings, Etc.............................92
   Section 13.17 Qualification of Indenture...................................92
   Section 13.18 Force Majeure................................................92
   Section 13.19 Obligations of ASAT Holdings.................................92

                              CROSS-REFERENCE TABLE

TIA                                                                    Indenture
Section                                                                 Section
--------------------------------------------------------------------   ---------

310(a)(1)...........................................................   7.10
   (a)(2)...........................................................   7.10
   (a)(3)...........................................................   N.A.
   (a)(4)...........................................................   N.A.
   (a)(5)...........................................................   7.10
   (b)..............................................................   7.10
   (c)..............................................................   N.A.
311(a)..............................................................   7.11
   (b)..............................................................   7.11
   (c)..............................................................   N.A.
312(a)..............................................................   2.5
   (b)..............................................................   13.3
   (c)..............................................................   13.3
313(a)..............................................................   7.6
   (b)(1)...........................................................   7.6
   (b)(2)...........................................................   7.6
   (c)..............................................................   7.6
   (d)..............................................................   N.A.
314(a)..............................................................   4.7(1)
315(a)..............................................................   7.2
   (b)..............................................................   7.5
   (c)..............................................................   7.1
   (d)..............................................................   7.1
   (e)..............................................................   6.13
316(a)(last sentence)...............................................   2.9
   (a)(1)(A)........................................................   6.11
   (a)(1)(B)........................................................   6.12
   (a)(2)...........................................................   N.A.
   (b)..............................................................   6.8
317(a)(1)...........................................................   6.3
   (a)(2)...........................................................   6.4
   (b)..............................................................   2.4
318(a)..............................................................   13.1
   (b)..............................................................   N.A.
   (c)..............................................................   13.1

----------
N.A. means Not Applicable
Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

     INDENTURE, dated as of January 26, 2004, by and among New ASAT (Finance) Limited, an exempted company with limited liability under the Companies Law (2003 Revision) of the Cayman Islands (the "Company"), the Guarantors (as defined below) and The Bank of New York, as trustee (the "Trustee").

     Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Company's 9.25% Series A Senior Notes due 2011 to be exchanged for the 9.25% Series B Senior Notes due 2011.

                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

     Section 1.1   Definitions.
                   -----------

     "Acquired Indebtedness" means Indebtedness (including Disqualified Capital Stock) of any Person existing at the time such Person becomes a Restricted Subsidiary of ASAT Holdings, including by designation, or is merged or consolidated into or with ASAT Holdings or one of its Restricted Subsidiaries.

     "Acquisition" includes purchase, acquisition, merger, consolidation or other business combination transaction.

     "Additional Amounts" has the meaning given to such term in Section 4.19.

     "Additional Assets" means:

          (a) any property or assets (other than cash, Cash Equivalents, Indebtedness and Capital Stock) of ASAT Holdings or a Restricted Subsidiary which upon any acquisition will be used or useful in or to form part of a Related Business;

          (b) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of the Capital Stock of such Person by ASAT Holdings or a Restricted Subsidiary; or

          (c) additional Capital Stock in any Person that immediately prior thereto is a Restricted Subsidiary;

provided, however, that any such Restricted Subsidiary described in clauses (b) or (c) above is primarily engaged in a Related Business.

     "Affiliate" means any Person directly or indirectly controlling or controlled by or under direct or indirect common control with ASAT Holdings. For purposes of this definition, the term "control" means the power to direct the management and policies of a Person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise; provided, that with respect to ownership interest in ASAT Holdings and its Subsidiaries, a Beneficial Owner of 10% or more of the total voting power on a fully diluted basis normally entitled to vote in the election of directors, managers or trustees, as applicable, shall for such purposes be deemed to constitute control. Notwithstanding the foregoing, Affiliate shall not include Wholly-Owned Subsidiaries.

     "Affiliate Transaction" has the meaning given to such term in Section 4.10.

     "Agent" means any Registrar, Paying Agent or co-Registrar.

     "ASAT" or "ASAT Limited" means ASAT Limited, a limited liability company formed under the laws of Hong Kong.

     "ASAT Holdings" means ASAT Holdings Limited, an exempted company with limited liability under the Companies Law (2003 Revision) of the Cayman Islands.

     "ASAT, Inc." means ASAT, Inc., a California corporation.

     "Asset Sale" has the meaning given to such term in Section 4.14.

     "Asset Sale Offer" has the meaning given to such term in Section 4.14.

     "Asset Sale Offer Amount" has the meaning given to such term in Section
4.14.

     "Asset Sale Offer Price" has the meaning given to such term in Section
4.14.

     "Attributable Debt" means all obligations of a Person with respect to personal property in respect of a Sale and Leaseback Transaction, which at any date as of which the amount thereof is to be determined (i) if such Sale and Leaseback Transaction is a Capitalized Lease Obligation, shall represent an amount of Indebtedness determined by the definition of "Capitalized Lease Obligation" and (ii) in all other instances, shall represent an amount of Indebtedness equal to the present value (discounted at the interest rate borne by the Securities, compounded annually) of the total obligations of the lessee for net rental or other scheduled payments during the remaining term of the lease, license or other agreement included in such Sale and Leaseback Transaction (including any period for which such lease, license or other agreement has been extended or may, at the option of the lessee, be extended).

     "Average Life" means, as of the date of determination, with respect to any Indebtedness or Disqualified Capital Stock, the quotient obtained by dividing
(1) the sum of the products of (a) the number of years (rounded to the nearest one-twelfth of a year) from the date of determination to the date or dates of each successive scheduled principal (or redemption) payment of such Indebtedness or Disqualified Capital Stock and (b) the amount of each such respective principal (or redemption) payment by (2) the sum of all such principal (or redemption) payments.

     "Bankruptcy Law" means any bankruptcy, insolvency, reorganization or other similar law of Cayman Islands, Hong Kong, the United States of America or other applicable jurisdiction or any political subdivision thereof or other applicable bankruptcy, insolvency, reorganization or other similar law.

     "Beneficial Owner" or "beneficial owner" for purposes of the definition of Change of Control and Affiliate has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act, whether or not applicable, except that a "person" shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

     "Board of Directors" means, with respect to any Person, the board of directors of such Person or any committee of the board of directors of such Person authorized, with respect to any particular matter, to exercise the power of the board of directors of such Person.

     "Board Resolution" means, with respect to any Person, a duly adopted resolution of the Board of Directors of such Person.

     "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York or Singapore are authorized or obligated by law or executive order to close.

     "Capital Stock" means, with respect to any Person, any and all shares, partnership, membership or other interests, participations or other equivalents or interests in (however designated) equity of such Person, including any Preferred Stock and the ownership interests in any wholly-owned foreign enterprise and any rights to purchase, warrants, options or similar interests with respect to the foregoing (but excluding, in all cases, any Indebtedness convertible or exchangeable into such interests prior to such conversion or exchange).

     "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease or any other agreement that is required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due thereunder prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty or termination payment.

     "Cash" or "cash" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public or private debts.

     "Cash Equivalent" means:

          (a) any evidence of indebtedness issued by the United States of America or any of its instrumentalities or agencies or by Hong Kong or any of its instrumentalities or agencies, or by the Asian Development Bank, the World Bank or any other supranational organization ("Government Entities") and fully guaranteed or otherwise backed as to principal, premium, if any, interest and all other amounts, by the Government Entity issuing the indebtedness;

          (b) investments in time deposit accounts, certificates of deposit and money market deposits issued by a bank or trust company which is organized under the laws of the United States of America, any state of the United States or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $500.0 million, or the foreign currency equivalent thereof, and has outstanding long-term debt which is rated "A" or "A-3", or a similar equivalent rating, or higher by at least one "nationally recognized statistical rating organization", as defined in Rule 436 under the Securities Act;

          (c) investments in commercial paper issued by a corporation, other than an Affiliate of ASAT Holdings, organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made in one of the two highest ratings obtainable from either Moody's or S&P;

          (d) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) above entered into with a bank meeting the qualifications described in clause (b) above;

          (e) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by an state, commonwealth or territory of the United States of America, or by an political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A" by Moody's; or

          (f) investment funds investing exclusively in investments of the types described in clauses (a) though (e) above;

and in the case of each of (a), (b) and (c) maturing within one year after the date of acquisition.

     "Change of Control" means:

          (a)  (i)   any "person" or "group" (other than one or more Excluded
     Persons) is or becomes the "beneficial owner," directly or indirectly, whether by merger, consolidation, acquisition, subscription or in any other manner of more than 50% of the total voting power in the aggregate of all classes of ASAT's or ASAT Holdings' Voting Equity Interests then outstanding,

               (ii) the Continuing Directors cease for any reason to constitute a majority of ASAT's or ASAT Holdings' Board of Directors then in office, or

               (iii) the adoption of a plan relating to the liquidation or dissolution of ASAT or ASAT Holdings;

          (b) the first day on which 100% of the issued and outstanding shares of Capital Stock of the Company (other than director's qualifying shares or similar shares held by others as required by applicable law) are no longer owned by any of (i) ASAT, (ii) ASAT Holdings or (iii) an entity that becomes the successor to either ASAT or ASAT Holdings as a result of the consummation of a transaction that complies with the restrictions set forth in Section 5.1;

          (c) the Company is no longer classified as a "disregarded entity" for United States federal income tax purposes and, as a result, either (i) the Company becomes subject to or is required to withhold income tax on income necessary to make payments on the Securities; or (ii) any Holder is required to file a United States federal income tax return and such Holder would not otherwise have been required to file such a return; or

          (d) (i) ASAT or the Company receives a written assertion from the Internal Revenue Service to the effect that activities conducted by the Company have resulted in ASAT becoming engaged in a trade or business in the United States; (ii) the Trustee has received the opinion of nationally recognized tax counsel, reasonably acceptable to the Trustee, that it is more likely than not that the Internal Revenue Service would prevail; and
     (iii) the amount of net income tax imposed or required to be withheld as assessed exceeds five percent (5%) of ASAT Holdings' Consolidated EBITDA in respect of the fiscal year for which such tax is assessed.

     "Change of Control Offer" has the meaning given to such term in Section
10.1.

     "Change of Control Offer Period" has the meaning given to such term in
Section 10.1.

     "Change of Control Purchase Date" has the meaning given to such term in
Section 10.1.

     "Change of Control Purchase Price" has the meaning given to such term in
Section 10.1.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Company" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture, and thereafter means such successor.

     "Consolidated Coverage Ratio" of any Person on any date of determination (the "Transaction Date") means the ratio, on a pro forma basis, of (a) the aggregate amount of Consolidated EBITDA of such Person for the Reference Period to (b) the aggregate Consolidated Fixed Charges of such Person during the Reference Period; provided, that for purposes of the calculation of such ratio:

          (i) if ASAT Holdings, a Restricted Subsidiary or a Person that became a Restricted Subsidiary or was merged with or into ASAT Holdings or any Restricted Subsidiary since the beginning of such period, (A) acquires property which contributes all or substantially all of an operating unit or business or (B) consummates Asset Sales or ceases to be Restricted Subsidiary or otherwise disposes of any property that contributes all or substantially all of an operating unit or business during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date, in each case, such cessation, acquisition, sale, Asset Sale or disposition, as the case may be, shall be assumed to have occurred on the first day of the Reference Period,

          (ii) transactions giving rise to the need to calculate the Consolidated Coverage Ratio shall be assumed to have occurred on the first day of the Reference Period,

          (iii) the incurrence or repayment, prepayment, repurchase, redemption, defeasance or other retirement for value of any Indebtedness (including any Disqualified Capital Stock) by the Company, ASAT Holdings or its Restricted Subsidiaries during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date shall be assumed to have occurred on the first day of the Reference Period on a pro forma basis, and

          (iv) the Consolidated Fixed Charges attributable to interest on any Indebtedness or dividends on any Disqualified Capital Stock bearing a floating interest (or dividend) rate shall be computed on a pro forma basis as if the average rate in effect from the beginning of the Reference Period to the Transaction Date had been the applicable rate for the entire period, unless such Person or any of its Restricted Subsidiaries is a party to an Interest Swap and Hedging Obligation (which shall remain in effect for the lesser of (A) 12 months or (B) the remaining period until the Stated Maturity of such Indebtedness) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used.

     "Consolidated EBITDA" means, with respect to any Person, for any period, the Consolidated Net Income of such Person for such period adjusted to add thereto (to the extent deducted from Consolidated Net Income), without duplication, the sum of:

          (a)  Consolidated income tax expense,

          (b)  Consolidated depreciation and amortization expense,

          (c)  Consolidated Fixed Charges,

          (d) any other Consolidated non-cash items (other than gains or losses due solely to fluctuations in currency values and the related tax effects in accordance with GAAP, any such non-cash items to the extent that it represents an accrual of or reserve for cash expenditures in any future period), and

          (e) any non-recurring cash restructuring charges realized by ASAT Holdings related to Hong Kong restructurings and the relocation of operations from Hong Kong to Dongguan City, China; provided the cash restructuring charges referred to in this clause (e) shall not exceed $25 million;

in each case, only of such Person and its Consolidated Restricted Subsidiaries; less the amount of all cash payments made by such Person or any of its Restricted Subsidiaries during such period to the extent such payments relate to non-cash charges that were added back in determining Consolidated EBITDA for such period or any prior period; provided, that Consolidated income tax expense, depreciation and amortization and non-cash charges of a Restricted Subsidiary that is a less than Wholly-Owned Restricted Subsidiary shall only be added to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be paid as dividends to ASAT Holdings by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter, bylaws and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its shareholders.

     "Consolidated Fixed Charges" of any Person means, for any period, the aggregate amount (without duplication and determined in each case in accordance with GAAP) of to the extent attributable to such period:

          (a) interest expensed or capitalized, paid, accrued, or scheduled to be paid or accrued (including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations) of such Person and its Consolidated Restricted Subsidiaries, including:

               (i) amortization of debt discount and debt issuance costs and non-cash interest expense on any Indebtedness,

               (ii)  the imputed interest with respect to Attributable Debt,

               (iii) all commissions, discounts and other fees and charges owed with respect to bankers' acceptances and letters of credit financings, and

               (iv) the net costs associated with Interest Swap and Hedging Obligations, and

          (b) the amount of dividends paid on, accrued or scheduled to be paid or accrued, other than in Qualified Capital Stock, by such Person or any of its Consolidated Restricted Subsidiaries (or which any of them have guaranteed) in respect of Preferred Stock (including Disqualified Capital Stock), to the extent such stock is held by Persons other than by Restricted Subsidiaries of such Person or such Person.

For purposes of this definition, (x) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined in good faith by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and (y) interest expense attributable to any Indebtedness represented by the guaranty by such Person or a Restricted Subsidiary of such Person of an obligation of another Person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed.

To avoid duplication, Consolidated Fixed Charges shall not include, to the extent already included in such total Consolidated Fixed Charges, (a) the amortization during such period of capitalized financing costs associated with the issuance of the Securities and the application of the proceeds therefrom to redeem the balance of the Senior Notes due 2006 and (b) the amortization during such period of other capitalized financing costs.

     "Consolidated Net Income" means, with respect to any Person for any period, the net income (or loss) of such Person and its Consolidated Restricted Subsidiaries (determined on a consolidated basis in accordance with GAAP) for such period, adjusted to exclude (only to the extent included in computing such net income (or loss) and without duplication):

          (a) all gains or losses which are either extraordinary (as determined in accordance with GAAP) or are either unusual or nonrecurring (including any gain or loss from the sale or other disposition of assets, including Sale and Leaseback Transactions, outside the ordinary course of business or from the issuance or sale of any Capital Stock),

          (b) the net income, if positive, of any other Person, other than a Consolidated Restricted Subsidiary, in which such Person or any of its Consolidated Restricted Subsidiaries has an interest, except to the extent of the amount of any dividends or distributions actually paid in cash to such Person or a Consolidated Restricted Subsidiary of such Person during such period, but in any case not in excess of such Person's pro rata share of such other Person's net income for such period,

          (c) the net income, if positive, of any of such Person's Consolidated Restricted Subsidiaries to the extent that the Restricted Subsidiary is unable to both declare and pay dividends and otherwise distribute cash to ASAT Holdings and any other Restricted Subsidiary as a result of the operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Consolidated Restricted Subsidiary, except that:

               (i) ASAT Holdings' equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to ASAT Holdings or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Restricted Subsidiary, to the limitation contained in the preamble to this clause (c)); and

               (ii) ASAT Holdings' equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income,

          (d)  the cumulative effect of a change in accounting principles,

          (e) gains or losses due solely to fluctuations in currency values and the related tax effects in accordance with GAAP, and

          (f) if any Restricted Subsidiary is not a Wholly-Owned Restricted Subsidiary, an amount that is equal to (i) the amount of net income or loss attributable to such Restricted Subsidiary multiplied by (ii) the percentage ownership interest in the income of such Restricted Subsidiary not owned on the last day of such period by ASAT Holdings or any of its Restricted Subsidiaries.

     "Consolidated Restricted Subsidiary" means, for any Person, each Restricted Subsidiary of such Person (whether now existing or hereafter created or acquired) the financial statements of which are consolidated for financial statement reporting purposes with the financial statements of such Person in accordance with GAAP.

     "consolidation" or "Consolidation" means, with respect to a Person, the consolidation of the accounts of the Subsidiaries with those of such Person, all in accordance with GAAP; provided, that except where the context otherwise requires "consolidation" will not include consolidation of the accounts of any Unrestricted Subsidiary with the accounts of such Person but the interest of a Person or any Restricted Subsidiary in an Unrestricted Subsidiary will be accounted for as an investment. "Consolidated" shall have the same meaning as Consolidation.

     "Continuing Director" means during any period of 24 consecutive months after the Issue Date, individuals who at the beginning of any such 24-month period constituted the Board of Directors of ASAT Holdings or ASAT, as applicable, (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of ASAT Holdings or ASAT, as applicable, was approved by a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, including new directors designated in or provided for in an agreement regarding the merger, consolidation or sale, transfer or other conveyance, of all or substantially all of the assets of ASAT Holdings or ASAT, as applicable, if such agreement was approved by a vote of such majority of directors).

     "Corporate Trust Office" means the office of the Trustee in the Borough of Manhattan, The City of New York.

     "Covenant Defeasance" has the meaning given to such term in Section 8.3.

     "Credit Agreement" means, with respect to ASAT Holdings or any Restricted Subsidiary, one or more debt or commercial paper facilities with banks or other institutional lenders that in each case are not Affiliates of ASAT Holdings (except for Affiliates which are banks lending in their ordinary course of their banking business) providing for one or more revolving credit loans, term loans, receivables or inventory financing (including through the sale of receivables or inventory to such lenders or to special purpose, bankruptcy remote entities formed to borrow from such lenders against such receivables or inventory) swing-line or commercial paper facilities (including any letter of credit, sub-facilities or other facilities) or letters of credit, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case as such credit agreement and/or related documents may be amended, restated, supplemented, refinanced, renewed, replaced or otherwise modified from time to time whether or not with the same agent, trustee, representative lenders or holders, and, subject to the proviso to the next succeeding sentence, irrespective of any changes in the terms and conditions thereof. Without limiting the generality of the foregoing, the term "Credit Agreement" shall include agreements in respect of Interest Swap and Hedging Obligations with lenders party to the Credit Agreement and shall also include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any Credit Agreement and all refundings, refinancings, restructurings, renewals, extensions and replacements of any Credit Agreement (subject in all cases to Section 4.11(3)(c)), including any agreement:

          (a) extending the maturity of any Indebtedness incurred thereunder or contemplated thereby,

          (b) adding or deleting borrowers or guarantors thereunder, so long as borrowers, issuers and guarantors include one or more of ASAT Holdings and its Restricted Subsidiaries and their respective successors and assigns,

          (c) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder; provided, that on the date such Indebtedness is incurred it would be permitted by Section 4.11(3)(c), or

          (d) otherwise altering the terms and conditions thereof in a manner not prohibited by the terms of this Indenture.

     "Currency Agreement" means in respect of any Person any foreign exchange contract, currency swap or exchange agreement or other similar agreement to which such Person is a party or beneficiary.

     "Current Liabilities" means, as of any date of determination, the aggregate amount of liabilities of ASAT Holdings and its Consolidated Restricted Subsidiaries which may properly be classified as current liabilities (including estimated taxes accrued and current), after eliminating:

          (a) all intercompany items between ASAT Holdings and any Restricted Subsidiary or between Restricted Subsidiaries, and

          (b)  all current maturities of long-term Indebtedness.

     "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

     "Debt Incurrence Ratio" has the meaning given to such term in Section 4.11.

     "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

     "Defaulted Interest" has the meaning given to such term in Section 2.12.

     "Definitive Securities" means Securities that are in the form of Security attached hereto as Exhibit A that do not include the information called for by footnotes 2, 4 and 7 thereof.

     "Depository" means, with respect to the Securities issuable or issued in whole or in part in global form, the person specified in Section 2.3 as the Depository with respect to the Securities, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depository" shall mean or include such successor.

     "Designated Non-Guarantor Subsidiaries" has the meaning given to such term in Section 11.1(8).

     "Disqualified Capital Stock" means with respect to any Person, Capital Stock of such Person that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time or both would be, required to be redeemed or repurchased (except for customary change of control and asset sale provisions, including at the option of the holder thereof) by such Person or any of its Restricted Subsidiaries, in whole or in part, on or prior to 91 days following the Stated Maturity of the Securities.

     "Dollar" and $ means a U.S. Dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts.

     "DTC" has the meaning given to such term in Section 2.3.

     "Equity Offering" means a primary offering of ASAT Holdings' Capital Stock other than Disqualified Capital Stock.

     "Event of Default" has the meaning given to such term in Section 6.1.

     "Event of Loss" means, with respect to any property or asset, any

          (a)  loss, destruction or damage of such property or asset or

          (b) condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or, asset, or confiscation or requisition of the use of such property or asset.

     "Excess Proceeds" has the meaning given to such term in Section 4.14.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

     "Exchange Guarantees" means the guarantees to be issued pursuant to this Indenture in connection with the offer to exchange guarantees of the Securities for guarantees of the Initial Securities that may be made by the Company pursuant to the Registration Rights Agreement.

     "Exchange Securities" means the 9.25% Series B Senior Notes due 2011, as supplemented from time to time in accordance with the terms hereof, to be issued pursuant to this Indenture in connection with the offer to exchange Securities for the Initial Securities that may be made by the Company pursuant to the Registration Rights Agreement that contains the information referred to in footnotes 1 and 3 and excludes the information referred to in footnotes 5 and 8 to the form of Security attached hereto as Exhibit A.

     "Excluded Person" means JPMP Master Fund Manager, L.P., CAIP Co-Investment Fund Parallel Fund (I) C.V., CAIP Co-Investment Parallel Fund (II) C.V., Chase Asia Investment Partners II (Y), LLC, Asia Opportunity Fund, L.P., Olympus Capital Holdings Asia I, L.P., Reservoir-Olympus II, L.P., Olympus KB, L.P., Olympus Capital Asia, L.P., Olympus Capital Asia Offshore, L.P., Olympus Holdings, L.P., Olympus-ASAT I, L.L.C., Olympus-ASAT II, L.L.C., Olympus Capital Asia Holdings, ZAM-Olympus Co-Invest, L.L.C., Ziff Asset Management, L.P., QPL International Holdings Limited and all Related Persons of such Persons.

     "Exempt Subsidiary" has the meaning given to such term in Section 11.1.

     "Exempted Affiliate Transaction" means:

          (a) any transaction or series of transactions solely between or among ASAT Holdings and one or more Restricted Subsidiaries or between or among two or more Restricted Subsidiaries;

          (b) reasonable and customary financial advisory securities underwriting or similar arrangements with investment banking firms of national reputation in the United States;

          (c) payment of amounts under the lease with QPL International Holdings Limited in the form of such lease as of the Issue Date; provided that such payments are made in the ordinary course of business on customary arm's length terms;

          (d) Restricted Payments or Investments not prohibited under the terms of Section 4.3;

          (e) customary grants of stock options or similar rights, customary issuances of securities pursuant to employment agreements or stock ownership plans or restricted stock grants, in each case, to directors or employees of ASAT Holdings or its Restricted Subsidiaries under plans or agreements approved in good faith by the Board of Directors;

          (f) customary loans or advances to employees, directors and officers of ASAT Holdings or any of its Restricted Subsidiaries for travel, entertainment, moving and other relocation expenses, in each case, made in the ordinary course of business, in compliance with applicable law;

          (g) employee compensation and employee benefit arrangements approved by a majority of independent (as to such transactions) members of the Board of Directors and reasonable and customary directors fee, indemnification and similar arrangements;

          (h) transactions pursuant with agreements in effect on the Issue Date and disclosed in the Offering Memorandum or in filings made by ASAT Holdings with the SEC on or prior to the Issue Date;

          (i) the issuance or sale to an Affiliate of any of Capital Stock, other than Disqualified Capital Stock, of ASAT Holdings;

          (j) reasonable fees, compensation or employee benefit arrangements to, and indemnity provided for the benefit of, employees, directors, officers or consultants of ASAT Holdings or any Restricted Subsidiary in the ordinary course of business in compliance with applicable law; and

          (k) transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods or services, in each case in the ordinary course of business, including, without limitation, under joint venture agreements, and otherwise in compliance with the terms of this Indenture, which are fair to ASAT Holdings and its Restricted Subsidiaries, in the reasonable determination of the Board of Directors or the senior management thereof, and are on terms at least as favorable as might reasonably have been obtained at the time from a non-Affiliate.

     "Existing Indebtedness" means the Indebtedness of the Company, ASAT Holdings and its Subsidiaries in existence on the Issue Date, excluding, except for the 45 days immediately following the Issue Date, the Senior Notes due 2006, in each case, reduced to the extent such amounts are repaid, refinanced or retired.

     "Fair Market Value" means, with respect to any asset, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction. Fair Market Value shall be determined except as otherwise provided, (i) if such asset has a Fair Market Value equal to or less than $2 million, in good faith by any disinterested officer or director of ASAT Holdings or the applicable Restricted Subsidiary or (ii) if such asset has a Fair Market Value in excess of $2 million, in good faith by a majority of the Board of Directors of ASAT Holdings evidenced by a board resolution, dated within 30 days of the relevant transaction.

     "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession in the United States as in effect from time to time.

     "Global Security" means a Security that contains the information referred to in footnotes 2, 4 and 7 to the form of Security attached hereto as Exhibit A.

     "Guarantees" means, collectively, the guarantees of each of the Guarantors provided in Section 11.1 and, when and if issued as provided in the Registration Rights Agreement, the Exchange Guarantees.

     "Guarantor" means ASAT Holdings and each of ASAT Holdings' present and future Restricted Subsidiaries, that at the time are guarantors of the Securities in accordance with this Indenture.

     "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

     "incur" or "incurrence" has the meaning given to such term in Section 4.11.

     "Incurrence Date" has the meaning given to such term in Section 4.11.

     "Indebtedness" of any Person means, without duplication, as of any date of determination:

          (a) all liabilities and obligations, contingent or otherwise, of any such Person, to the extent such liabilities and obligations would appear as a liability upon the consolidated balance sheet of such Person in accordance with GAAP:

               (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof),

               (ii) in respect of debt evidenced by bonds, notes, debentures or similar instruments for the payment of which such Person is liable, or

               (iii) in respect of the balance deferred and unpaid of the purchase price of any property, other than trade accounts payable and accrued expenses related thereto incurred in the ordinary course of its business and any lease properly classified as an operating lease in accordance with GAAP;

          (b) all liabilities and obligations, contingent or otherwise, of such Person for the payment or reimbursement of any obligation evidenced by bankers acceptances, performance or surety bonds, completion guarantees, letters of credit, standby letters of credit or similar instruments issued or accepted by banks but excluding obligations with respect to letters of credit securing obligations (other than obligations described in clause (a) above and (c), (d), (e) and (f) below) entered into in the ordinary course of business of such Person to the extent such bankers acceptances, performance or surety bonds, completion guarantees, letters of credit, standby letters of credit, or similar instruments are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement;

          (c) all Capitalized Lease Obligations, Purchase Money Indebtedness and all Attributable Debt of such Person;

          (d) all net obligations of such Person under Interest Swap and Hedging Obligations;

          (e) all obligations of others of the kind described in the preceding clauses (a) through (d) above and (f) below that such Person has guaranteed or for which such Person is liable as obligor or guarantor or which otherwise is such person's legal liability;

          (f) the amount of all obligations of such Person with respect to the redemption, prepayment or other purchase or repurchase of Disqualified Capital Stock of such Person; and

          (g)  all obligations of the type referred to in clauses (a) through
     (c) and (e) and (f) of other Persons secured by any Lien on any property of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation (to the extent that such Person is not an obligor thereof) being deemed to be the lesser of the fair market value (as determined by ASAT Holdings in good faith) of such property subject to such Lien or the amount of the obligation so secured.

     For purposes of this definition only, the redemption, purchase or repurchase price of Disqualified Capital Stock shall mean the price at which such Disqualified Capital Stock may be redeemed by the holder thereof or required to be purchased or repurchased by such Person at the option of the holder thereof on the date such Disqualified Capital Stock may first be redeemed, required to be purchased or repurchased by such Person at the option of the holder thereof.

     The amount of any Indebtedness outstanding as of any date shall be:

          (a) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

          (b)  the principal amount thereof.

     "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

     "Initial Securities" means the 9.25% Series A Senior Notes due 2011, as supplemented from time to time in accordance with the terms hereof, issued under this Indenture that contains the information referred to in footnotes 5, 6 (to the extent applicable) and 8 to the form of Security attached hereto as Exhibit A.

     "Interest Payment Date" means the stated due date of an installment of interest on the Securities.

     "Interest Swap and Hedging Obligation" means any obligation of any Person pursuant to any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate exchange agreement, foreign exchange contract, Currency Agreement, forward contract, commodity swap agreement, commodity option agreement or any other similar agreement or arrangement designed to protect against fluctuations in interest rates, commodity prices or currency values, including, without limitation, any arrangement whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or floating rate of interest on the same notional amount; provided that in any of the foregoing cases such obligation is entered into for bona fide hedging purposes and in the ordinary course of business and not for purposes of speculation.

     "Investment" by any Person in any other Person means (without duplication):

          (a) the acquisition, directly or indirectly, (whether by purchase, subscription, merger, consolidation or otherwise) by such Person (whether for cash, property, securities or otherwise) of Capital Stock, bonds, notes, debentures or other securities, including any options or warrants, or evidence of Indebtedness of such other Person;

          (b) the making by such Person of any deposit with, or advance, loan or other extension of credit to such other Person;

          (c)  other than guarantees of Indebtedness to the extent permitted by
     Section 4.11, the entering into by such Person of any guarantee of or such Person becoming liable with respect to Indebtedness or other liability of such other Person; and

          (d) the making of any capital contribution by such Person to any other Person.

In no event shall the provision of services by such Person in the ordinary course of business be considered an Investment.

     ASAT Holdings shall be deemed to make an Investment in an amount equal to the Fair Market Value of the net assets of any Subsidiary proportionate to ASAT Holdings' equity interest in that Restricted Subsidiary (or, if neither ASAT Holdings nor any of its Restricted Subsidiaries has theretofore made an Investment in such Restricted Subsidiary, in an amount equal to the Investments being made), at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary, ASAT Holdings shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (x) ASAT Holdings' "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to ASAT Holdings' Capital Stock in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation. In determining the amount of any Investment made by transfer of any property other than cash, such property shall be valued at its Fair Market Value at the time of such Investment. If ASAT Holdings or any Restricted Subsidiary (i) sells or otherwise disposes of any Capital Stock of any direct or indirect Restricted Subsidiary or (ii) any Restricted Subsidiary issues Capital Stock to any third party, such that, in each case, after giving effect to any such transaction, such Person is no longer a Restricted Subsidiary, ASAT Holdings shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value (as determined in good faith by ASAT Holdings) of the Capital Stock of such Restricted Subsidiary not sold or otherwise disposed of (or in the case of an issuance by such Restricted Subsidiary retained). The Fair Market Value of each Investment shall be measured at the time made or returned, as applicable.

     "Issue Date" means the date of first issuance of the Securities under this Indenture.

     "Judgment Currency" has the meaning given to such term in Section 4.22.

     "Legal Defeasance" has the meaning given to such term in Section 8.2.

     "Legal Holiday" has the meaning given to such term in Section 13.7.

     "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege in the nature of security, security interest, hypothecation or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.

     "Liquidated Damages" means all liquidated damages then owing pursuant to the Registration Rights Agreement.

     "Make-Whole Amount" means, with respect to a Security on any date of redemption, the greater of: (a) 1% of the principal amount of such Security; or
(b) the excess of (1) the present value at such date of redemption of (A) the redemption price of such Security at February 1, 2008 (such redemption price being as set forth in paragraph 5 of the form of Security set forth in Exhibit A hereof) plus (B) all remaining required interest payments (exclusive of interest accrued and unpaid to the date of redemption) due on such Security through February 1, 2008, computed using a discount rate equal to the Reinvestment Rate, over (2) the then outstanding principal amount of such Security. Any reference to "premium" contained herein shall be deemed to include a reference to the Make-Whole Amount.

     "Material Facility" means the principal manufacturing and test facilities of ASAT Holdings and its Restricted Subsidiaries from time to time, including (without limitation) the facilities located at 138 Texaco Road, Tsuen Wan, N.T., Hong Kong and the facilities located at Zhenan Technology and Industry Park, Changan County, Dongguan City, China.

     "Moody's" means Moody's Investors Services, Inc. and its successors.

     "Net Cash Proceeds" means the aggregate amount of cash or Cash Equivalents actually received (i) by ASAT Holdings in the case of an issuance or sale of Qualified Capital Stock of ASAT Holdings (including upon any exercise, exchange or conversion of securities (including options, warrants, rights and convertible or exchangeable debt) of ASAT Holdings that were issued for cash on or after the Issue Date), (ii) by ASAT Holdings and its Restricted Subsidiaries in respect of an Asset Sale or any Event of Loss relating to a Material Facility (other than any business interruption insurance), and (iii) by ASAT Holdings without duplication of (i) in the case of an issuance or sale of convertible or exchangeable Indebtedness to which Section 4.3(3)(d) applies upon such issuance or sale less, in each case, to the extent applicable,

          (a) all reasonable and customary payments, fees, commissions and expenses (including, without limitation, all legal, title and recording expenses, the fees and expenses of legal counsel and investment banking fees and expenses, sales commissions and relocation fees and expenses) incurred in connection with such transaction and, in the case of an Asset Sale only, less the amount (estimated reasonably and in good faith by ASAT Holdings) of income, franchise, sales and other applicable taxes required to be paid by ASAT Holdings or any of its Restricted Subsidiaries in connection with such Asset Sale in the taxable year that such sale is consummated or in the immediately succeeding taxable year, the computation of which shall take into account the reduction in tax liability resulting from any available operating losses and net operating loss carryovers, tax credits and tax credit carryforwards, and similar tax attributes; and

          (b) in the case of an Asset Sale only, any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

     "Net Tangible Assets" means, as of any date of determination, the sum of the amounts that would appear on a Consolidated balance sheet of ASAT Holdings and its Consolidated Restricted Subsidiaries as the total assets (less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) after giving effect to purchase accounting and after deducting therefrom, Current Liabilities and, to the extent otherwise included in the determination of Net Tangible Assets, the amounts of (without duplication):

          (a) the excess of cost over fair market value of assets or businesses acquired;

          (b) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization, research and developmental expenses and other intangible items;

          (c) minority interests in Consolidated Restricted Subsidiaries held by Persons other than ASAT Holdings or any Restricted Subsidiary;

          (d)  treasury stock;

          (e) cash or securities set aside and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Current Liabilities; and

          (f)  Investments in and assets of Unrestricted Subsidiaries.

     For the purposes of calculating Net Tangible Assets in connection with
Section 4.11 only:

     (i) any advances (which shall include trade balances in the ordinary course of business made by the Company or any Guarantor (if any) to any of their respective Subsidiaries or their respective holding companies or their respective holding companies' Subsidiaries (if any)); or

     (ii) any investment by the Company or any Guarantor (if any) in the shares of their respective Subsidiaries or their respective holding companies' Subsidiaries (if any).

shall not be included in the amount of Net Tangible Assets unless the company to or in which such advance or investment is made is a Guarantor or the Company and becomes or is party to this Indenture.

     "Non-Guarantor" means each of ASAT Holdings and each of ASAT Holdings' present and future Subsidiaries (other than the Company) if at the relevant time it is not a Guarantor. Non-Guarantors shall from time to time include any Subsidiary then designated as a Designated Non-Guarantor Subsidiary. As of the Issue Date, the Designated Non-Guarantors are: ASAT, S.A., ASAT (Cayman) Limited, ASAT (Finance) LLC, ASAT GmbH, ASAT Korea Limited, ASAT (S) Pte Ltd., Newhaven Holdings Limited, RBR Trading Holding (Curacao) N.V. and R.B.R. Trading Holding B.V.

     "Non-Recourse" means

          (a)  that none of ASAT Holdings or any Restricted Subsidiary

               (1) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness),

               (2) is directly or indirectly liable (as a guarantor or otherwise), or

               (3)  constitutes the lender, and

          (b) that no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of ASAT Holdings or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

     "Obligation" means any principal, premium or interest payment, or monetary penalty, or damages, due by the Company or any Guarantor under the terms of the Securities, the Guarantees or this Indenture, including any Additional Amounts and any Liquidated Damages due pursuant to the terms of the Registration Rights Agreement.

     "Offering Memorandum" means the offering memorandum related to the offering of the Initial Securities, dated January 16, 2004.

     "Officer" means, with respect to the Company or any Guarantor, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller, a Director, the Secretary or the Manager of the Company or such Guarantor.

     "Officers' Certificate" means, (a) with respect to the Company, a certificate signed by two Officers or by an Officer and an Assistant Secretary of the Company or (b) with respect to a Guarantor, a certificate signed by one Officer, and in each case otherwise complying with the requirements of Sections
13.4 and 13.5.

     "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee complying with the requirements of Sections
13.4 and 13.5.

     "Paying Agent" has the meaning given to such term in Section 2.3.

     "Payment Default" has the meaning given to such term in Section 6.1.

     "Permitted Indebtedness" means that:

          (a) ASAT Holdings and the Guarantors may incur Indebtedness evidenced by the Securities and the Guarantees issued pursuant to this Indenture up to the amounts being issued on the original Issue Date and, in exchange therefore, may incur Indebtedness evidenced by the Exchange Securities and Exchange Guarantees as set forth in the Registration Rights Agreement;

          (b) ASAT Holdings and the Restricted Subsidiaries may incur Refinancing Indebtedness with respect to any Indebtedness (including Disqualified Capital Stock), described in clause (a), (f) (other than the Senior Notes due 2006 and the guarantees related thereto) or (g) of this definition or pursuant to Section 4.11(3)(a) or (b) or the Debt Incurrence Ratio test described in Section 4.11(2) or which was refinanced pursuant to this clause (b);

          (c) The Company or any Guarantor may incur Indebtedness owed to any other Guarantor or the Company, as the case may be; provided, that such Indebtedness shall be expressly subordinated to the prior payment in full in cash of all obligations, as the case may be, pursuant to this Indenture, the Securities and the Guarantees and, that any event that causes such other Guarantor no longer to be a Guarantor (including by designation to be an Unrestricted Subsidiary) shall be deemed to be a new incurrence subject to Section 4.11;

          (d) ASAT Holdings or a Restricted Subsidiary may incur Interest Swap and Hedging Obligations;

          (e) ASAT Holdings or a Restricted Subsidiary may incur Indebtedness in connection with one or more bankers acceptances, standby letters of credit or performance or surety bonds, completion guarantees, security deposits or pursuant to self-insurance obligations, provided that in each case, such Indebtedness is incurred on customary terms in the ordinary course of business and not in connection with the borrowing of money;

          (f) Existing Indebtedness (other than pursuant to clause (a) hereof), including without limitation, the Senior Notes due 2006 and the guarantees related thereto; provided, that such Senior Notes due 2006 shall be repaid within 45 days following the Issue Date;

          (g) Indebtedness of a Restricted Subsidiary outstanding on the date on which such Restricted Subsidiary was acquired by ASAT Holdings or any Restricted Subsidiary or otherwise became a Restricted Subsidiary (other than Indebtedness incurred, in contemplation of, or as consideration for, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Subsidiary of ASAT Holdings or was otherwise acquired by ASAT Holdings or any Restricted Subsidiary), provided the aggregate principal amount (or accreted value, as applicable) of all such Indebtedness incurred pursuant to this clause (g) at any time outstanding shall not exceed $15 million;

          (h) Indebtedness of ASAT Holdings or any Restricted Subsidiary arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of incurrence;

          (i) Indebtedness of ASAT Holdings represented by deferred payment obligations of ASAT Holdings issued to any directors, employees or officers of ASAT Holdings or a Restricted Subsidiary in connection with the redemption or purchase of Capital Stock that, by its terms, is subordinated to the Securities, is not secured by any of ASAT Holdings or its Restricted Subsidiaries' assets and does not require cash payments prior to the Stated Maturity of the Securities, and Refinancing Indebtedness in respect thereof, in an aggregate principal amount which, when added together with the amount of Indebtedness incurred pursuant to applicable law and this clause (i) (and all Refinancing Indebtedness in respect thereof) and then outstanding, does not exceed $1 million; and

          (j) Indebtedness arising from agreements of ASAT Holdings or a Restricted Subsidiary providing for indemnification, adjustment of purchase price, earn out or other similar obligations, in each case, incurred or assumed in connection with the disposition of any business or assets of ASAT Holdings or a Restricted Subsidiary, other than guarantees of or otherwise becoming liable for Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition; provided that the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by ASAT Holdings and its Restricted Subsidiaries in connection with such disposition.

     "Permitted Investment" means:

          (a) Investments in any of the Securities and Guarantees thereof and the Exchange Securities and Exchange Guarantees as set forth in the Registration Rights Agreement;

          (b)  Investments in Cash Equivalents;

          (c) Investments in intercompany Indebtedness to the extent permitted under clause (c) of the definition of "Permitted Indebtedness";

          (d) Investment of any Guarantor or the Company in any Guarantor or the Company or any Investment by any Guarantor, or the Company in a Person in a Related Business if as a result of such Investment such Person immediately becomes a Guarantor or such Person is immediately merged with or consolidated into a Guarantor or transfers or conveys all or substantially all of its assets to a Guarantor in accordance with the terms of this Indenture;

          (e) other Investments in any Person or Persons, provided, that after giving pro forma effect to each such Investment, the aggregate amount of all such Investments made on and after the Issue Date pursuant to this clause (e) that are outstanding (after deducting any such Investments that are returned to the Company or a Guarantor that made such prior Investment, without restriction, in cash on or prior to the date of any such calculation, but only up to the amount of the Investment made under this clause (e) in such Person) at any time does not in the aggregate exceed $10.0 million (measured by the value attributed to the Investment at the time made or returned, as applicable);

          (f) receivables, endorsements or deposits for collections owing to ASAT Holdings or a Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms (and Investments obtained in exchange for or settlement of such accounts receivable in the ordinary course of business for which ASAT Holdings or a Restricted Subsidiary has determined that collection is not likely); provided, however, that such trade terms may include such concessionary trade terms as ASAT Holdings or such Restricted Subsidiary deem reasonable under the circumstances;

          (g) (i) any acquisition of property solely in exchange for the issuance of Capital Stock (other than Disqualified Capital Stock) of ASAT Holdings or (ii) the license or other transfer on a non-exclusive basis of intellectual property or know-how of ASAT Holdings or its Restricted Subsidiaries, in the ordinary course of business;

          (h) customary loans or advances to employees, directors and officers of such Person for commission, travel, entertainment, moving, payroll, relocation and other similar advances, in each case, made in the ordinary course of business;

          (i) any Investment in settlement of obligations or pursuant to a plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

          (j) Investments in any Person to the extent such Investment represents the non-cash portion of the consideration received in connection with an Asset Sale consummated in compliance with Section 4.14;

          (k)  Interest Swap and Hedging Obligations permitted under Section
     4.11;

          (l) Investments existing as of the Issue Date or an Investment consisting of any extension, modification or renewal of any Investment existing as of the Issue Date (excluding any such extension, modification or renewal involving additional consideration unless it is a result of the accrual or accretion of interest or original issue discount or payment-in-kind pursuant to the terms, as of the Issue Date, of the original Investment so extended, modified or renewed);

          (m) loans or advances made to customers in connection with the purchase price of goods or services in the ordinary course of business that are recorded as accounts receivable, prepaid expense or deposits on the balance sheet of such Person;

          (n) prepaid expenses and negotiable instruments held for collection in the ordinary course of business;

          (o) lease, utility and workers' compensation, performance and other similar deposits arising in the ordinary course of business; and

          (p) Investments in any Non-Guarantor Restricted Subsidiary as long as ASAT Holdings is in compliance with Article XI immediately following such Investment.

     "Permitted Lien" means:

          (a)  Liens existing on the Issue Date;

          (b) (i) Liens on the property of a Person existing at the time such Person becomes a Restricted Subsidiary or is merged with or consolidated into a Restricted Subsidiary or Liens on property incurred in connection with an acquisition (including an acquisition of assets) merger or consolidation, provided, that such Liens were in existence prior to the date of such acquisition, merger or consolidation, were not incurred in contemplation of, or in connection with, such acquisition, merger or consolidation and do not extend to any other assets; and (ii) any extension, renewal, replacement or other modification of such Liens, provided that any such extension, renewal, replacement or other modification shall not be materially more restrictive than the Lien so extended, renewed, replaced or modified and shall not extend to any additional property or assets or secure any additional Indebtedness;

          (c) Liens arising from Purchase Money Indebtedness and Capitalized Lease Obligations permitted to be incurred pursuant to Section 4.11(3)(a) provided such Liens relate solely to the property which is subject to such Purchase Money Indebtedness or Capitalized Lease Obligations;

          (d) Liens securing Refinancing Indebtedness incurred to Refinance any Indebtedness that was previously so secured in accordance with this Indenture, provided that the Indebtedness secured constitutes Refinancing Indebtedness and the Lien is not extended to any additional assets or property that would not have been security for the Indebtedness refinanced;

          (e) Liens securing Indebtedness incurred under one or more Credit Agreements in accordance with the terms of Section 4.11(3)(c);

          (f) Liens securing the Securities and the Guarantees and the Exchange Securities and Exchange Guarantees;

          (g) Liens imposed by law for taxes, assessments, customs duties and other governmental charges or levies (including in connection with the importation of goods) on claims that are not yet due or are being diligently contested in good faith by appropriate proceedings;

          (h) Liens imposed by law or arising by operation of law, including, without limitation, carriers', warehousemen's, mechanics', materialmen's, repairmen's, landlord's, mailmen's, supplier's, vendor's or other like Liens or Liens for workers' and crews' wages and other similar Liens imposed by law, in each case, arising in the ordinary course of business and securing obligations that are not overdue by more than 60 days or are being diligently contested in good faith by appropriate proceedings;

          (i) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

          (j) pledges and deposits to secure the performance of bids, trade contracts, leases, rent, statutory or regulatory obligations, surety, return-of-money and appeal bonds, performance bonds and other obligations of a like nature, in each case incurred in a manner consistent with industry practice and in the ordinary course of business;

          (k) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that are of a nature generally existing with respect to properties of a similar character and do not secure any monetary obligations;

          (l) judgment Liens not giving rise to a Default or Event of Default so long as each such Lien is adequately bonded and any appropriate legal proceedings that may have been initiated for the review of such judgment, decree or order are being diligently contested in good faith and not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

          (m) Liens securing obligations under Interest Swap and Hedging Obligations permitted to be incurred by Section 4.11;

          (n) Liens securing customary reimbursement obligations with respect to commercial bankers acceptances, performance or surety bonds, completion guarantees, security deposits, letters of credit, standby letters of credit or similar instruments entered into in the ordinary course of business, that encumber cash, documents and other property relating to such letters of credit and proceeds thereof;

          (o) Liens arising under consignment or similar arrangements for the sale of goods in the ordinary course of business;

          (p) Liens incurred in the ordinary course of business upon specific items of inventory or other goods (and proceeds therefrom) securing such Person's obligations in respect of banker's acceptances issued or credited for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods; and

          (q) Liens securing other Indebtedness permitted under this Indenture not exceeding $2.0 million at any time outstanding.

     "Person" or "person" means any corporation, individual, limited liability company, joint stock company, joint venture, partnership, limited liability company, unincorporated association, governmental regulatory entity, country, state or political subdivision thereof, trust, municipality or other entity.

     "Preferred Stock" means any Capital Stock of any class or classes of a Person (however designated) which is preferred as to payments of dividends, or as to distributions upon any liquidation or dissolution, over Capital Stock of any other class of such Person.

     "principal" of any Indebtedness means the principal of such Indebtedness.

     "Pro Forma" or "pro forma" shall have the meaning set forth in Article 11 of Regulation S-X of the Securities Act, unless otherwise specifically stated herein.

     "property" means any right or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible, intangible, contingent, direct or indirect.

     "Purchase Money Indebtedness" of any Person means (a) any Indebtedness of such Person to any seller or other Person incurred to finance all or part of the acquisition, the lease, construction, installation, additions or improvement of or to any machinery or equipment which is used or useful in a Related Business of such Person, or (b) any Indebtedness consisting of the deferred purchase price of property, conditional sale obligations, obligations under any title retention agreement and other purchase money obligations, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the property being financed; provided however, in each case that such Indebtedness is incurred within 90 days with such acquisition, construction, installation, additions or improvement of such property by ASAT Holdings or such Restricted Subsidiary and is secured only by the assets so financed (and any replacement parts with respect thereto).

     "Qualified Capital Stock" means any Capital Stock of ASAT Holdings that is not Disqualified Capital Stock.

     "Record Date" means a Record Date specified in the Securities whether or not such Record Date is a Business Day, or, if applicable, as specified in
Section 2.12.

     "Redemption Date," when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to Article III of this Indenture and Paragraph 5 in the form of Security attached hereto as Exhibit A.

     "Redemption Price," when used with respect to any Security to be redeemed, means the redemption price for such redemption pursuant to Article III of this Indenture and Paragraph 5 in the form of Security attached hereto as Exhibit A, which shall include, without duplication, in each case, accrued and unpaid interest and Liquidated Damages and Additional Amounts, if any, to, but not including, the Redemption Date.

     "Reference Period" with regard to any Person means the four full fiscal quarters for which financial statements are available (or such lesser period during which such Person has been in existence) ended immediately preceding any date upon which any determination is to be made pursuant to the terms of the Securities or this Indenture.

     "Refinancing Indebtedness" means Indebtedness (including Disqualified Capital Stock) issued in exchange for, or the proceeds from the issuance and sale of which are used Substantially Concurrently to pay, prepay, replace, repay, redeem, defease, refund, refinance, discharge or otherwise retire for value, in whole or in part, any Indebtedness (including Disqualified Capital Stock but excluding the Senior Notes due 2006) or constituting an amendment, modification or supplement to, or a deferral or renewal of any Indebtedness (including Disqualified Capital Stock but excluding the Senior Notes due 2006) (any of the foregoing, a "Refinancing") in a principal amount or, in the case of Disqualified Capital Stock, liquidation preference, not to exceed (after deduction of reasonable and customary fees and expenses incurred in connection with the Refinancing plus the amount of any premium paid in connection with such Refinancing in accordance with the terms of the documents governing the Indebtedness refinanced without giving effect to any modification thereof made in connection with or in contemplation of such refinancing) the lesser of:

          (a) the aggregate principal amount or, in the case of Disqualified Capital Stock, liquidation preference, of the Indebtedness (including Disqualified Capital Stock) so Refinanced and

          (b) if such Indebtedness being Refinanced was issued with an original issue discount, the aggregate accreted value thereof (as determined in accordance with GAAP) at the time of such Refinancing;

          provided, that

          (i) such Refinancing Indebtedness shall (x) not have an Average Life shorter than the Indebtedness (including Disqualified Capital Stock) to be so Refinanced at the time of such Refinancing and (y) If the Indebtedness (including Disqualified Capital Stock) is subordinated in right of payment to the Securities, such Refinancing Indebtedness is subordinate in right of payments to the Securities at least to the same extent as the Indebtedness being Refinanced;

          (ii) such Refinancing Indebtedness (including Disqualified Capital Stock) shall have Stated Maturity no earlier than the Stated Maturity of the Indebtedness to be so Refinanced;

          provided, however, that Refinancing Indebtedness shall not include:

               (A) Indebtedness of a Restricted Subsidiary of ASAT Holdings that Refinances Indebtedness of ASAT Holdings or a Restricted Subsidiary which is a direct or indirect shareholder of such Restricted Subsidiary; or

               (B) Indebtedness of the Company or a Guarantor that refinances Indebtedness of a Non-Guarantor, an Unrestricted Subsidiary or any other Person.

     "Registrar" has the meaning given to such term in Section 2.3.

     "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the Issue Date, by and among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

     "Reinvestment Rate" means 0.50% plus the arithmetic mean of the yields under the respective headings "This Week" and "Last Week" published in the Statistical Release under the caption "Treasury Constant Maturities" for the applicable maturity (rounded to the nearest month) corresponding to the date on which the Securities are first redeemable at par. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purpose of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

     "Related Business" means the business conducted (or proposed to be conducted) by ASAT Holdings through ASAT and its Restricted Subsidiaries as of the Issue Date and any and all businesses that are related, ancillary or complementary to such business or any reasonable extension thereof.

     "Related Person" means any Person who controls, is controlled by or is under common control with an Excluded Person; provided, that for purposes of this definition "control" means the beneficial ownership of more than 50% of the total voting power of a Person normally entitled to vote in the election of directors, managers, partners or trustees, as applicable of a Person.

     "Restricted Investment" means, in one or a series of related transactions, any Investment, other than Permitted Investments.

     "Restricted Payment" means, with respect to any Person:

          (a) the declaration or payment of any dividend or other distribution in respect of Capital Stock of ASAT Holdings or its Restricted Subsidiaries,

          (b) any payment on account of the purchase, repurchase, redemption, defeasance or other acquisition, payment, prepayment, replacement, discharge or retirement for value of Capital Stock of ASAT Holdings or a Restricted Subsidiary, other than such Capital Stock held by ASAT Holdings or a Restricted Subsidiary,

          (c) any purchase, repurchase, redemption or other acquisition, payment, prepayment, replacement, refund, discharge or retirement for value of, any payment in respect of any amendment, modification, supplement, deferral or renewal of the terms of or any defeasance of, any Subordinated Indebtedness of ASAT Holdings or a Restricted Subsidiary, by ASAT Holdings or a Restricted Subsidiary prior to the scheduled maturity or any scheduled repayment of principal, or scheduled sinking fund payment, as the case may be, of such Indebtedness (whether in cash or by transfer of any asset or securities or obligation (other than the purchase, repurchase, redemption or other acquisition of such Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case within one year of the date of purchase, repurchase, redemption or other acquisition provided that at the time thereof no Default or Event of Default has occurred and is continuing)), and

          (d) any Restricted Investment by ASAT Holdings or a Restricted Subsidiary.

provided, however, that the term "Restricted Payment" does not include any dividend, distribution or other payment that is made solely to ASAT Holdings or a Restricted Subsidiary (and, if such Restricted Subsidiary is not a Wholly-Owned Restricted Subsidiary, to the other shareholders of such Restricted Subsidiary on a pro rata basis or on a basis that results in the receipt by ASAT Holdings or a Restricted Subsidiary of dividends or distributions of greater value than it would receive on a pro rata basis).

     "Restricted Subsidiary" means the Company and any Subsidiary of ASAT Holdings that is not an Unrestricted Subsidiary. As of the Issue Date, all the Subsidiaries of ASAT Holdings are Restricted Subsidiaries.

     "S&P" means Standard & Poor's Corporation and its successors.

     "Sale and Leaseback Transaction" means any direct or indirect arrangement relating to property now owned or hereafter acquired whereby ASAT Holdings or a Restricted Subsidiary transfers such property to another Person and ASAT Holdings or a Restricted Subsidiary leases or otherwise takes possession of such property from such Person (excluding licenses of intellectual property and know-how). Neither a transaction solely between the Company and any Guarantor or between Guarantors shall be considered a Sale and Leaseback Transaction.

     "SEC" means the Securities and Exchange Commission of the United States of America.

     "Securities" means, collectively, the Initial Securities and, when and if issued as provided in the Registration Rights Agreement, the Exchange Securities.

     "Securities Act" means the Securities Act of 1933, as amended, of the United States of America, and the rules and regulations of the SEC promulgated thereunder.

     "Securities Custodian" means the Trustee, as custodian with respect to the Securities in global form, or any successor entity thereto.

     "Securityholder" or "Holder" means the Person in whose name a Security is registered on the Registrar's books.

     "Senior Notes due 2006" means the 12 1/2% Senior Notes due 2006 issued by ASAT (Finance) LLC on October 26, 1999 and the exchange notes issued in exchange therefor, to the extent outstanding on the Issue Date.

     "Senior Notes due 2006 Indenture" means the Indenture by and among ASAT (Finance) LLC, ASAT Holdings, certain subsidiaries of ASAT Holdings a party thereto and U.S. Bank National Association (as successor to JPMorgan Chase
Bank), as trustee, dated October 29, 1999, relating to the issuance of the Senior Notes due 2006.

     "SGX" means the Singapore Exchange Securities Trading Limited.

     "Significant Entity" has the meaning given to such term in Section 5.1.

     "Significant Subsidiary" shall have the meaning provided under Regulation S-X of the Securities Act, as in effect on the Issue Date. In no event shall an Unrestricted Subsidiary be considered a Significant Subsidiary.

     "Special Record Date" for payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 2.12.

     "Stated Maturity" when used with respect to any Security, means February 1, 2011 and with respect to any other security (not being common stock) means the date specified in such security (not being common stock) as the fixed date on which the final installment of principal of such security (not being common stock) is due and payable, including pursuant to any mandatory redemption or repurchase provision (but excluding any change of control and asset sale provisions at the option of the holder thereof).

     "Statistical Release" means the statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded U.S. government securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination under this Indenture, then such other reasonably comparable index which shall be designated by ASAT Holdings.

     "Subordinated Indebtedness" means Indebtedness of the Company or a Guarantor (whether outstanding on the Issue Date or incurred thereafter) that is subordinated or junior in right of payment by its terms or the terms of any document or instrument relating thereto to the Securities or the Guarantees, as applicable, in any respect or pursuant to a written agreement to that effect. No Indebtedness of the Company or a Guarantor shall be deemed to be subordinated in right of payment to any other Indebtedness of the Company or such Guarantor solely by virtue of any Liens, Guarantees, maturity of payments or structural subordination.

     "Subsidiary" with respect to any Person, means any corporation, company (including any limited liability company), association, partnership, wholly-owned foreign enterprise, joint venture or other business entity of which a majority of the total voting power of the Voting Equity Interests is at the time owned or controlled, directly or indirectly, by:

          (a)  such Person;

          (b)  such Person and one or more Subsidiaries of such Person;

          (c) a partnership in which such Person or a Subsidiary of such Person is, at the time, a general partner or in which such Person, directly or indirectly, at the date of determination thereof has at least a majority ownership interest; or

          (d)  one or more Subsidiaries of such Person.

     "Substantially Concurrent" means with respect to two events, the second event shall occur no later than 35 days after the first event; provided, however, that if the second event requires a call notice, redemption notice or other similar notification to be issued or delivered, such notice shall be issued or delivered no later than 5 days after the first event.

     "Super Majority" has the meaning given to such term in Section 6.2.

     "TIA" means the Trust Indenture Act of 1939, as amended, (15 U.S. Code Sections 77aaa-77bbbb) as in effect from time to time.

     "Transfer Restricted Securities" means Securities that bear or are required to bear the legend set forth in Section 2.6(7)(a).

     "Trust Officer" means any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

     "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

     "Unrestricted Subsidiary" means any Subsidiary of ASAT Holdings that does not own any Capital Stock of, or own or hold any Lien on any property of, ASAT Holdings or any Restricted Subsidiary and that, at the time of determination, shall be an Unrestricted Subsidiary (as designated by the Board of Directors of ASAT Holdings); provided, that such Subsidiary at the time of such designation:

          (a)  has no Indebtedness other than Non-Recourse Indebtedness;

          (b) is not party to any agreement, contract, arrangement or understanding with ASAT Holdings or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to ASAT Holdings or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of ASAT Holdings or the Restricted Subsidiaries;

          (c) is a Person with respect to which neither ASAT Holdings nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Capital Stock or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

          (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of ASAT Holdings or any of its Restricted Subsidiaries;

provided, further, that none of the Subsidiaries on the Issue Date will be permitted to be designated as an Unrestricted Subsidiary.

     Subject to the foregoing, the Board of Directors of ASAT Holdings may designate any Unrestricted Subsidiary to be a Restricted Subsidiary, provided, that (1) no Default or Event of Default is existing or will occur as a consequence thereof and (2) such designation shall be deemed to be an incurrence by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if such Indebtedness could be incurred pursuant to Section 4.11, calculated on a pro forma basis as if such designation had occurred at the beginning of the Reference Period. Each such designation shall be evidenced by filing with the Trustee a certified copy of the resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

     "U.S. Dollar Equivalent" means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the "Exchange Rates" column under the heading "Currency Trading" on the date two Business Days prior to such determination.

     Except as described in Section 4.11, whenever it is necessary to determine whether ASAT Holdings or a Restricted Subsidiary has complied with any covenant in this Indenture or a Default has occurred and an amount is expected in a currency other than U.S. dollars, such amount will be treated as the U.S. Dollar Equivalent determined as of the date such amount is initially determined in such currency.

     "U.S. Government Obligations" means direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged or certificates representing an ownership interest in such obligations.

     "Voting Equity Interests" means Capital Stock or other interests which at the time are entitled (or at the election of the holder thereof can be converted into Capital Stock or other interests which are entitled) to vote in the election of, as applicable, directors, members or partners generally.

     "Wholly-Owned Restricted Subsidiary" means a Wholly-Owned Subsidiary that is a Restricted Subsidiary.

     "Wholly-Owned Subsidiary" means at any time a Subsidiary, all the Capital Stock of which at such time (other than directors' qualifying shares or other similar shares required by applicable law to be owed by a third person) are owned, directly or indirectly, by ASAT Holdings or one or more Wholly-Owned Subsidiaries.

     Section 1.2   Incorporation by Reference of TIA.
                   ---------------------------------

     Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

     "Commission" means the SEC.

     "indenture securities" means the Securities.

     "obligor" on the indenture securities means the Company, each Guarantor and any other obligor on the Securities.

     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them thereby.

     Section 1.3   Rules of Construction.
                   ---------------------

     Unless the context otherwise requires:

          (1)  a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3)  "or" is not exclusive;

          (4) words in the singular include the plural, and words in the plural include the singular;

          (5)  provisions apply to successive events and transactions;

          (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

          (7) references to Sections or Articles means reference to such Section or Article in this Indenture, unless stated otherwise; and

          (8) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.

                                   ARTICLE II

                                 THE SECURITIES

     Section 2.1   Form and Dating.
                   ---------------

          (1) The Securities shall be substantially in the form of Exhibit A hereto. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall approve the form of the Securities and any notation, legend or endorsement on them. Any such notations, legends or endorsements not contained in the form of Security attached as Exhibit A hereto shall be delivered in writing to the Trustee. Each Security shall be dated the date of its authentication.

          (2) The terms and provisions contained in the forms of Securities shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company, each Guarantor and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Security conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

     Section 2.2   Execution and Authentication.
                   ----------------------------

          (1) Two Officers shall sign, or one Officer shall sign and one Officer shall attest to, the Security for the Company by manual or facsimile signature.

          (2) If an Officer whose signature is on a Security was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless and the Company shall nevertheless be bound by the terms of the Securities and this Indenture.

          (3) A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security but such signature shall be conclusive evidence that the Security has been authenticated pursuant to the terms of this Indenture.

          (4) The Trustee shall authenticate Initial Securities for original issue in the aggregate principal amount of up to $150,000,000 and shall authenticate Exchange Securities for original issue in the aggregate principal amount of up to $150,000,000, in each case upon a written order of the Company in the form of an Officers' Certificate; provided that such Exchange Securities shall be issuable only upon the valid surrender for cancellation of Initial Securities of a like aggregate principal amount in accordance with the Registration Rights Agreement or the exchange offer made as contemplated thereby. The Officers' Certificate shall specify the amount of Securities to be authenticated and the date on which the Securities are to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed $150,000,000, except as provided in Section 2.7. Upon the written order of the Company in the form of an Officers' Certificate, the Trustee shall authenticate Securities in substitution of Securities originally issued to reflect any name change of the Company.

          (5) The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company, any Affiliate of the Company, or any of their respective Subsidiaries.

          (6) Securities shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiples thereof.

     Section 2.3   Registrar and Paying Agent.
                   --------------------------

          (1) The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, where Securities may be presented for registration, transfer or for exchange ("Registrar"), and an office or agency where Securities may be presented for payment ("Paying Agent"), and where notices and demands to or upon the Company in respect of the Securities may be served. The Company may act as Registrar or Paying Agent, except that, for the purposes of Articles III, VIII, X, and Section 4.14 and as otherwise specified in this Indenture, neither the Company nor any Affiliate of the Company shall act as Paying Agent. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-Registrars and one or more additional Paying Agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional Paying Agent. The Company hereby appoints the Trustee as Registrar and Paying Agent, and by its acknowledgement and acceptance on the signature page hereto, the Trustee hereby agrees so to act.

          (2) The Company shall enter into an appropriate written agency agreement with any Agent (including the Paying Agent) not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent, and shall furnish a copy of each such agreement to the Trustee. The Company shall promptly notify the Trustee in writing of the name and address of any such Agent. Until the Company notifies the Trustee that it is maintaining a Registrar or Paying Agent, the Trustee shall act as such.

          (3) The Company initially appoints The Depository Trust Company ("DTC"), to act as Depositary with respect to the Global Securities.

          (4) The Company initially appoints the Trustee to act as Securities Custodian with respect to the Global Securities.

          (5) Upon the occurrence of an Event of Default described in Section 6.1(4), the Trustee shall, or upon the occurrence of any other Event of Default by notice to the Company, the Registrar and the Paying Agent, the Trustee may assume the duties and obligations of the Registrar and the Paying Agent hereunder, if such Registrar and Paying Agent shall be other than the Trustee.

     Section 2.4   Paying Agent to Hold Assets in Trust.
                   ------------------------------------

     The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, premium, if any, or interest (or Liquidated Damages, if any, or Additional Amounts, if any) on, the Securities (whether such assets have been distributed to it by the Company or any other obligor on the Securities), and shall notify the Trustee in writing of any Default in making any such payment. If either of the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate such assets and hold them as a separate trust fund for the benefit of the Holders or the Trustee. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default or any Event of Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent (if other than the Company) shall have no further liability for such assets.

     Section 2.5   Securityholder Lists.
                   --------------------

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA Section312(a). If the Trustee or any Paying Agent is not the Registrar, the Company shall furnish to the Trustee on or before the third Business Day preceding each Interest Payment Date and at such other times as the Trustee or any such Paying Agent may request in writing a list in such form and as of such date as the Trustee or any such Paying Agent reasonably may require of the names and addresses of Holders and the Company shall otherwise comply with TIA Section312(a).

     Section 2.6   Transfer and Exchange.
                   ---------------------

          (1) Transfer and Exchange of Definitive Securities. When Definitive Securities are presented to the Registrar with a request to (1) register the transfer of such Definitive Securities or (2) exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for registration of transfer or exchange:

          (a) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or such Holder's attorney duly authorized in writing; and

          (b) in the case of Transfer Restricted Securities that are Definitive Securities, shall be accompanied by the following additional information and documents, as applicable:

               (i) if such Transfer Restricted Security is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in substantially the form set forth on the reverse of the Security); or

               (ii) if such Transfer Restricted Security is being transferred to a "qualified institutional buyer" (within the meaning of Rule 144A promulgated under the Securities Act) that is aware that any sale of Securities to it will be made in reliance on Rule 144A under the Securities Act and that is acquiring such Transfer Restricted Security for its own account or for the account of another such "qualified institutional buyer," a certification from such Holder to that effect (in substantially the form set forth on the reverse of the Security); or

               (iii) if such Transfer Restricted Security is being transferred pursuant to an exemption from registration in accordance with Rule 144, or outside the United States of America in an offshore transaction in compliance with Rule 904 under the Securities Act, or pursuant to an effective registration statement under the Securities Act, a certification from such Holder to that effect (in substantially the form set forth on the reverse of the Security); or

               (iv) if such Transfer Restricted Security is being transferred in reliance on another exemption from the registration requirements of the Securities Act and with all applicable securities laws of the States of the United States of America, a certification from such Holder to that effect (in substantially the form set forth on the reverse of the Security) and an opinion of counsel reasonably acceptable to the Company and to the Registrar, if the Company so requests, to the effect that such transfer is in compliance with the Securities Act.

          (2) Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security. A Definitive Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

          (a) if such Definitive Security is a Transfer Restricted Security, certification, substantially in the form set forth on the reverse of the Security, that such Definitive Security is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act; and

          (b) whether or not such Definitive Security is a Transfer Restricted Security, written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an endorsement on the Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian, the aggregate principal amount of Securities represented by the Global Security to be increased accordingly. If no Global Securities are then outstanding, the Company shall issue and the Trustee shall authenticate a new Global Security in the appropriate principal amount.

          (3) Transfer and Exchange of Global Securities. The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor.

          (4) Transfer of a Beneficial Interest in a Global Security for a Definitive Security.

          (a) Any Person having a beneficial interest in a Global Security may upon request exchange such beneficial interest for a Definitive Security. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Global Security, and upon receipt by the Trustee of a written instruction or such other form of instructions as is customary for the Depositary or the Person designated by the Depositary as having such a beneficial interest in a Transfer Restricted Security only, the following additional information and documents (all of which may be submitted by facsimile):

               (i) if such beneficial interest is being transferred to the Person designated by the Depositary as being the beneficial owner, a certification from the transferor to that effect (in substantially the form set forth on the reverse of the Security); or

               (ii) if such beneficial interest is being transferred to a "qualified institutional buyer" (within the meaning of Rule 144A promulgated under the Securities Act), that is aware that any sale of Securities to it will be made in reliance on Rule 144A under the Securities Act and that is acquiring such beneficial interest in the Transfer Restricted Security for its own account or the account of another such "qualified institutional buyer," a certification to that effect from the transferor (in substantially the form set forth on the reverse of the Security); or

               (iii) if such beneficial interest is being transferred pursuant to an exemption from registration in accordance with Rule 144, or outside the United States of America in an offshore transaction in compliance with Rule 904 under the Securities Act, or pursuant to an effective registration statement under the Securities Act, a certification from the transferor to that effect (in substantially the form set forth on the reverse of the Security); or

               (iv) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act and in accordance with all applicable securities laws of the States of the United States of America, a certification to that effect from the transferor (in substantially the form set forth on the reverse of the Security) and an opinion of counsel from the transferee or transferor reasonably acceptable to the Company and to the Registrar, if the Company so requests, to the effect that such transfer is in compliance with the Securities Act, then the Trustee or the Securities Custodian, at the direction of the Trustee, will cause, in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian, the aggregate principal amount of the Global Security to be reduced and, following such reduction, the Company will execute and, upon receipt of an authentication order in the form of an Officers' Certificate, the Trustee's authenticating agent will authenticate and deliver to the transferee a Definitive Security.

          (b) Definitive Securities issued in exchange for a beneficial interest in a Global Security pursuant to this Section 2.6(4) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Definitive Securities to the persons in whose names such Securities are so registered.

          (5) Restrictions on Transfer and Exchange of Global Securities. Notwithstanding any other provisions of this Indenture (other than the provisions set forth in paragraph (6) of this Section 2.6), a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

          (6) Authentication of Definitive Securities in Absence of Depositary. If at any time:

          (a) the Depositary for the Securities notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Securities and a successor Depositary for the Global Securities is not appointed by the Company within ninety days after delivery of such notice;

          (b) there shall have occurred and be continuing a Default or Event of Default with respect to the Securities, represented by the Global Securities; or

          (c) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Securities under this Indenture,

     then the Company will execute, and the Trustee, upon receipt of an Officers' Certificate requesting the authentication and delivery of Definitive Securities, will, or its authenticating agent will, authenticate and deliver Definitive Securities, in an aggregate principal amount equal to the principal amount of the Global Securities, in exchange for such Global Securities.

          (7)  Legends.

          (a) Except as permitted by the following subparagraph (c) and except for the Exchange Securities, each Security certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

     "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. BY ITS ACQUISITION OF THIS SECURITY OR A BENEFICIAL INTEREST HEREIN, THE HOLDER:

     (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB") OR (B) THAT IT IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT;

     (2) AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON
WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), EXCEPT (A) TO THE COMPANY
OR ANY GUARANTOR OR ANY OF THEIR RESPECTIVE SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE
SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON
IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN
RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A
QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO AN OFFSHORE
TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR
(E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE
TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO
CLAUSE (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUESTS OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE; AND

     (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE AS TO THE ABOVE RESTRICTIONS.

     AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING RESTRICTIONS."

          (b) For the six months following the Issue Date, each Security that is listed or quoted on the SGX or a recognized securities exchange (as such term is defined in the Securities and Futures Act, chapter 289 of Singapore) will contain a legend substantially to the following effect:

     FOR SIX MONTHS FOLLOWING JANUARY 26, 2004, WITH RESPECT TO ANY SECURITY WHICH IS LISTED OR QUOTED ON THE SINGAPORE EXCHANGE SECURITIES TRADING LIMITED OR A RECOGNIZED SECURITIES EXCHANGE (AS DEFINED IN THE SECURITIES AND FUTURES ACT, CHAPTER 289 OF SINGAPORE), SUCH SECURITY MAY NOT BE OFFERED OR SOLD OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE NOR MAY ANY DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF SUCH SECURITY BE CIRCULATED OR DISTRIBUTED, WHETHER DIRECTLY OR INDIRECTLY, TO THE PUBLIC OR ANY MEMBER OF THE PUBLIC IN SINGAPORE OTHER THAN (A) TO AN INSTITUTIONAL INVESTOR OR OTHER PERSON SPECIFIED IN SECTION 274 OF THE SECURITIES AND FUTURES ACT, CHAPTER 289 OF SINGAPORE (B) TO A SOPHISTICATED INVESTOR, AND IN ACCORDANCE WITH THE CONDITIONS, SPECIFIED IN
SECTION 275 OF THE SECURITIES AND FUTURES ACT, CHAPTER 289 OF SINGAPORE OR (C) OTHERWISE PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS OF, ANY OTHER APPLICABLE PROVISION OF THE SECURITIES AND FUTURES ACT, CHAPTER 289 OF SINGAPORE.

          (c) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Act or an effective registration statement under the Securities Act:

               (i) in the case of any Transfer Restricted Security that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the legend set forth above in Section 2.6(7)(a) and rescind any restriction on the transfer of such Transfer Restricted Security; and

               (ii) any such Transfer Restricted Security represented by a Global Security shall not be subject to the provisions set forth in Section 2.6(7)(a) (such sales or transfers being subject only to the provisions of Section 2.6(3) and
          Section 2.6(7)(b), to the extent applicable); provided, however, that with respect to any request for an exchange of a Transfer Restricted Security that is represented by a Global Security for a Definitive Security that does not bear a legend, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 (such certification to be substantially in the form set forth on the reverse of the Security).

          (8) Cancellation and/or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, redeemed, repurchased or cancelled, such Global Security shall be returned to or retained and cancelled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, redeemed, repurchased or cancelled, the principal amount of Securities represented by such Global Security shall be reduced and an endorsement shall be made on such Global Security, by the Trustee or the Securities Custodian, at the direction of the Trustee, to reflect such reduction.

          (9) Obligations with respect to Transfers and Exchanges of Definitive Securities.

          (a) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee or any authenticating agent of the Trustee shall authenticate Definitive Securities and Global Securities at the Registrar's request.

          (b) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments, or similar governmental charge payable upon exchanges or transfers pursuant to Section 2.2(4), 2.10, 3.7, 4.14(9)(h), 9.5, or 10.1).

          (c) The Registrar shall not be required to register the transfer of or exchange of (i) any Definitive Security selected for redemption in whole or in part pursuant to Article III, except the unredeemed portion of any Definitive Security being redeemed in part, or (ii) any Security for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase pursuant to Article X or Section 4.14 or redemption of Securities pursuant to Article III and ending at the close of business on the day of such mailing.

          (d) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements thereof.

     Section 2.7   Replacement Securities.
                   ----------------------

     If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims and submits an affidavit or other evidence satisfactory to the Trustee, to the Trustee to the effect that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. The Company may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Security.

     Every replacement Security is an additional obligation of the Company.

     Section 2.8   Outstanding Securities.
                   ----------------------

     Securities outstanding at any time are all the Securities that have been authenticated by the Trustee (including any Security represented by a Global Security) except those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Security effected by the Trustee hereunder and those described in this Section 2.8 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security, except as provided in Section 2.9.

     If a Security is replaced pursuant to Section 2.7 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.7.

     If on a Redemption Date or the Stated Maturity the Paying Agent (other than the Company or an Affiliate of the Company) holds cash sufficient to pay all of the principal, Redemption Price, interest, Additional Amounts, Liquidated Damages and premium, if any, due on the Securities payable on that date and payment of the Securities called for redemption is not otherwise prohibited, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

     If the principal amount of any Security is considered paid under Section 4.1, it ceases to be outstanding and interest on it ceases to accrue.

     Section 2.9   Treasury Securities.
                   -------------------

     In determining whether the Holders of the required principal amount of Securities have concurred in any direction, amendment, supplement, waiver or consent, Securities owned by the Company or Affiliates of the Company shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, amendment, supplement, waiver or consent, only Securities that a Trust Officer of the Trustee knows are so owned shall be disregarded.

     Section 2.10  Temporary Securities.
                   --------------------

     Until Definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company reasonably and in good faith considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall, upon receipt of a written order of the Company in the form of an Officers' Certificate, authenticate Definitive Securities in exchange for temporary Securities. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as permanent Securities authenticated and delivered hereunder.

     Section 2.11  Cancellation.
                   ------------

     The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration, transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Company or an Affiliate of the Company), and no one else, shall cancel and, without the written direction of the Company to the contrary, shall dispose of all Securities surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.7, the Company may not issue new Securities to replace Securities that have been paid or delivered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section 2.11, except as expressly permitted in the form of Securities and as permitted by this Indenture.

     Section 2.12  Defaulted Interest.
                   ------------------

          (1) Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Security (or one or more predecessor Securities) is registered at the close of business on the Record Date for such interest.

          (2) Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date plus any interest payable on the defaulted interest at the rate and in the manner provided in Section 4.1 and the Security (herein called "Defaulted Interest"), shall forthwith cease to be payable to the registered Holder on the relevant Record Date, or, as applicable, the Special Record Date (as defined below), and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:

          (a) The Company may elect to make payment of any Defaulted Interest to the persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee and the Paying Agent in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Paying Agent an amount of cash equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Paying Agent for such deposit prior to the date of the proposed payment, such cash when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as provided in this clause (a). Thereupon the Company shall fix a special record date for the payment of such Defaulted Interest (a "Special Record Date"), which shall be not more than 15 days, and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Paying Agent of the notice of the proposed payment. The Company shall promptly notify the Paying Agent and the Trustee of such Special Record Date and, the Paying Agent in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at such Holder's address as it appears in the Security register not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Securities (or their respective predecessor Securities) are registered on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

          (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee and the Paying Agent of the proposed payment pursuant to this clause (b), such manner shall be deemed practicable by the Trustee and the Paying Agent.

          (3) Subject to the foregoing provisions of this Section 2.12, each Security delivered under this Indenture upon the registration or transfer of, or in exchange for or in lieu of any other Security, shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

     Section 2.13  CUSIP Numbers.
                   -------------

     The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.

                                   ARTICLE III

                                   REDEMPTION

     Section 3.1   Right of Redemption.
                   -------------------

          (1) Redemption of Securities, as permitted by the provisions of this Indenture, shall be made in accordance with such provisions and this Article III.

          (2) The Company may redeem the Securities at its option at any time or from time to time before February 1, 2008, in whole or in part, at a price equal to the sum of (i) 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages and Additional Amounts, if any, thereon to, but not including, the Redemption Date plus (ii) a Make-Whole Amount, if any.

          (3) At any time on or after February 1, 2008, the Company shall have the right to redeem on one or more occasions the Securities for cash at its option, in whole or in part, to each Holder of Securities at the Redemption Prices specified in the form of Security attached as Exhibit A in Paragraph 5 thereof, in each case (subject to the provisions set forth in Sections 3.1(5) and 3.5), including accrued and unpaid interest and Liquidated Damages, if any, and Additional Amounts, if any, thereon to, but not including, the Redemption Date.

          (4) At any time prior to February 1, 2007, upon any Equity Offering of Qualified Capital Stock of ASAT Holdings for cash, up to 35% of the aggregate principal amount of the Securities issued pursuant to this Indenture may be redeemed at the Company's option within 90 days of such Equity Offering, on not less than 30 days, but not more than 60 days, notice to each Holder of the Securities to be redeemed, in an amount not to exceed the amount of cash received by ASAT Holdings from the Net Cash Proceeds of such Equity Offering, at a redemption price equal to 109.25% of principal, together with accrued and unpaid interest and Liquidated Damages and Additional Amounts, if any, thereon to, but not including, the Redemption Date; provided, however, that immediately following such redemption not less than 65% of the aggregate principal amount of the Securities originally issued pursuant to this Indenture on the Issue Date remain outstanding.

          (5) If the Redemption Date hereunder is on or after an interest Record Date on which the Holders of record have a right to receive the corresponding interest due and Liquidated Damages and Additional Amounts, if any, and on or before the associated Interest Payment Date, any accrued and unpaid interest and Liquidated Damages and Additional Amounts, if any, due on such Interest Payment Date will be paid to the Person in whose name a Security is registered at the close of business on such Record Date, and such interest and Liquidated Damages and Additional Amounts, if any, will not be payable to Holders whose Securities are redeemed pursuant to such redemption and who were not Holders on the Record Date.

          (6) Any redemption shall be on not less than 30 days nor more than 60 days notice to each Holder of Securities.

          (7) Except as provided in this Indenture and Paragraph 5 of the Securities, the Securities may not otherwise be redeemed at the option of the Company.

     Section 3.2   Notices to Trustee.
                   ------------------

          (1) If the Company elects to redeem Securities pursuant to this Indenture and Paragraph 5 of the Securities, it shall notify the Trustee and the Paying Agent in writing of the Redemption Date and the principal amount of Securities to be redeemed and whether it wants the Paying Agent to give notice of redemption to the Holders.

          (2) If the Company elects to reduce the principal amount of Securities to be redeemed pursuant to this Indenture and Paragraph 5 of the Securities by crediting against any such redemption Securities it has not previously delivered to the Trustee and the Paying Agent for cancellation, it shall so notify the Trustee, in the form of an Officers' Certificate, and the Paying Agent of the amount of the reduction and deliver such Securities with such notice.

          (3) The Company shall give each notice to the Trustee and the Paying Agent provided for in this Section 3.2 at least 40 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee and the Paying Agent). Any such notice may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

     Section 3.3   Selection of Securities to Be Redeemed.
                   --------------------------------------

          (1) If less than all of the Securities are to be redeemed pursuant to this Indenture and Paragraph 5 of the Securities thereof, the Trustee shall select the Securities to be redeemed on a pro rata basis at least 20 days prior to the Redemption Date, by lot or by such other method as the

Trustee shall determine to be appropriate and fair and in such manner as complies with any applicable Depositary, legal and stock exchange requirements.

          (2) The Trustee shall make the selection from the Securities outstanding and not previously called for redemption and shall promptly notify the Company and the Paying Agent in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Securities in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

     Section 3.4   Notice of Redemption.
                   --------------------

     At least 30 days, but not more than 60 days prior to the Redemption Date, the Company shall mail a notice of redemption by first class mail, postage prepaid, to the Trustee, the Paying Agent and each Holder whose Securities are to be redeemed to such Holder's last address as then shown upon the registry books of the Registrar. At the Company's request, the Paying Agent shall give the notice of redemption in the Company's name and at the Company's expense. Each notice for redemption shall identify the Securities to be redeemed and shall state:

          (1)  the Redemption Date;

          (2) the Redemption Price, including accrued and unpaid interest and Liquidated Damages and Additional Amounts, if any, to be paid upon such redemption;

          (3)  the name and address of the Paying Agent and the Registrar;

          (4) that Securities called for redemption must be surrendered to the Paying Agent at the address specified in such notice to collect the Redemption Price;

          (5) that, unless (a) the Company defaults in its obligation to deposit with the Paying Agent cash which through the scheduled payment of principal and interest in respect thereof in accordance with their terms shall provide the amount to fund the Redemption Price in accordance with Section 3.6 or (b) such redemption payment is prohibited, interest on Securities called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price, including accrued and unpaid interest (and Liquidated Damages and Additional Amounts, if any) to the Redemption Date, upon surrender to the Paying Agent of the Securities called for redemption and to be redeemed;

          (6) if any Security is being redeemed in part, the portion of the principal amount, equal to $1,000 or any integral multiple thereof, of such Security to be redeemed and that, after the Redemption Date, and upon surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof shall be issued;

          (7) if less than all the Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of such Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption;

          (8)  the CUSIP number of the Securities to be redeemed; and

          (9) that the notice is being sent pursuant to this Section 3.4 and pursuant to the optional redemption provisions of Paragraph 5 of the Securities.

     Section 3.5   Effect of Notice of Redemption.
                   ------------------------------

     Once notice of redemption is mailed in accordance with Section 3.4, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price, including accrued and unpaid interest (and Liquidated Damages, if any, and Additional Amounts, if any) to the Redemption Date. Upon surrender to the Trustee or Paying Agent, such Securities called for redemption shall be paid at the Redemption Price, including interest, Liquidated Damages, if any, and Additional Amounts, if any, accrued and unpaid to the Redemption Date; provided that if a Redemption Date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.

     Section 3.6   Deposit of Redemption Price.
                   ---------------------------

          (1) No later than 10:00 a.m. (New York time) on the Business Day immediately preceding the Redemption Date, the Company shall deposit in same day funds with the Paying Agent (other than the Company or an Affiliate of the Company) cash sufficient to pay the Redemption Price of all Securities to be redeemed on such Redemption Date (other than Securities or portions thereof called for redemption on that date that have been delivered by the Company to the Trustee for cancellation). The Paying Agent shall promptly return to the Company any cash so deposited which is not required for that purpose upon the written request of the Company.

          (2) If the Company complies with the preceding paragraph and payment of the Securities called for redemption is not prohibited for any reason, interest on the Securities to be redeemed shall cease to accrue on the applicable Redemption Date, whether or not such Securities are presented for payment. Notwithstanding anything herein to the contrary, if any Security surrendered for redemption in the manner provided in the Securities shall not be so paid upon surrender for redemption because of the failure of the Company to comply with Section 3.6(1), interest shall continue to accrue and be paid from the Redemption Date until such payment is made on the unpaid principal, and, to the extent lawful, on any interest, Liquidated Damages and Additional Assets not paid on such unpaid principal, in each case at the rate and in the manner provided in Section 4.1 and in the Security.

     Section 3.7   Securities Redeemed in Part.
                   ---------------------------

     Upon surrender of a Security that is to be redeemed in part, the Trustee shall select the Securities or portions thereof for redemption on a pro rata basis, by lot or in such other manner deemed appropriate and fair, and authenticate and deliver to the Holder, without service charge to the Holder, a new Security or Securities equal in principal amount to the unredeemed portion of the Security surrendered. The Securities may be redeemed in part in multiples of $1,000 only.

     Section 3.8   Optional Tax Redemption.
                   -----------------------
          (1) If, as a result of any change in or amendment to the laws, regulations or published tax rulings of general applicability of Hong Kong, the People's Republic of China, the Cayman Islands or the United States (or of any taxing authority thereof or therein), which is proposed and becomes effective on or after the Issue Date, in making any payment due or to become due under the Securities or the Indenture, (a)(1) the Company is or would be required on the next succeeding Interest Payment Date to pay Additional Amounts and (2) each Guarantor is, or on the next succeeding Interest Payment Date would be, unable for reasons outside its control, to cause the Company to pay amounts due under the Securities, and with respect to any amount due under its Guarantee or the Indenture, each Guarantor is, or would be required on the next succeeding Interest Payment Date, to pay Additional Amounts and (b) the payment of such Additional Amounts cannot be avoided by the use of any reasonable measures available to the Company or such Guarantor, as the case may be, the Securities may be redeemed at the option of the Company in whole but not in part, upon not less than 30 nor more than 60 days' notice in accordance with the procedures set forth in this Indenture, at any time at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the date of redemption. The Company or such Guarantor will also pay to Holders on the date of redemption any Additional Amounts which are payable.

          (2) Prior to the publication of any notice of redemption in accordance with Section 3.8(1), the Company shall deliver to the Trustee (i) an Officers' Certificate stating that such amendment or change has occurred (irrespective of whether such amendment or change is then effective), describing the facts leading thereto and stating that the requirement to pay Additional Amounts cannot be avoided by the Company or the Guarantors, as the case may be, taking reasonable measures available to it and (ii) an Opinion of Counsel, which counsel shall be reasonably acceptable to the Trustee, to the effect that the Company has or will become obligated to pay Additional Amounts on the next succeeding Interesting Payment Date as a result of such change or amendment. Such notice, once delivered by the Company to the Trustee, will be irrevocable.

     Section 3.9   Notices to SGX.
                   --------------

          In addition to the notice required under Section 3.4, so long as the Securities are listed on the SGX and it is required by the rules of the SGX all notices to Holders will be valid if published in a daily newspaper of general circulation in Singapore (or, if the Holders of any Securities can be identified, notices to such Holders may also be valid if they are given to each of such Holders). It is expected that such publication be made in the Business Times. Notices will, if published more than once or on different dates, be deemed to have been given on the date of the first publication in such newspaper. Notice shall also be given to the SGX.

          Notwithstanding anything in this Indenture in any case where the identity and addresses of all the holders of the Securities are known to the Company, notices to such Holders may be given individually by recorded delivery mail to such addresses and will be deemed to have been given when received at such addresses.

                                   ARTICLE IV

                                    COVENANTS

     Section 4.1   Payment of Securities.
                   ---------------------

          (1) The Company shall pay the principal of, premium, if any, and interest (and Liquidated Damages, if any, and Additional Amounts, if any) on the Securities on the dates and in the manner provided herein and in the Securities. An installment of principal of or premium, if any, or interest (or Liquidated Damages, if any, or Additional Amounts, if any) on the Securities shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or an Affiliate of the Company) holds for the benefit of the Holders (on or before 10:00 a.m. New York City time to the extent necessary to provide the funds to the Depository in accordance with the Depository's procedures) on that date cash deposited and designated for and sufficient to pay the installment.

          (2) The Company shall pay interest on overdue principal and on overdue installments of interest (and Liquidated Damages, if any, and Additional Amounts, if any) at the rate specified in the Securities compounded semi-annually, to the extent lawful.

     Section 4.2   Maintenance of Office or Agency.
                   -------------------------------

          (1) The Company and the Guarantors shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company and the Guarantors in respect of the Securities and this Indenture may be served. The Company and the Guarantors shall give prompt written notice to the Trustee and the Paying Agent of the location, and any change in the location, of such office or agency. If at any time the Company and the Guarantors shall fail to maintain any such required office or agency or shall fail to furnish the Trustee and the Paying Agent with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.2.

          (2) The Company and the Guarantors may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company and the Guarantors of their obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company and the Guarantors shall give prompt written notice to the Trustee and the Paying Agent of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby initially designates the Corporate Trust Office of the Trustee as such office.

     Section 4.3   Limitation on Restricted Payments.
                   ---------------------------------

     ASAT Holdings will not, and will not permit any Restricted Subsidiary to, make, directly or indirectly, any Restricted Payment, if after giving effect on a pro forma basis to such Restricted Payment:

          (1) a Default or an Event of Default shall have occurred and be continuing;

          (2) ASAT Holdings is not permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio in Section 4.11; or

          (3) the aggregate amount of all Restricted Payments made by ASAT Holdings and its Restricted Subsidiaries, including after giving effect to such proposed Restricted Payment, on and after the Issue Date, would exceed, without duplication, the sum of:

          (a) 50% of the aggregate Consolidated Net Income of ASAT Holdings for the period (taken as one accounting period), commencing on the first day of the first full fiscal quarter commencing after the Issue Date, to and including the last day of the fiscal quarter ended immediately prior to the date of each such calculation for which ASAT Holdings' consolidated financial statements are required to be delivered to the Trustee or, if sooner, filed with the SEC (or, in the event Consolidated Net Income for such period is a deficit, then minus 100% of such deficit),

          (b) 100% of the aggregate Net Cash Proceeds received by ASAT Holdings from the sale of its Qualified Capital Stock other than (i) to one of its Subsidiaries, (ii) pursuant to an employee stock ownership plan or trust established by ASAT Holdings or any Subsidiary for the benefit of their respective employees, to the extent the sale under this clause (ii) is funded by ASAT Holdings or any Subsidiary or (iii) proceeds referred to in clauses (c), (f) and (to the extent referred to therein) (e)(2) of Section 4.3(4) below,

          (c) except, in each case, in order to avoid duplication, to the extent any such payment or proceeds have been included in the calculation of Consolidated Net Income, an amount equal to (i) the net reduction in Investments (other than returns or proceeds of or from Permitted Investments) in any Person resulting from dividends, distributions, transfers on or repayments of any such Investments, including payments of interest on Indebtedness, dividends, repayments of loans, repayments of advances, or other distributions or other transfers of assets, in each case to ASAT Holdings or any Restricted Subsidiary or from the Net Cash Proceeds from the sale of any such Investment plus (ii) the portion (proportionate to ASAT Holdings' Capital Stock in an Unrestricted Subsidiary) of the Fair Market Value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary in accordance with this Indenture, not to exceed, in each case, the amount of such Investments previously made by ASAT Holdings or any Restricted Subsidiary in such Person, including, if applicable, such Unrestricted Subsidiary, less the cost of disposition, and

          (d) 100% of the Net Cash Proceeds received by ASAT Holdings or any Restricted Subsidiary from the issuance or sale after the Issue Date of convertible or exchangeable Indebtedness that (i) was permitted to be incurred pursuant to Section 4.11 and (ii) has (on or prior to the time of calculation) been irrevocably converted into or exchanged for Qualified Capital Stock of ASAT Holdings (but only such Net Cash Proceeds received with respect to Indebtedness so converted or exchanged), excluding:

               (i) any such Indebtedness issued or sold to ASAT Holdings or a Subsidiary of ASAT Holdings or an employee stock ownership plan or trust established by ASAT Holdings or any Subsidiary for the benefit of their respective employees, to the extent the sale under this clause (i) is funded by ASAT Holdings or any Subsidiary, and

               (ii) the aggregate amount of any cash or the Fair Market Value of property distributed or distributable by ASAT Holdings or any Restricted Subsidiary upon or in connection with any such conversion or exchange.

          (4)  Sections 4.3(1), (2) and (3), however, will not prohibit:

          (a) any dividend, distribution or other payments by ASAT Holdings or any Restricted Subsidiary on its Capital Stock that is made in Qualified Capital Stock to the extent it constitutes a Restricted Payment;

          (b) the payment of any dividend on Capital Stock within 60 days after the date of its declaration if such dividend could have been made on the date of such declaration in compliance with the foregoing provisions;

          (c) the purchase, repurchase, redemption, defeasance, acquisition or retirement for value of Capital Stock or Subordinated Indebtedness of ASAT Holdings or any Restricted Subsidiary in exchange for, upon conversion of or out of the proceeds of the Substantially Concurrent sale of, Capital Stock of ASAT Holdings (other than Disqualified Capital Stock that is not Refinancing Indebtedness and other than Capital Stock issued or sold to a Subsidiary of ASAT Holdings or an employee stock ownership plan or trust established by ASAT Holdings or any Subsidiary for the benefit of their respective employees); provided, however, that

               (1) such purchase, repurchase, redemption, defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments, and

               (2) the Capital Stock sale proceeds from such exchange or sale shall be excluded from the calculation of Net Cash Proceeds pursuant to Section 4.3(3)(b);

          (d) the purchase, repurchase, redemption, defeasance, acquisition or retirement for value of any Subordinated Indebtedness in exchange for, or out of the proceeds of the Substantially Concurrent sale of, Refinancing Indebtedness;

          (e) so long as no Default or Event of Default has occurred and is continuing, the purchase, repurchase, redemption, defeasance, acquisition or retirement for value of Qualified Capital Stock of ASAT Holdings or any Restricted Subsidiary of ASAT Holdings from any officer, director, employee or consultant of ASAT Holdings or its Restricted Subsidiaries in accordance with applicable law, pursuant to:

               (i) a management equity subscription agreement, stock option agreement or similar agreement; or

               (ii) the terms of a restricted stock grant agreement for Qualified Capital Stock pursuant to which ASAT Holdings or its Restricted Subsidiaries have the option to repurchase such restricted stock, provided, however, that

               (1) the aggregate amount of such purchases, repurchases, redemptions, defeasances, acquisitions or retirements (excluding (A) all non-cash repurchases under sub-clause (ii) above in consideration for forgiveness or release by ASAT Holdings or any Restricted Subsidiary of a note, loan or other evidence of indebtedness owed by any officer, director, employee or consultant and (B) cash purchases to which subclause (2) below applies) shall not exceed $1.0 million in any calendar year (or part thereof); and

               (2) to the extent that, following the Issue Date, cash is received by ASAT Holdings from an officer, director, employee or consultant as consideration for the purchase of unvested restricted stock (being Qualified Capital Stock) pursuant to agreements referred to in clause (e)(ii) above, such cash may be used by ASAT Holdings or any Restricted Subsidiary for purchases, repurchases or acquisition of such unvested restricted stock pursuant to clause (e)(ii) and the terms of such agreements prior to the time such restricted stock has vested, provided further that all such cash received from such officer, director, employee or consultant under this subclause (2) shall be excluded from the calculation of Net Cash Proceeds pursuant to Section 4.3 (3)(b) above until such restricted stock has vested and, following such vesting, shall only be included in the calculation of Net Cash Proceeds pursuant to Section 4.3 (3)(b) above to the extent not used to repurchase, redeem or acquire unvested restricted stock under this subclause (2);

          (f) non-cash acquisition of Qualified Capital Stock of ASAT Holdings in payment for the exercise of stock options or stock appreciation rights by way of cashless exercise; provided, however, for the avoidance of doubt, that any deemed proceeds shall be excluded from the calculation of Net Cash Proceeds pursuant to Section 4.3 (3)(b) above;

          (g) in connection with an acquisition by ASAT Holdings or by any of its Restricted Subsidiaries permitted by this Indenture, receive or accept the return to ASAT Holdings or any of its Restricted Subsidiaries of Capital Stock of ASAT Holdings or any of its Restricted Subsidiaries issued in accordance with this Indenture and constituting a portion of the purchase price consideration in settlement of indemnification claims relating to such acquisition;

          (h) making cash payments in lieu of the issuance of fractional shares of the Qualified Capital Stock of ASAT Holdings (i) arising out of stock dividends, splits or combinations or business combinations or (ii) in connection with any conversion of convertible Indebtedness in accordance with the terms of any convertible Indebtedness; provided that such cash payments shall not exceed $50,000 in the aggregate in any calendar year (or part thereof);

          (i) honor any conversion request through the issuance of Qualified Capital Stock by a holder of any convertible Indebtedness of ASAT Holdings or its Restricted Subsidiaries; provided no payment of cash is involved (except as otherwise permitted under another provision of this Section 4.3); and

          (j) other Restricted Payments up to an aggregate of $10 million on and after the Issue Date.

          (5)  The actions described in the preceding clauses (b), (e), (h) and
(j) of Section 4.3(4) shall be Restricted Payments that shall be permitted to be made in accordance with this covenant but shall reduce the amount that would otherwise be available for Restricted Payments under Section 4.3(3) above, and the actions described in the preceding clauses (a), (c), (d), (f), (g) and (i) of Section 4.3(4) shall be Restricted Payments that shall be permitted to be taken in accordance with this Section 4.3 and shall not reduce the amount that would otherwise be available for Restricted Payments under Section 4.3(3) above.

          (6) For purposes of Section 4.3, the amount of any Restricted Payment made or returned, if other than in cash, shall be the Fair Market Value thereof. Additionally, within five days after each Restricted Payment in excess of $2.0 million made pursuant to Section 4.3(1), (2) and (3), clause (j) of Section 4.3(4) and clause (e) of the definition of Permitted Investments, the Company shall deliver an Officers' Certificate to the Trustee describing in reasonable detail the nature of such Restricted Payment, stating the amount of such Restricted Payment, stating in reasonable detail the provisions of this Indenture pursuant to which such Restricted Payment was made and certifying that such Restricted Payment was made in compliance with the terms of this Indenture.

     Section 4.4   Corporate and Partnership Existence.
                   -----------------------------------

     Except as otherwise permitted by Article V, Section 4.14 or Section 11.4, the Company and the Guarantors shall do or cause to be done all things necessary to preserve and keep in full force and effect their respective corporate, partnership or other organizational existence, as the case may be, and the corporate, partnership or other organizational existence, as the case may be, of each of their Subsidiaries in accordance with the respective organizational documents of each of them and the material rights (charter and statutory) and material corporate franchises of the Company, the Guarantors and each of their respective Subsidiaries; provided, however, that neither the Company nor any Guarantor shall be required to preserve, with respect to themselves, any right or franchise, and with respect to any of their respective Subsidiaries, any such existence, right or franchise, if (a) ASAT Holdings shall determine that the preservation thereof is no longer desirable in the conduct of the business of ASAT Holdings and (b) the loss thereof is not adverse in any material respect to the Holders.

     Section 4.5   Payment of Taxes and Other Claims.
                   ---------------------------------

     The Company and the Guarantors shall, and shall cause each of their Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon the Company, any Guarantor or any of their Subsidiaries or any of their respective properties and assets and (b) all lawful claims, whether for labor, materials, supplies or services, which have become due and payable and which by law have or may become a Lien upon the property and assets of the Company, any Guarantor or any of their Subsidiaries; provided, however, that neither the Company nor any Guarantor shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which disputed amounts adequate reserves have been established, to the extent required by and in accordance with GAAP.

     Section 4.6   Maintenance of Properties and Insurance.
                   ---------------------------------------

          (1) The Company and the Guarantors shall cause all material properties used or useful to the conduct of their business and the business of each of their Subsidiaries to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in their reasonable judgment may be necessary, so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section 4.6 shall prevent the Company or any Guarantor from discontinuing any operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is (a)(i) in the judgment of ASAT Holdings desirable in the conduct of the business of ASAT Holdings and its Subsidiaries and (ii) not adverse in any material respect to the Holders or (b) otherwise permitted under Section 4.14 or Article V.

          (2) ASAT Holdings and its Restricted Subsidiaries shall provide, or cause to be provided, for themselves and each of their Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of the Board of Directors of ASAT Holdings is adequate and appropriate for the conduct of the business of ASAT Holdings and its Restricted Subsidiaries in a prudent manner, with (except for self-insurance) reputable insurers or with the government of the United States of America, Hong Kong, the Cayman Islands or the People's Republic of China or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the reasonable, good faith opinion of ASAT Holdings and adequate and appropriate for the conduct of the business of ASAT Holdings and its Restricted Subsidiaries in a prudent manner for entities similarly situated in the industry of ASAT Holdings and its Restricted Subsidiaries.

     Section 4.7   Compliance Certificate; Notice of Default.
                   -----------------------------------------

          (1) Each of the Company and ASAT Holdings shall deliver to the Trustee within 120 days after the end of its fiscal year an Officers' Certificate, one of the signatories of which shall be the principal executive, principal financial or principal accounting officer of the Company and of ASAT Holdings, respectively, complying with Section 314(a)(4) of the TIA and also stating that a review of ASAT Holdings activities and the activities of its Restricted Subsidiaries, if any, during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each of the Company and the Guarantors has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, whether or not the signer knows of any failure by the Company, ASAT Holdings, any other Guarantor or any Restricted Subsidiary of ASAT Holdings to comply with any conditions or covenants in this Indenture or of any Defaults and, if such signer does know of such a failure to comply or Default, the certificate shall describe such failure and Default with particularity. The Officers' Certificate shall also notify the Trustee whether the relevant fiscal year ends on any date other than the current fiscal year end date.

          (2) Each of the Company and ASAT Holdings shall, so long as any of the Securities are outstanding, deliver to the Trustee, promptly upon becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company and ASAT Holdings are taking or propose to take with respect thereto. The Trustee shall not be deemed to have knowledge of any Default, any Event of Default or any such fact unless one of its Trust Officers receives written notice thereof from the Company or any of the Holders and such notice references the Securities and this Indenture.

     Section 4.8   Reports.
                   -------

     Whether or not ASAT Holdings is subject to the reporting requirements of
Section 13 or 15(d) of the Exchange Act applicable to a U.S. issuer, ASAT Holdings will deliver to the Trustee and to each Holder, within five days after ASAT Holdings is or would have been (if ASAT Holdings were a U.S. issuer subject to such reporting obligations) required to file such reports with the SEC, annual and quarterly financial statements substantially equivalent to financial statements that would have been included in reports filed with the SEC, if ASAT Holdings were a U.S. issuer subject to the requirements of Section 13 or 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by ASAT Holdings certified independent public accountants as such would be required in such reports to the SEC, and, in each case, together with a management's discussion and analysis of financial condition and results of operations which would be so required and, unless the SEC will not accept such reports, file with the SEC the annual, quarterly and other reports which ASAT Holdings is or would have been required to file with the SEC. ASAT Holdings and its Restricted Subsidiaries shall comply with the requirements of Rule 3-10 of Regulation S-X of the SEC's Rules (and any successor provisions relating to the disclosure of financial statements of subsidiaries).

     Section 4.9   Limitation on Location of Business.
                   ----------------------------------

     As long as the Securities remain outstanding, none of the Company or the Guarantors, other than ASAT, Inc. and ASAT (Finance) LLC, shall establish or maintain any office or place of business, or conduct any material business, in the United States either directly or through an agent.

     Section 4.10  Limitation on Transactions with Affiliates.
                   ------------------------------------------

     ASAT Holdings will not, and will not permit any of the Restricted Subsidiaries on or after the Issue Date to, enter into, directly or indirectly, or suffer to exist any contract, agreement, arrangement or transaction with any Affiliate (an "Affiliate Transaction"), or any series of related Affiliate Transaction, (other than Exempted Affiliate Transactions),

          (1) unless it is determined that the terms of such Affiliate Transaction, when viewed together with all related Affiliate Transactions, are no less favorable to ASAT Holdings or such Restricted Subsidiary, as the case may be, than could have been obtained in an arm's length transaction with a non-Affiliate of ASAT Holdings and the Restricted Subsidiaries;

          (2) if involving consideration to either party in excess of $2.0 million unless such Affiliate Transaction(s) has been approved by a majority of the members of the Board of Directors of ASAT Holdings that are disinterested in such transaction, if there are any directors who are so disinterested; and

          (3) if involving consideration to either party in excess of $10.0 million, unless ASAT Holdings, prior to the consummation thereof, obtains a written favorable opinion as to the fairness of such transaction to ASAT Holdings from a financial point of view from an independent investment banking firm of national reputation in the United States or, if pertaining to a matter for which such investment banking firms do not customarily render such opinions, an appraisal or valuation firm of national reputation in the United States.

     Within 5 days of any Affiliate Transaction(s) involving consideration to either party of $2.0 million or more, ASAT Holdings shall deliver to the Trustee an Officers' Certificate addressed to the Trustee certifying that such Affiliate Transaction (or Transactions) complied with Section 4.10 (1), (2) or (3), as applicable.

     Section 4.11  Limitation on Incurrence of Additional Indebtedness and
                   -------------------------------------------------------
Issuance of Disqualified Capital Stock and Preferred Stock.
----------------------------------------------------------

          (1) ASAT Holdings will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly issue, assume, guaranty, incur become liable with respect to (including as a result of any Acquisition), or otherwise become responsible for, contingently or otherwise (individually and collectively, to "incur" or, as appropriate an "incurrence"), any Indebtedness (including the issuance of Disqualified Capital Stock and the incurrence of Acquired Indebtedness), other than Permitted Indebtedness, and that ASAT Holdings will not permit any Restricted Subsidiary to issue any Preferred Stock.

          (2) Notwithstanding the foregoing if on the date of such incurrence (the "Incurrence Date"), the Consolidated Coverage Ratio of ASAT Holdings for the Reference Period immediately preceding the Incurrence Date, after giving effect on a pro forma basis to such incurrence of such Indebtedness (including Disqualified Capital Stock) and, to the extent set forth in the definition of Consolidated Coverage Ratio, the use of proceeds thereof, would be at least 2.5 to 1.0 (the "Debt Incurrence Ratio"), then the Company or Guarantors may incur such Indebtedness (including Disqualified Capital Stock).

          (3) In addition, the foregoing limitations of Section 4.11(1) will not prohibit:

          (a) the incurrence by ASAT Holdings or any Restricted Subsidiary of Purchase Money Indebtedness and Capitalized Lease Obligations, in each case incurred for the purpose of financing all or any part of the acquisition, lease, construction, installation, additions or improvements of or to property, plant or equipment used or useful in a Related Business; provided, that the aggregate amount of such Indebtedness incurred and outstanding at any time pursuant to this Section 4.11(3)(a) (plus any Refinancing Indebtedness issued to repay, redeem, retire, defease, refinance, replace, discharge, refund or otherwise retire for value such Indebtedness) shall not exceed the greater of (i) $20 million and (ii) 5% of the Net Tangible Assets of ASAT Holdings and its Consolidated Restricted Subsidiaries at the time of incurrence (or the equivalent thereof in applicable foreign currency);

          (b) the incurrence by ASAT Holdings or any Restricted Subsidiary of Indebtedness (including Disqualified Capital Stock) (plus any Refinancing Indebtedness incurred to repay, redeem, retire, defease, refinance, replace, discharge, refund or otherwise retire for value such Indebtedness) in an aggregate amount incurred and outstanding at any time pursuant to this Section 4.11(3)(b) of up to $10.0 million (or the equivalent thereof, at the time of incurrence, in applicable foreign currency); provided however that at no time shall the aggregate amount of such Indebtedness (including Disqualified Capital Stock) (including all such Refinancing Indebtedness) of all Non-Guarantor Restricted Subsidiaries which is incurred and outstanding pursuant to this Section 4.11(3)(b) exceed $5 million (or the equivalent thereof, at the time of incurrence, in applicable foreign currency);

          (c) the incurrence by the Company or any Guarantor (including the guarantee thereof by the Company and any other Guarantor) of Indebtedness (including Disqualified Capital Stock) pursuant to one or more Credit Agreements (plus any Refinancing Indebtedness incurred to repay, redeem, retire, defease, refinance, replace, discharge, refund or otherwise retire for value such Indebtedness) which in an aggregate amount incurred and outstanding at any time pursuant to this Section 4.11(3)(c) shall not exceed the greater of (i) $20 million and (ii) the sum of 80% of the accounts receivable plus 50% of inventory of ASAT Holdings and its Consolidated Restricted Subsidiaries at the time of the incurrence (or the equivalent thereof in the applicable foreign currency);

          (d) the incurrence by ASAT Holdings or any Restricted Subsidiary of Interest Swap and Hedging Obligations; and

          (e) the incurrence by ASAT Holdings or any Restricted Subsidiary of Indebtedness pursuant to the lease of a portion of the Profit Industrial Building located at Nos. 1-15, Kwai Fung Crescent, Nos. 65-69 Container Port Road, Kwai Chung, New Territories, Hong Kong.

          (4) Indebtedness (including Disqualified Capital Stock) of any Person which is outstanding at the time such Person becomes a Restricted Subsidiary (including upon designation of any Subsidiary or other Person as a Restricted Subsidiary) or is merged with or into or consolidated with ASAT Holdings or one of its Restricted Subsidiaries shall be deemed to have been incurred at the time such Person becomes a Restricted Subsidiary or is merged with or into or consolidated with ASAT Holdings or one of its Restricted Subsidiaries, as applicable.

          (5) The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the accumulation of dividends on Disqualified Capital Stock of Restricted Subsidiaries (to the extent not paid) and the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock will not be deemed to be an incurrence of Indebtedness (including an issuance of Disqualified Capital Stock) for purposes of this Section 4.11; provided that, in each case, the amount thereof shall be included in Consolidated Fixed Charges in accordance with the definition thereof.

          (6) A change in GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Indebtedness, becoming Indebtedness shall not be deemed an incurrence of such Indebtedness.

          (7) For purposes of determining compliance with this Section 4.11, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness or more than one of the categories in
Section 4.11(3) or is entitled to be incurred pursuant to Section 4.11(2), the Company shall, in its sole discretion, classify or reclassify such item of Indebtedness (or any part thereof), in any manner that complies with this
Section 4.11, and such item of Indebtedness will be treated as having been incurred pursuant to one or more of such categories of Permitted Indebtedness or one or more of such categories in Section 4.11(3) or pursuant to Section 4.11(2).

          (8) Notwithstanding any other provision of this Section 4.11, but only to avoid duplication, (a) a guarantee of Indebtedness of ASAT Holdings or of a Restricted Subsidiary incurred in accordance with the terms of this Indenture issued Substantially Concurrently with such Indebtedness or if later at the time the guarantor thereof became a Restricted Subsidiary, and (b) guarantees, Liens or obligations, in each case, in support of Indebtedness incurred under this Section 4.11 will, in each case, not constitute a separate incurrence, or amount outstanding, of Indebtedness.

          (9) For purposes of determining compliance with any U.S. dollar denominated restriction on the incurrence of Indebtedness where the Indebtedness incurred is denominated in a different currency, the amount of such Indebtedness will be the U.S. Dollar Equivalent determined on the date of the incurrence of such Indebtedness; provided, however, that if any such Indebtedness denominated in a different currency is subject to a Currency Agreement with respect to U.S. dollars, covering all principal, premium, if any, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in U.S. dollars will be as provided in such Currency Agreement. The principal amount of any Refinancing Indebtedness incurred in the same currency as the Indebtedness being Refinanced will be the U.S. Dollar Equivalent of the Indebtedness Refinanced, except to the extent that (i) such U.S. Dollar Equivalent was determined based on a Currency Agreement, in which case the Refinancing Indebtedness will be determined in accordance with the preceding sentence, and (ii) the principal amount of the Refinancing Indebtedness exceeds the principal amount of the Indebtedness being Refinanced, in which case the U.S. Dollar Equivalent of such excess will be determined on the date such Refinancing Indebtedness is incurred.

          (10) The Company and the Guarantors will not, and will not permit any Restricted Subsidiary to, incur any Indebtedness that is contractually subordinated in right of payment to any other Indebtedness of any of ASAT Holdings or any Restricted Subsidiary, unless such Indebtedness is also contractually subordinated in right of payment to the Securities and the Guarantees on substantially identical terms; provided, however, that no Indebtedness shall be deemed to be contractually subordinated in right of payment to any other Indebtedness solely by virtue of any Liens, Guarantees, maturity of payments or structural subordination.

          (11) Notwithstanding anything to the contrary contained in this
Section 4.11, any increase in the amount of Indebtedness due to currency fluctuations shall not be considered an incurrence of Indebtedness for purposes of this Section 4.11.

     Section 4.12  Limitations on Dividends and Other Payment Restrictions
                   -------------------------------------------------------
Affecting Subsidiaries.
----------------------

     ASAT Holdings will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or assume or suffer to exist any consensual restriction on the ability of any Restricted Subsidiary to pay dividends or make other distributions on its Capital Stock to, or to pay any Indebtedness or other obligation owed to, or otherwise to transfer assets or property to, or make any loans or advances to ASAT Holdings or any of its Restricted Subsidiaries, except:

          (1) restrictions in effect on the Issue Date (except that restrictions under this Indenture governing the Senior Notes due 2006 may only be in effect up to the date no later than 45 days following the Issue Date);

          (2) restrictions imposed by the Securities or this Indenture or by other Indebtedness (which may also be guaranteed by the Guarantors) ranking pari passu with the Securities or the Guarantees, as applicable; provided, that such restrictions are no more restrictive, taken as a whole, than those imposed by this Indenture and the Securities;

          (3) restrictions existing by virtue of, or arising under, applicable law, regulation, order, approval, license, permit or similar restriction, in each case issued or imposed by a governmental authority;

          (4) restrictions under any Acquired Indebtedness not incurred in violation of this Indenture or restrictions under any agreement (including any Capital Stock) relating to any Capital Stock of a Restricted Subsidiary, property, asset, or business acquired by ASAT Holdings or any of its Restricted Subsidiaries in accordance with this Indenture, which restrictions in each case existed at the time of acquisition, were not put in place in connection with or in anticipation of such acquisition and are not applicable to any Person, other than the Person acquired, or to any property, asset or business, other than the property, assets and business so acquired;

          (5) any restrictions imposed by Indebtedness incurred under one or more Credit Agreements pursuant to Section 4.11(3)(c);

          (6) restrictions solely with respect to any Restricted Subsidiary or its assets (including any Capital Stock) imposed pursuant to a binding agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary in accordance with this Indenture; provided, that such restrictions apply solely to the Capital Stock or assets of such Restricted Subsidiary which are being sold;

          (7) restrictions on transfer contained in Purchase Money Indebtedness and Capitalized Lease Obligations incurred pursuant to Section 4.11(3)(a); provided, that such restrictions relate only to the transfer of the property acquired, leased, constructed, installed or improved (including any replacement parts, attachments and accessions with respect thereto and proceeds thereof) with the proceeds of such Purchase Money Indebtedness or pursuant to such Capital Lease Obligations;

          (8) in connection with and pursuant to Refinancing Indebtedness, replacements of restrictions imposed pursuant to Sections 4.12 (1), (2), (4) or
(7) or this Section 4.12(8) that are not more restrictive, taken as a whole, than those being replaced;

          (9) provisions relating to the disposition or distribution of assets or property in joint venture agreements, partnership agreements, stock sale and asset sale agreements and other similar agreements entered into in the ordinary course of business; and

          (10) any restriction on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

     Notwithstanding the foregoing, (a) customary provisions in licenses or other agreements entered into in the ordinary course of business to the extent the license or such other agreement restricts the transfer of property subject to such license or agreement, the license or agreement itself or the rights thereunder are allowed and (b) any asset subject to a Lien which is permitted under this Indenture may be subject to customary restrictions on the transfer or disposition thereof pursuant to such Lien.

     Section 4.13  Additional Covenants.
                   --------------------

          (1) For so long as the Securities remain outstanding and are listed on the SGX, the Company shall:

          (a) ensure that its directors prepare a report that relates to each quarter (commencing with the quarter ending January 31, 2004), which report shall set out in detail any matters adversely affecting the Security or interests of the Holders and (without affecting the generality of the foregoing), shall comply with the requirements set out below, and shall deliver such report, signed by two directors, to the Trustee and SGX within one month of the end of the period. The report must state:

               (i) whether or not any limitation of liabilities or borrowings as prescribed by this Indenture has been exceeded;

               (ii) whether or not the Company and the Guarantors have observed and performed all the covenants and obligations binding upon them respectively pursuant to this Indenture;

               (iii) whether or not any event has happened which has caused or could cause a Default or Event of Default under the Securities or any provision of this Indenture;

               (iv) whether or not any material trading or capital loss has been sustained by the Company or any Guarantor;

               (v) whether or not any circumstances materially affecting the Company or any Guarantor have occurred which adversely affect the Securities and if so, the particulars of these circumstances;

               (vi) whether any contingent liabilities have been incurred by the Company or any Guarantor and if so, the amount incurred, and whether or not any contingent liability has matured or is likely to mature within the next twelve months which will materially affect the ability of the Company or any Guarantor to repay the Securities;

               (vii) whether or not there has been any change in any accounting method or method of valuation of assets or liabilities of the Company or any Guarantors;

               (viii) whether or not any circumstances have arisen which render adherence to the existing method of valuation of assets or liabilities misleading or inappropriate with respect to the Company or the Guarantors; and

               (ix) whether or not there has been any substantial change in the nature of the Company's or any Guarantor's business since the Issue Date;

          (b) ensure that its directors shall give notice in writing to the Trustee promptly upon any of its directors becoming aware that any obligations imposed upon the Company under this Indenture cannot be fulfilled; and

          (c) on the application of Holders of the Securities holding not less than 10% of the nominal amount of the Securities outstanding delivered to the Company's registered office, to requisition a meeting of Holders of the Securities in accordance with applicable laws.

     Section 4.14  Limitation on Sale of Assets and Subsidiary Stock.
                   -------------------------------------------------

          (1) ASAT Holdings will not, and will not permit any of its Restricted Subsidiaries to, in one or a series of related transactions, convey, sell, transfer, assign or otherwise dispose of, directly or indirectly, any of their property, business or assets, including by merger or consolidation, and including any sale or other transfer or issuance of any Capital Stock of any Subsidiary (other than directors' qualifying or similar shares required by law to be held by third parties), whether by ASAT Holdings or a Restricted Subsidiary and including any Sale and Leaseback Transaction (any of the foregoing, an "Asset Sale"), unless:

          (a) ASAT Holdings or its Restricted Subsidiaries, as the case may be, receives consideration at the time of such Asset Sale that is at least equal to the Fair Market Value of the property, business or assets (including Capital Stock) subject to such Asset Sale; and

          (b) at least 75% of such consideration consists of cash, Cash Equivalents or Additional Assets; provided, however, that (i) the amount of Indebtedness under any senior secured Credit Agreement, Capitalized Lease Obligations and Purchase Money Indebtedness (in each case, as shown on ASAT Holdings or a Restricted Subsidiary's most recent balance sheet) of ASAT Holdings or any such Restricted Subsidiary which are fully released and for which there is no recourse to any assets or property of ASAT Holdings or its Restricted Subsidiaries and (ii) any securities, notes or other obligations received by ASAT Holdings or such Restricted Subsidiary from the purchaser that are promptly and within no more than 60 days converted into cash, Cash Equivalents or Additional Assets (to the extent of the cash, Cash Equivalents or Additional Assets received) shall, in each case, be deemed to be cash for the purposes of the 75% limitation in this Section 4.14(1)(b).

          (2) Within 365 days of the Asset Sale or by any Event of Loss relating to a Material Facility, any Net Cash Proceeds from such Asset Sale or Event of Loss may at the option of ASAT Holdings or such Restricted Subsidiary, as the case may be, be (i) invested in Additional Assets or (ii) used to retire and repay Indebtedness under any senior secured Credit Agreement, Capitalized Lease Obligations or Purchase Money Indebtedness of the Company or any Guarantor (provided that in the case of a revolving credit facility or similar arrangement that makes credit available, such commitment is so permanently reduced by such amount). Any Net Cash Proceeds from any Asset Sale or Event of Loss that are not used in the manner referred to in clauses (i) and (ii) of this paragraph shall constitute "Excess Proceeds" subject to disposition as provided below. Pending final application of any such Net Cash Proceeds within such 365-day period, ASAT Holdings and its Restricted Subsidiaries may temporarily reduce revolving credit borrowings or otherwise invest such amounts in cash or Cash Equivalents.

          (3) If the aggregate amount of Excess Proceeds for all Asset Sales equals or exceeds $10.0 million, ASAT Holdings and its Restricted Subsidiaries will within 365 days of the Asset Sale, cause the Excess Proceeds to be applied by the Company (i) to make an optional redemption of the Securities in accordance with this Indenture and of all other Indebtedness ranking on a parity with the Securities, on a pro rata basis in proportion to the respective principal amounts (or accreted values, if applicable) of the Securities and such other Indebtedness then outstanding; or (ii) to make an offer (each, an "Asset Sale Offer") to purchase Securities and all such other Indebtedness on a parity with the Securities which has similar provisions requiring ASAT Holdings or any of its Restricted Subsidiaries to make an offer to purchase such Indebtedness with the proceeds from such Asset Sale pursuant to a cash offer (subject only to conditions required by applicable law, if any), on a pro rata basis in proportion to the respective principal amounts (or accreted values, if applicable) of the Securities and such other Indebtedness then outstanding, at a purchase price (the "Asset Sale Offer Price") of 100% of the principal amount (or accreted values, if applicable) thereof, together with accrued and unpaid interest, Liquidated Damages and Additional Amounts, if any, to, but not including, the date of payment (the "Asset Sale Offer Amount").

          (4) To the extent that the aggregate principal amount of Securities tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, ASAT Holdings and its Restricted Subsidiaries may use the balance of any such Excess Proceeds for any purpose not otherwise prohibited by this Indenture.

          (5) In any Asset Sale Offer involving a purchase of Securities by the Company, the Securities shall be purchased by the Company at the option of the holder thereof, in whole or in part in integral multiples of $1,000, on a date that is not later than 60 days from the date the notice is given to holders, or such later date as may be necessary for the Company to comply with the requirements under the Exchange Act. Upon completion of an Asset Sale Offer pursuant to this covenant, the amount of Excess Proceeds shall be reset to zero.

          (6) ASAT Holdings and the Restricted Subsidiaries will comply with Rule l4e-1 under the Exchange Act and any other securities laws and regulations thereunder and the rules of any securities exchange, to the extent such laws, regulations and rules are applicable, in the event that an Asset Sale occurs and the Company is required to purchase or redeem the Securities as described above. To the extent that the provisions of any applicable securities laws or regulations or the rules of any securities exchange conflict with provisions of this Section 4.14, the Company will only to the extent of such conflict comply with the applicable securities laws and regulations or the rules of any securities exchange and will not be deemed to have breached its obligations under this Section 4.14 by virtue of such compliance to such extent.

          (7) Notwithstanding, and without complying with, the other provisions of this Section 4.14:

          (a) ASAT Holdings and the Restricted Subsidiaries may, in the ordinary course of business, convey, sell, transfer, assign or otherwise dispose of assets;

          (b) the Company and the Guarantors may convey, sell, transfer, assign or otherwise dispose of assets pursuant to and in accordance with and only to the extent permitted by Section 5.1;

          (c) ASAT Holdings and the Restricted Subsidiaries may sell or dispose of damaged, worn out or other obsolete personal property in the ordinary course of business so long as such property is no longer necessary for the proper conduct of the business of ASAT Holdings and such Restricted Subsidiaries, as applicable;

          (d) ASAT Holdings and the Restricted Subsidiaries may convey, sell, transfer, assign or otherwise dispose of assets to ASAT Holdings or any other Restricted Subsidiary, as applicable;

          (e) ASAT Holdings and the Restricted Subsidiaries may convey, sell, transfer, assign, or otherwise dispose of assets (or related assets in related transactions) with an aggregate Fair Market Value of less than $1.0 million;

          (f) any Subsidiary of ASAT Holdings may issue Capital Stock to ASAT Holdings or to a Restricted Subsidiary (other than the issuance of Capital Stock by ASAT Holdings and any Restricted Subsidiary to an Unrestricted Subsidiary) in accordance with the other provisions of this Indenture;

          (g) ASAT Holdings or any Restricted Subsidiary may license intellectual property or know-how and such license shall not be an Asset Sale; provided, however, that any cash received from any exclusive license arrangement of intellectual property or know-how shall be applied in the manner required by Sections 4.14(1) through 4.14(6) as received by ASAT Holdings or any Restricted Subsidiary;

          (h) an Asset Sale shall not include the granting of a Permitted Lien incurred in accordance with Section 4.16;

          (i) an Asset Sale shall not include the surrender or waiver of litigation rights or settlement, release or surrender of tort or other litigation claims of any kind;

          (j) ASAT Holdings and the Restricted Subsidiaries may convey, sell, transfer, assign or otherwise dispose of cash and Cash Equivalents provided that such conveyance, sale, transfer or assignment does not contravene any other provision of this Indenture;

          (k) ASAT Holdings and any Restricted Subsidiary may make any disposition that constitutes a Permitted Investment or Restricted Payment to the extent permitted by Section 4.3, Section 4.12 and the other provisions of this Indenture;

          (l) ASAT Holdings and any Restricted Subsidiary may make a conveyance, sale, transfer, assignment or other disposition of Capital Stock in any Restricted Subsidiary in exchange for Capital Stock (constituting a minority interest) in an entity primarily engaged in a Related Business; provided that such conveyance, sale, transfer, assignment or other disposition complies with the other provisions of this Indenture (including Section 4.3); and

          (m) the sale or other conveyance of the real property named the Profit Industrial Building located at Nos. 1-15, Kwai Fung Crescent, Nos. 65-69 Container Port Road, Kwai Chung, New Territories, Hong Kong.

          (8) If the payment date in connection with an Asset Sale Offer hereunder is on or after an interest payment Record Date and on or before the associated Interest Payment Date, any accrued and unpaid interest (and Liquidated Damages and Additional Amounts, if any, due on such Interest Payment
Date) will be paid to the Person in whose name a Security is registered at the close of business on such Record Date, and such interest (or Liquidated Damages and Additional Amounts, if applicable) will not be payable to Holders who tender Securities pursuant to such Asset Sale Offer and who are not Holders on the Record Date.

          (9) Notice of an Asset Sale Offer shall be sent, on or prior to the commencement of the Asset Sale Offer, by first-class mail, by the Company to each Holder at its registered address, with a copy to the Trustee. The notice to the Holders shall contain all information, instructions and materials required by applicable law or otherwise material to such Holders' decision to tender Securities pursuant to the Asset Sale Offer. The notice, which (to the extent consistent with this Indenture) shall govern the terms of an Asset Sale Offer, shall state:

          (a) that the Asset Sale Offer is being made pursuant to such notice and this Section 4.14;

          (b) the Asset Sale Offer Amount, the Asset Sale Offer Price (including the amount of accrued but unpaid interest (and Liquidated Damages, if any, and Additional Amounts, if any)), and the date of purchase;

          (c) that any Security or portion thereof not tendered or accepted for payment will continue to accrue interest if interest is then accruing;

          (d) that, unless the Company defaults in depositing cash with the Paying Agent (which may not for purposes of this Section 4.14, notwithstanding anything in this Indenture to the contrary, be the Company or any Affiliate of the Company), in accordance with Section 4.14(10), any Security, or portion thereof, accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Purchase Date;

          (e) that Holders electing to have a Security, or portion thereof, purchased pursuant to an Asset Sale Offer will be required to surrender their Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent (which may not for purposes of this Section 4.14, notwithstanding any other provision of this Indenture, be the Company or any Affiliate of the Company) at the address specified in the notice;

          (f) that Holders will be entitled to withdraw their elections, in whole or in part, if the Paying Agent receives, prior to the expiration of the Asset Sale Offer, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder is withdrawing and a statement containing a facsimile signature and stating that such Holder is withdrawing his election to have such principal amount of the Securities purchased;

          (g) that if Indebtedness in a principal amount in excess of the principal amount of Securities to be acquired pursuant to the Asset Sale Offer are tendered and not withdrawn, the Company shall purchase Indebtedness on a pro rata basis in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) thereof (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000 or integral multiples of $1,000 shall be acquired);

          (h) that Holders whose Securities were purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered; and

          (i)  the circumstances and relevant facts regarding such Asset Sales.

          (10) On or before the date of purchase, the Company shall:

          (a) accept for payment Securities or portions thereof properly tendered pursuant to the Asset Sale Offer (on a pro rata basis if required pursuant to Section 4.14(3)),

          (b) deposit with the Paying Agent cash sufficient to pay the Asset Sale Offer Price for all Securities or portions thereof so accepted; and

          (c) deliver to the Trustee Securities so accepted together with an Officers' Certificate setting forth the Securities or portions thereof being purchased by the Company.

     The Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the Asset Sale Offer Price for such Securities, and the Company shall promptly issue a new Security and the Trustee, upon written request of the Company, shall promptly authenticate and mail or deliver to such Holders such new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.

     Section 4.15  Waiver of Stay, Extension or Usury Laws.
                   ---------------------------------------

     Each of the Company and the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company or any Guarantor from paying all or any portion of the principal of, premium of, or interest (or Liquidated Damages, if any, or Additional Amounts, if any) on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each of the Company and the Guarantors hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

     Section 4.16  Limitation on Liens.
                   -------------------

     ASAT Holdings will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, or assume or suffer to exist any Lien of any kind, other than Permitted Liens, upon any of their respective assets now owned or acquired on or after the date of this Indenture or upon any income or profits therefrom securing any of their Indebtedness, unless ASAT Holdings provides, and causes its Restricted Subsidiaries to provide, concurrently therewith or prior thereto, that the Securities and the applicable Guarantees are equally and ratably so secured; provided that if such Indebtedness is Subordinated Indebtedness, the Lien securing such Subordinated Indebtedness shall be contractually subordinate and junior to the Lien securing the Securities (and any related applicable Guarantees) with the same relative priority as such Subordinated Indebtedness shall have with respect to the Securities (and any related applicable Guarantees).

     Section 4.17  Rule 144A Information Requirement.
                   ---------------------------------

     So long as any of the Securities are "restricted securities" within the meaning of Rule 144(a)(3) under the Act, then each of the Company and the Guarantors will, during any period in which ASAT Holdings is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act or it is not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Act. This Section 4.17 is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

     Section 4.18  Limitation on Lines of Business.
                   -------------------------------

     Neither ASAT Holdings nor any of its Restricted Subsidiaries will engage to any material extent in any line or lines of business activity other than that which is a Related Business.

     Section 4.19  Additional Amounts.
                   ------------------

          (1) All payments of principal, premium, interest and Liquidated Damages (if any) in respect of each Security and the Guarantees shall be made free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within Hong Kong, the People's Republic of China, the Cayman Islands or the United States (and, in the case of a Guarantor, the country of residence or incorporation of the Guarantor or jurisdiction in which the Guarantor has an office or is doing business) or any political subdivision or taxing authority thereof or therein, unless such withholding or deduction is required by law or by regulation or governmental authority having the force of law. In the event that any such withholding or deduction in respect of principal, premium, interest or Liquidated Damages is so required, the Company or the Guarantors, as the case may be, shall pay such additional amounts ("Additional Amounts") as will result in receipt by each Holder of any Security of such amounts as would have been received by such Holder with respect to such Security or Guarantee, as applicable, had no such withholding or deduction been required, except that no Additional Amounts shall be payable:

          (a)  for or on account of:

               (i) any tax, duty, assessment or other governmental charge that would not have been imposed but for

                      (A) the existence of any present connection
               between such Holder or the beneficial owner of such Security and Hong Kong, the People's Republic of China, the Cayman Islands or the United States (as the case may be, other than merely holding such Security or Guarantee or the receipt of, or enforcement of rights under, the Guarantees or the Securities, or the receipt of payments in respect thereof) including, without limitation, such Holder or the beneficial owner of such Security being a national, domiciliary or resident thereof or being present or engaged in a trade or business therein or having a permanent establishment therein; or

                      (B) the presentation of such Security (where
               presentation is required) more than thirty (30) days after the date on which the payment in respect of such Security became due and payable or provided for, whichever is later, except to the extent that such Holder would have been entitled to such Additional Amounts if it had presented such Security for payment on any day within such period of thirty (30) days; or

               (ii) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge; or

               (iii)  any combination of items (i) and (ii); or

               (iv) in the case of any withholding taxes imposed by the United States, the Holder's failure to provide appropriate tax certification as prescribed by applicable United States income tax laws; or

          (b) with respect to any payment of the principal of or any premium, interest, or Liquidated Damages, on such Security or Guarantee to such Holder (including a fiduciary or partnership) to the extent that the beneficial owner of such Security would not have been entitled to such Additional Amounts had it been the Holder of the Security.

          (2) The Company and the Guarantors will provide to the Trustee and Paying Agent a certified receipt issued by the relevant government authority evidencing payment of withholding taxes within 30 days after payment thereof. Copies of such receipts shall be provided to Holders requesting such copies.

          (3) Whenever there is mentioned in any context, the payment of principal, premium, interest or Liquidated Damages, in respect of any Security or the net proceeds received on the sale or exchange of any Security, such mention shall be deemed to include the payment of Additional Amounts provided for this Section 4.19 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to this Indenture.

          (4) The Company or the Guarantors, as the case may be, will pay any present or future stamp, court or documentary taxes, or any other excise or property taxes, charges or similar levies which arise in any jurisdiction from the execution, delivery, enforcement or registration of the Securities or the Guarantees, excluding any such taxes, charges or similar levies imposed by any jurisdiction outside of Hong Kong, the People's Republic of China, the Cayman Islands or the United States, except those resulting from, or required to be paid in connection with, the enforcement of the Securities or the Guarantees following the occurrence of any Event of Default with respect to the Securities.

     Section 4.20  Restrictions on Ownership of ASAT and the Company.
                   -------------------------------------------------

     During the term of this Indenture and the Securities, ASAT Holdings or a successor entity following a transaction which complies with Section 5.1 must continue to directly or indirectly own, beneficially and of record, 100% of the membership interests (other than director's qualifying shares or similar shares held by others as required by applicable law) of the Company (and any successor thereto).

     Section 4.21  Payment for Consent.
                   -------------------

     ASAT Holdings will not, and will not permit any Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Securities for or as an inducement to any consent, waiver or amendment of any of the terms of provisions of this Indenture or the Securities unless such consideration is offered to be paid and is paid to all Holders of the Securities that consent, waive or agree to amend in the time frame set forth in and in accordance with the solicitation documents relating to such consent, waiver or agreement.

     Section 4.22  Indemnification of Judgment Currency.
                   ------------------------------------

     The Company and the Guarantors shall, to the fullest extent permitted by law, jointly and severally, indemnify the Trustee and any Holder of a Security against any loss incurred by the Trustee or such Holder, as the case may be, as a result of any judgment or order being given or made for any amount due under this Indenture, the Registration Rights Agreement or such Security and being expressed and paid in a currency (the "Judgment Currency") other than Dollars, and as a result of any variation between (a) the rate of exchange at which the Dollar amount is converted into the Judgment Currency for the purpose of such judgment or order and (b) the spot rate of exchange in The City of

New York at which the Trustee or such Holder, as the case may be, on the date of payment of such judgment or order is able to purchase Dollars with the amount of the Judgment Currency actually received by the Trustee or such Holder. If the amount of Dollars so purchased exceeds the amount originally to be paid to such Holder, such Holder agrees to pay to or for the account of the Company (with respect to payments made by the Company) and the Guarantors (with respect to payments made by the Guarantors) such excess; provided, that such Holder shall not have any obligation to pay any such excess as long as a default by the Company or the Guarantors, as applicable in its obligations hereunder has occurred and is continuing, in which case such excess may be applied by such Holder to such obligations. The foregoing indemnity shall constitute a separate and independent judgment or order as aforesaid. The term "spot rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into, United States of America dollars.

                                    ARTICLE V

                              SUCCESSOR CORPORATION

     Section 5.1   Limitation on Merger, Sale or Consolidation.
                   -------------------------------------------

          (1) None of the Company, ASAT Holdings, ASAT or any of their respective successors (each, a "Significant Entity") may consolidate with or merge with or into another Person or, directly or indirectly, sell, lease, convey or transfer all or substantially all of its assets, whether in a single transaction or a series of related transactions, to another Person unless:

          (a)  either (i) such Significant Entity is the continuing entity, or
     (ii) the resulting, surviving or transferee entity is organized under the laws of the Cayman Islands, British Virgin Islands, Hong Kong or the United States any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of such Significant Entity's obligations in connection with this Indenture and the Securities;

          (b) no Default or Event of Default shall exist or shall occur immediately after giving effect on a pro forma basis to such transaction (treating any Indebtedness which previously was not an obligation of such Significant Entity and becomes an obligation of the continuing entity as a result of the transaction as having been incurred by the continuing entity at the time of the transaction);

          (c) immediately after giving effect to such transaction on a pro forma basis, the consolidated resulting, surviving or transferee entity would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio set forth in Section 4.11(2);

          (d) in the case of such a transaction involving the Company or its successor, each Guarantor, unless such Guarantor is the Person with which the Company has entered into a transaction under this Section 5.1, shall have by amendment to its Guarantee confirmed that its Guarantee shall apply to the obligations of such Company or the resulting, surviving or transferee entity in accordance with the Securities and this Indenture;

          (e) the resulting, surviving or transferee entity shall have delivered, immediately prior to the consummation of the transaction, to the Trustee an opinion of counsel, which counsel shall be reasonably acceptable to the Trustee, to the effect that the Holders will not recognize income, gain or loss for United States federal income tax purposes as a result of such transaction, and will be subject to United States federal income tax on the same amounts and at the same time as would have been the case if the transaction had not occurred; and

          (f) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and any supplemental indenture complies with this Indenture;

provided, however, that clause (c) above shall not apply (x) if, in the good faith determination of the Board of Directors, whose determination shall be evidenced by a resolution of the Board of Directors, the principal purpose and effect of the transaction is to change the jurisdiction of incorporation of the Significant Entity or (y) in the case of a merger or consolidation of or conveyance by sale, lease, or transfer of a Significant Entity with or into the Company or a Guarantor which is ASAT Holdings or a Wholly-Owned Restricted Subsidiary of ASAT Holdings.

          (2) A Guarantor (other than a Significant Entity to which Section 5.1(1) shall apply) may not consolidate with or merge with or into another Person or, directly or indirectly, sell, lease, convey or transfer all or substantially all of its assets, whether in a single transaction or a series of related transactions, to another Person unless:

          (a) either (i) such Guarantor is the continuing entity, or (ii) the resulting, surviving or transferee entity is organized in a jurisdiction pursuant to which it is permitted to provide a guarantee as provided for in
     Section 11.1 and such resulting, surviving or transferee entity expressly assumes by supplemental indenture all of such Guarantor's obligations in connection with this Indenture and the Securities;

          (b) no Default or Event of Default shall exist or shall occur immediately after giving effect on a pro forma basis to such transaction (treating any Indebtedness which previously was not an obligation of ASAT Holdings or any Restricted Subsidiaries and becomes an obligation of the continuing entity as a result of the transaction as having been incurred by the continuing entity at the time of the transaction); and

          (c) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and any supplemental indenture comply with this Indenture;

provided, however, that this paragraph will not apply to any transaction which results in such Guarantor no longer being a Restricted Subsidiary of ASAT Holdings and the other provisions of this Indenture (including Section 4.14) are complied with.

     Section 5.2   Successor Corporation Substituted.
                   ---------------------------------

     Upon the Company or a Guarantor consolidating or merging with or into another Person or upon a sale, lease, conveyance or transfer of all or substantially all of the Company's or such Guarantor's assets, whether in a single transaction or a series of related transactions, to another Person in accordance with Section 5.1 (other than to an existing Guarantor or the Company, in which case this Section 5.2 shall not apply), the successor entity formed by such consolidation, merger or to which such sale, lease, conveyance or transfer is made (unless it is already the Company or a Guarantor) shall succeed to and (except in the case of a lease) be substituted for, and may exercise every right and power of, the Company or such Guarantor (as the case may be) under this Indenture with the same effect as if such successor entity had been named therein as the Company or such Guarantor, and (except in the case of a lease) the Company or such Guarantor shall be released from its obligations under the Securities, the Guarantees and this Indenture except with respect to any obligations that arise from, or are related to, such transaction; provided, however, that any such release shall occur only to the extent that all obligations of such Company or Guarantor under all of the guarantees of any Credit Facility of ASAT Holdings or any Restricted Subsidiary shall also be released or terminate upon such sale or disposition and none of its Capital Stock is pledged for the benefit of any holder of any Indebtedness of ASAT Holdings or any Restricted Subsidiary. Upon the designation of a Guarantor as an Unrestricted Subsidiary in accordance with this Indenture, such Guarantor shall be released from its obligations under the Securities, the Guarantees and this Indenture.

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                                   ARTICLE VI

                         EVENTS OF DEFAULT AND REMEDIES

     Section 6.1   Events of Default.
                   -----------------

     "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be caused voluntarily or involuntarily or effected, without limitation, by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (1) the failure to pay any installment of interest (or Additional Amounts or Liquidated Damages, if any) on the Securities as and when the same becomes due and payable and the continuance of any such failure for 30 days;

          (2) the failure to pay all or any part of the principal, or premium, if any, on the Securities when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise, including, without limitation, payment of the Change of Control Purchase Price or the Asset Sale Offer Price on Securities validly tendered and not properly withdrawn pursuant to a Change of Control Offer or Asset Sale Offer, as applicable;

          (3) the failure by the Company or any Guarantor to observe or perform any other covenant or agreement contained in the Securities or this Indenture and, except for Section 4.14, Section 5.1 and Article X for which no notice shall be required, the continuance of such failure for a period of 30 days after written notice is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Securities outstanding;

          (4) a decree, judgment or order by a court of competent jurisdiction shall have been entered adjudicating the Company, ASAT Holdings or any of its Significant Subsidiaries (including ASAT Limited) as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Company, ASAT Holdings or any of its Significant Subsidiaries (including ASAT Limited) under any bankruptcy or similar law, and such decree or order shall have continued undischarged and unstayed for a period of 60 days; or a decree, judgment or order of a court of competent jurisdiction appointing a receiver, liquidator, trustee, or assignee in bankruptcy or insolvency for the Company, ASAT Holdings, any of its Significant Subsidiaries (including ASAT Limited), or any substantial part of the property of any such Person, or for the winding up or liquidation of the affairs of any such Person, shall have been entered, and such decree, judgment or order shall have remained in force undischarged and unstayed for a period of 60 days;

          (5) ASAT Holdings or any of its Significant Subsidiaries (including ASAT Limited) shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under any bankruptcy or similar law or similar statute, or shall consent to the filing of any such petition, or shall consent to the appointment of a Custodian, receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of it or any substantial part of its assets or property, or shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, fail generally to pay its debts as they become due, or take any corporate action in furtherance of any of the foregoing;

          (6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by

ASAT Holdings or any of its Restricted Subsidiaries (or the payment of which is guaranteed by ASAT Holdings or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, if that default:

          (a) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

          (b) results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more;

          (7) final unsatisfied judgments not covered by insurance aggregating in excess of $10.0 million, at any one time rendered against the Company or any of ASAT Holdings' or any of its Significant Subsidiaries that shall not be stayed, bonded or discharged within 60 days following such judgment;

          (8) any Guarantee of ASAT Holdings or a Guarantor that is a Significant Subsidiary, ceases to be in full force and effect or becomes unenforceable or invalid or is declared null and void (other than in accordance with the terms of the Guarantee) or ASAT Holdings or any Guarantor that is a Significant Subsidiary denies or disaffirms its Obligations under its Guarantee; or

          (9) the failure of the Senior Notes due 2006 to have been redeemed or otherwise no longer be outstanding by the date no later than 45 days following the Issue Date.

     Section 6.2   Acceleration of Stated Maturity; Rescission and Annulment.
                   ---------------------------------------------------------

          (1) If an Event of Default occurs and is continuing (other than an Event of Default specified in Sections 6.1(4) and 6.1(5) above relating to the Company, ASAT Holdings or any of its Significant Subsidiary,) then in every such case, unless the principal of all of the Securities shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding, by notice in writing to the Company (and to the Trustee if given by Holders), may declare all principal, determined as set forth below, and accrued interest (and Liquidated Damages and Additional Amounts, if any) thereon to be due and payable immediately. If an Event of Default specified in Sections 6.1(4) and 6.1(5) relating to the Company or any of ASAT Holdings or any of its Significant Subsidiaries occurs, all principal and accrued interest (and Liquidated Damages and Additional Amounts, if any) thereon will be immediately due and payable on all outstanding Securities without any declaration or other act on the part of the Trustee or the Holders.

          (2) Subject to the provisions of this Indenture relating to the duties of the Trustee, the Trustee will be under no obligation to exercise any of its rights or powers under this Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee security or indemnity reasonably satisfactory to it.

          (3) At any time after such a declaration of acceleration being made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article VI, the Holders of not less than a majority in aggregate principal amount of then outstanding Securities, by written notice to the Company and the Trustee, may rescind, on behalf of all Holders, any such declaration of acceleration if:

          (a) the Company has paid or deposited with the Trustee cash sufficient to pay:

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

               (i) all overdue interest and Liquidated Damages and Additional Amounts, if any, on all Securities,

               (ii) the principal of (and premium, if any, applicable to) any Securities which would become due other than by reason of such declaration of acceleration, and interest thereon at the rate borne by the Securities,

               (iii) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Securities,

               (iv) all sums paid or advanced by the Trustee hereunder and the compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and all other amounts due the Trustee under Section 7.7 and

          (b) all Events of Default, other than the non-payment of the principal of, premium, if any, and interest on Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.12.

          (4) Notwithstanding the previous sentence of this Section 6.2, no waiver shall be effective against any Holder for any Event of Default or event which with notice or lapse of time or both would be an Event of Default with respect to (a) any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Security affected thereby, unless all such affected Holders agree, in writing, to waive such Event of Default or other event and (b) any provision requiring supermajority approval to amend, unless such default has been waived by such a supermajority. No such waiver shall cure or waive any subsequent default or impair any right consequent thereon.

          (5) In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company or any Guarantor with the intention of avoiding payment of any premium that the Company or any Guarantor would have had to pay if the Company then had elected to redeem the Securities pursuant to the optional redemption provisions of this Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law.

     Section 6.3   Collection of Indebtedness and Suits for Enforcement by
                   -------------------------------------------------------
Trustee.
-------

          (1) The Company covenants that if an Event of Default in payment of principal, premium or interest (or Liquidated Damages or Additional Amounts, if any) specified in Section 6.1(1) or Section 6.1(2) occurs and is continuing, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal, premium (if any), and interest (and Liquidated Damages and Additional Amounts, if any), and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any), and on any overdue interest (and Liquidated Damages and Additional Amounts, if any), at the rate borne by the Securities, provided, however, that the Trustee shall not be required to determine the amounts due hereunder and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including compensation to, and expenses, disbursements and advances of the Trustee and its agents and counsel and all other amounts due the Trustee under Section 7.7.

          (2) If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust in favor of the Holders, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any Guarantor and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any Guarantor, wherever situated.

          (3) If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

     Section 6.4   Trustee May File Proofs of Claim.
                   --------------------------------

     In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any Guarantor or the property of the Company or of such Guarantor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium, if any (and Liquidated Damages and Additional Amounts, if any), or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise to take any and all actions under the TIA, including

          (1) to file and prove a claim for the whole amount of principal (and premium, if any) and interest (and Liquidated Damages and Additional Amounts, if any) owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agent and counsel and all other amounts due the Trustee under Section 7.7) and of the Holders allowed in such judicial proceeding, and

          (2) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee under Section 7.7.

     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and may be a member of a creditors' committee.

     Section 6.5   Trustee May Enforce Claims Without Possession of Securities.
                   -----------------------------------------------------------

     All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust in favor of the Holders, and any recovery of judgment shall, after provision for the payment of compensation to, and expenses, disbursements and advances of the Trustee and its agents and counsel and all other amounts due the Trustee under Section 7.7, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

     Section 6.6   Priorities.
                   ----------

     Any money collected by the Trustee pursuant to this Article VI shall be applied, subject to applicable law, in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium (if any), or interest (or Liquidated Damages, if any, or Additional Amounts, if any), upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

     FIRST: To the Trustee in payment of all amounts due pursuant to Section
7.7;

     SECOND: To the Holders in payment of the amounts then due and unpaid for principal of, premium (if any), and interest (and Liquidated Damages, if any, and Additional Amounts, if any) on, the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium (if any), and interest (and Liquidated Damages, if any, and Additional Amounts, if any), respectively; and

     THIRD: To the Company, the Guarantors or such other Person as may be lawfully entitled thereto, the remainder, if any, each as their respective interests may appear.

     The Trustee may, but shall not be obligated to, fix a record date and payment date for any payment to the Holders under this Section 6.6.

     Section 6.7   Limitation on Suits.
                   -------------------

     No Holder of any Security shall have any right to order or direct the Trustee to institute any proceeding, judicial or otherwise, with respect to this Indenture, or to appoint a receiver or trustee, or to institute any other remedy hereunder, unless:

          (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

          (2) the registered Holders of not less than 25% in aggregate principal amount of then outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder and offered to the Trustee indemnity reasonably satisfactory to it to institute such proceeding as Trustee; and

          (3) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding or pursue any remedies and such Trustee shall not have received from the registered Holders of a majority in aggregate principal amount of the Securities then outstanding a direction inconsistent with such request;

it being understood and intended (i) that no one or more Holders shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders and (ii) such limitations do not apply to a suit instituted by a Holder of Securities for enforcement of payment of the principal of, and premium, if any, or interest, including Liquidated Damages, if any, and Additional Amounts, if any, on, such Security on or after the respective due dates expressed in such Security.

     Section 6.8   Unconditional Right of Holders to Receive Principal, Premium
                   -------------------------------------------------------------
and Interest.
------------

     Notwithstanding any other provision of this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of, and premium (if any), and interest (and Liquidated Damages, if any, and Additional Amounts, if any) on, such Security on the Stated Maturity of such payments as expressed in such Security (in the case of redemption, the

Redemption Price on the applicable Redemption Date, in the case of a Change of Control, the Change of Control Purchase Price on the Change of Control Purchase Date, and in the case of an Asset Sale, the Asset Sale Offer Price on the relevant purchase date) and to institute suit for the enforcement of any such payment after such respective dates, and such rights shall not be impaired without the consent of such Holder.

     Section 6.9   Rights and Remedies Cumulative.
                   ------------------------------

     Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 2.7, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     Section 6.10  Delay or Omission Not Waiver.
                   ----------------------------

     No delay or omission by the Trustee or by any Holder of any Security to exercise any right or remedy arising upon any Event of Default shall impair the exercise of any such right or remedy or constitute a waiver of any such Event of Default. Every right and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

     Section 6.11  Control by Holders.
                   ------------------

     The Holder or Holders of a majority in aggregate principal amount of then outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee, provided, that

          (1) such direction shall not be in conflict with any rule of law or with this Indenture,

          (2) the Trustee shall not be obligated to determine and shall have no duty to ascertain that the action so directed would involve it in personal liability or would be unjustly prejudicial to the Holders not taking part in such direction, and

          (3) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

     Section 6.12  Waiver of Existing or Past Default.
                   ----------------------------------

          (1) Subject to Section 6.8, the Holder or Holders of not less than a majority in aggregate principal amount of the outstanding Securities may, on behalf of all Holders, waive any existing or past Default or Event of Default hereunder and its consequences under this Indenture, except a Default or Event of Default:

          (a) in the payment of the principal of, premium, if any, or interest (or Liquidated Damages, if any, or Additional Amounts, if any) on, any Security as specified in Section 6.1(1) or Section 6.1(2) and not yet cured, or

          (b) in respect of a covenant or provision hereof which, under Article IX, cannot be modified or amended without the consent of the Holder of each outstanding Security affected;

          provided, however; that if there is a Default or Event of Default with respect to a provision that requires more than a simple majority of the Holders to amend (a "Super Majority") then such Default or Event of Default may only be waived by a Super Majority of the Holders.

          (2) Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair the exercise of any right arising therefrom.

     Section 6.13  Undertaking for Costs.
                   ---------------------

     All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted to be taken by it as Trustee, any court may in its discretion require the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 6.13 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the outstanding Securities, or to any suit instituted by any Holder for enforcement of the payment of principal of, or premium (if any), or interest (or Liquidated Damages, if any, or Additional Amounts, if any) on, any Security on or after the respective Stated Maturity expressed in such Security (including, in the case of redemption, on or after the Redemption Date).

     Section 6.14  Restoration of Rights and Remedies.
                   ----------------------------------

     If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Company, the Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                                   ARTICLE VII

                                     TRUSTEE

     The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed, subject to the terms hereof.

     Section 7.1   Duties of Trustee.
                   -----------------

          (1) If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of his or her own affairs.

          (2)  Except during the continuance of a Default or an Event of
Default:

          (a) The Trustee need perform only those duties as are specifically set forth in this Indenture and no others, and no covenants or obligations shall be implied in or read into this Indenture, and

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

          (b) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements (including the accuracy of any mathematical calculations) and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (3) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (a)  This paragraph does not limit the effect of paragraph (b) of this
     Section 7.1,

          (b) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts, and

          (c) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.11.

          (4) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or at the request, order or direction of the Holders or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (5) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (1), (2), (3), (4) and (5) of this Section 7.1.

          (6) The Trustee shall not be required to invest and shall not be liable for interest on any assets received by it except as the Trustee may agree in writing with the Company (including without limitation to the extent the Trustee receives funds prior to the Interest Payment Date in order to comply with the provisions of Section 4.1). Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

     Section 7.2   Rights of Trustee.
                   -----------------

     Subject to the provisions of Section 7.1:

          (1) The Trustee may conclusively rely and shall be protected in acting or refraining from acting on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in such document.

          (2) Before the Trustee acts or refrains from acting, it may consult with counsel of its selection and may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or advice of counsel.

          (3) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

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

          (4) The Trustee shall not be liable for any action it or its agent takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

          (5) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company personally or by its agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

          (6) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby.

          (7) Unless otherwise specifically provided for in this Indenture, any demand, request, direction or notice from the Company or any Guarantor shall be sufficient if signed by an Officer of the Company or such Guarantor, as applicable.

          (8) The Trustee shall have no duty to inquire as to the performance of the Company's or any Guarantor's covenants in Article IV or as to the performance by any Agent of its duties hereunder. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 4.1, 6.1(1) and 6.1(2), or
(ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge and such notice references the Securities and this Indenture.

          (9) Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate.

          (10) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

          (11) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

          (12) The Trustee may request that the Company or the Guarantors deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

     Section 7.3   Individual Rights of Trustee.
                   ----------------------------

     The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company, any Guarantor, any of their Subsidiaries, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

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     Section 7.4   Trustee's Disclaimer.
                   --------------------

     The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities and it shall not be accountable for the Company's use of the proceeds from the Securities or any money paid to the Company or upon the Company's discretion under any provision of this Indenture, and it shall not be responsible for any statement or recital herein or any statement in the Securities, other than the Trustee's certificate of authentication, or the use or application of any funds received by a Paying Agent other than the Trustee.

     Section 7.5   Notice of Default.
                   -----------------

     If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the uncured Default or Event of Default within 90 days after the Trustee gains knowledge of such Default or Event of Default. Except in the case of a Default or an Event of Default in payment of principal (or premium, if any), of, or interest (or Liquidated Damages, if any, or Additional Amounts, if any) on, any Security (including the payment of the Change of Control Purchase Price on the Change of Control Payment Date, the payment of the Redemption Price on the Redemption Date and the payment of the Asset Sale Offer Price on the relevant purchase date), the Trustee may withhold the notice if and so long as a Trust Officer in good faith determines that withholding the notice is in the interest of the Securityholders.

     Section 7.6   Reports by Trustee to Holders.
                   -----------------------------

          (1) Within 60 days after each April 15 beginning with the April 15, 2005 following the date of this Indenture, the Trustee shall, if required by law, mail to each Securityholder a brief report dated as of such April 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b) and 313(c).

          (2) The Company shall promptly notify the Trustee in writing if the Securities become listed on any stock exchange or automated quotation system and of any delisting therefrom.

          (3) A copy of each report at the time of its mailing to Securityholders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Securities are listed.

     Section 7.7   Compensation and Indemnity.
                   --------------------------

          (1) The Company and the Guarantors jointly and severally agree to pay to the Trustee from time to time reasonable compensation for services rendered by it hereunder in such amounts as may be agreed to from time to time by the Trustee and the Company. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company and the Guarantors shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it in accordance with this Indenture. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents, accountants, experts and counsel.

          (2) The Company and the Guarantors jointly and severally agree to indemnify the Trustee (in its capacity as Trustee) and each of its officers, directors, attorneys-in-fact and agents for, and hold it harmless against, any claim, demand, expense (including but not limited to reasonable compensation, disbursements and expenses of the Trustee's agents and counsel), loss or liability incurred by it without negligence or bad faith on the part of the Trustee, arising out of or in connection with the administration of this trust and its rights or duties hereunder, including the

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

reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company and the Guarantors shall defend the claim and the Trustee shall provide reasonable cooperation at the Company's and the Guarantors' expense in the defense. The Trustee may have separate counsel and the Company and the Guarantors shall pay the reasonable fees and expenses of such counsel; provided, that the Company and the Guarantors will not be required to pay such fees and expenses if they assume the Trustee's defense and there is no conflict of interest between the Company and the Guarantors and the Trustee in connection with such defense. The Company and the Guarantors need not pay for any settlement made without their written consent; provided, that such consent shall not be unreasonably withheld. The Company and the Guarantors need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct. If the Trustee is required to participate in any court, foreclosure or other proceedings related to the interpretation or enforcement of the provisions of this Indenture, its fees and expenses shall be increased to cover all its reasonable out-of-pocket expenses and internal costs associated in its participating in the same.

          (3) To secure the Company's and the Guarantors' payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Securities on all assets held or collected by the Trustee, in its capacity as Trustee, except assets held in trust to pay principal and premium, if any, of or interest on, particular Securities. If any property other than cash shall at any time be subject to the lien of this Indenture, the Trustee, if and to the extent authorized by a receivership or bankruptcy court of competent jurisdiction or by the supplemental instrument subjecting such property to such lien, shall be entitled, but shall not be required, to make advances for the purpose of preserving such property or of discharging tax liens or other prior liens or encumbrances thereon.

          (4) When the Trustee incurs expenses or renders services after an Event of Default specified in Sections 6.1(4) or 6.1(5) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

          (5)  The Company's and the Guarantors' obligations under this Section
7.7 and any lien arising hereunder shall survive the resignation or removal of the Trustee, the discharge of the Company's and the Guarantors' obligations pursuant to Article VIII of this Indenture and any rejection or termination of this Indenture under any Bankruptcy Law.

     Section 7.8   Replacement of Trustee.
                   ----------------------

          (1) The Trustee may resign at any time by so notifying the Company in writing. The Holder or Holders of a majority in aggregate principal amount of the outstanding Securities may remove the Trustee by so notifying the Company and the Trustee in writing and may appoint a successor trustee with the Company's consent. The Company may remove the Trustee if:

          (a)  the Trustee fails to comply with Section 7.10;

          (b)  the Trustee is adjudged bankrupt or insolvent;

          (c) a receiver, Custodian or other public officer takes charge of the Trustee or its property; or

          (d)  the Trustee becomes incapable of acting.

          (2) If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holder or Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

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

          (3) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that and provided that all sums owing to the retiring Trustee provided for in Section
7.7 have been paid, the retiring Trustee shall transfer all property held by it as trustee to the successor Trustee, and subject to the lien provided in Section 7.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

          (4) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holder or Holders of at least 10% in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (5) If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          (6)  Notwithstanding replacement of the Trustee pursuant to this
Section 7.8, the Company's and the Guarantors' obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

          (7) Upon its resignation or removal, the Trustee shall be entitled to the prompt payment by the Company of its compensation and reimbursement of all reasonable out-of-pocket expenses up to the effective date of resignation or removal (including, without limitation, the reasonable fees and expenses of counsel, if any), incurred in connection with the performance of such services.

     Section 7.9   Successor Trustee by Merger, Etc.
                   --------------------------------

     If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee.

     Section 7.10  Eligibility; Disqualification.
                   -----------------------------

     The Trustee shall at all times satisfy the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee shall have a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b).

     Section 7.11  Preferential Collection of Claims Against Company.
                   -------------------------------------------------

     The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

     Section 7.12  Appointment of Co-Trustee.
                   -------------------------

          (1) It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as trustee in such jurisdiction. It is recognized that in case of litigation under this Indenture, and in particular in case of the enforcement thereof on default, or in the case the Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Trustee or hold title to the properties, in trust, as herein granted or take any action which may be desirable or necessary in connection therewith, it may be necessary that the Trustee appoint an individual or institution as a separate or co-trustee. The following provisions of this Section are adopted to these ends.

          (2) In the event that the Trustee appoints an additional individual or institution as a separate or co-trustee, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vest in such separate or co-trustee but only to the extent necessary to enable such separate or co-trustee to exercise such powers, rights and remedies, and only to the extent that the Trustee by the laws of any jurisdiction is incapable of exercising such powers, rights and remedies and every covenant and obligation necessary to the exercise thereof by such separate or co-trustee shall run to and be enforceable by either of them.

          (3) Should any instrument in writing from the Company be required by the separate or co-trustee so appointed by the Trustee for more fully and certainly vesting in and confirming to it such properties, rights, powers, trusts, duties and obligations, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Company; provided, that if an Event of Default shall have occurred and be continuing, if the Company does not execute any such instrument within fifteen (15) days after request therefor, the Trustee shall be empowered as an attorney-in-fact for the Company to execute any such instrument in the Company's name and stead. In case any separate or co-trustee or a successor to either shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate or co-trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a new trustee or successor to such separate or co-trustee.

          (4) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (a) all rights and powers, conferred or imposed upon the Trustee shall be conferred or imposed upon and may be exercised or performed by such separate trustee or co-trustee; and

          (b) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder.

          (5) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article.

          (6) Any separate trustee or co-trustee may at any time appoint the Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

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

                                  ARTICLE VIII

               DISCHARGE; LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     Section 8.1   Discharge; Option to Effect Legal Defeasance or Covenant
                   --------------------------------------------------------
Defeasance.
----------

          (1) This Indenture shall be discharged and cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Securities and except that the Company's and the Guarantors' obligations under Section 7.7 and the Trustee's and the Paying Agent's obligations under Sections 8.6 and 8.7 shall survive) when:

          (a) either (i) all outstanding Securities theretofore authenticated and issued have been delivered (other than destroyed, lost or stolen Securities that have been replaced or paid and Securities for whose payment money has previously been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) to the Trustee for cancellation and the Company or the Guarantors have paid all sums payable hereunder; or (ii) all such Securities that have not been previously delivered to the Trustee for cancellation have become due and payable or will become due and payable within one year or are to be called for redemption within one year upon arrangements reasonably satisfactory for the Trustee for the giving of notice of redemption, and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars or U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Securities not delivered to such Trustee for cancellation for principal, premium, if any, Liquidated Damages, if any, and Additional Amounts, if any, and accrued interest to the date of maturity or redemption and the Trustee for itself and for the benefit of the Holders of the Securities have a valid, perfected, exclusive security interest in such trust,

          (b)  the Company has paid all sums payable by it under this Indenture;

          (c) the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Securities at maturity or the redemption date, as the case may be;

          (d) no Default or Event of Default with respect to the Securities shall have occurred and be continuing at the time of such deposit; and

          (e) such deposit will not result in a breach or violation of, or constitute a default, under any other material agreement or instrument to which ASAT Holdings or any Subsidiary is a party or by which ASAT Holdings or any Subsidiary is bound.

     In addition, the Company must deliver an Officers' Certificate and an Opinion of Counsel stating that the Company has complied with all conditions precedent to the satisfaction and discharge of this Indenture.

          (2) In addition, the Company may elect to have Section 8.2 or Section 8.3, at the Company's option at any time, of this Indenture applied to all outstanding Securities upon compliance with the conditions set forth below in this Article VIII.

     Section 8.2   Legal Defeasance and Discharge.
                   ------------------------------

     Upon the Company's exercise under Section 8.1 of the option applicable to this Section 8.2, the Company and the Guarantors shall be deemed to have been discharged from their respective obligations with respect to all outstanding Securities on the date the conditions set forth below are

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

satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Securities, the Guarantees and this Indenture and this Indenture shall cease to be of further effect as to all outstanding Securities and Guarantees, except as to be deemed to be "outstanding" only for the purposes of Section 8.5 and the other Sections of this Indenture referred to in (a) and (b) below, and the Company and the Guarantors shall be deemed to have satisfied all other of their respective obligations under such Securities and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Securities to receive payments in respect of the principal of, premium, if any, and interest (and Liquidated Damages, if any, and Additional Amounts, if any) on such Securities when such payments are due from the trust described in Section 8.5, (b) the Company's obligations with respect to such Securities under Sections 2.4, 2.6, 2.7, 2.10, 4.2, 8.5, 8.6 and 8.7 and (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's and the Guarantors' obligations in connection therewith. Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section
8.3 with respect to the Securities.

     Section 8.3   Covenant Defeasance.
                   -------------------

     Upon the Company's exercise under Section 8.1 of the option applicable to this Section 8.3, the Company and the Guarantors shall be released from their respective obligations under the covenants contained in Sections 4.3, 4.6, 4.7, 4.8, 4.10, 4.11, 4.12, 4.14, 4.16, 4.17, 4.18 and 4.20, Article V, Article X and
Article XI with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Securities shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Securities, neither the Company nor any Guarantor need comply with or shall have any liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.1 of the option applicable to this Section 8.3 and in satisfaction of the conditions set forth in Section 8.4, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.1(3) (with respect to the covenants contained in Sections 4.3, 4.5 through 4.8, 4.10 through 4.12, 4.14 through 4.18, 4.20 and 4.22 and Article V, Article X and
Article XI hereof) and 6.1(6) through 6.1(9).

     Section 8.4   Conditions to Legal or Covenant Defeasance.
                   ------------------------------------------

          (1) The following shall be the conditions to the application of either Section 8.2 or 8.3 to the outstanding Securities:

          (a) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 who shall agree to comply with the provisions of this
     Article VIII applicable to it), in trust, for the benefit of the Holders of the Securities, cash, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent accountants to pay the principal of, premium, if any, and interest (and Liquidated Damages, if any, and Additional Amounts, if any) on such outstanding Securities on the stated date for payment thereof or on the redemption date of such principal or installment of principal of, premium, if any, or interest on such Securities, and the Trustee for the benefit of the Holders of Securities or the Holders of Securities must have a valid, perfected, and exclusive security interest in such trust,

          (b) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States of America reasonably acceptable to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of such outstanding Securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such Legal Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (c) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States of America reasonably acceptable to such Trustee confirming that the Holders of such outstanding Securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such Covenant Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or in the case of Legal Defeasance insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

          (e) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any other material agreement or instrument to which the Company, ASAT Holdings or any of its Restricted Subsidiaries is a party or by which any of the foregoing are bound;

          (f) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of such Securities over the other creditors or with the intent of defeating, hindering, delaying or defrauding other creditors or others; and

          (g) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that the conditions precedent provided for in, in the case of the Officers' Certificate, clauses (a) through (f) of this Section 8.4(1) and, in the case of the Opinion of Counsel, clauses (a) (with respect to the validity and perfection of the security interest) (b), (c) and (e) of this Section 8.4(1), have been complied with and in the case of a Covenant Defeasance the Company shall have delivered to the Trustee an Officers' Certificate, subject to such qualifications and exceptions as the Trustee deems appropriate, to the effect that, assuming no Holder of the Securities is an insider or affiliate of ASAT Holdings or any of its Subsidiaries, the trust funds will not be subject to the effect of any applicable federal bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally.

          (2) If the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of, premium, if any, and interest on Liquidated Damages, if any, and Additional Amounts, if any, on the Securities when due, then the obligations of the Company and the Guarantors under this Indenture will be revived and such defeasance will be deemed not to have occurred.

     Section 8.5   Deposited Cash and U.S. Government Obligations to be Held in
                   -------------------------------------------------------------
Trust; Other Miscellaneous Provisions.
-------------------------------------

          (1) Subject to Section 8.6, all cash and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the "Trustee") pursuant to Section 8.4 in respect of the outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest (and Liquidated Damages, if any, and Additional Amounts, if any), but such money need not be segregated from other funds except to the extent required by law.

          (2) The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 8.4 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Securities.

     Section 8.6   Repayment to the Company.
                   ------------------------

          (1) Anything in this Article VIII to the contrary notwithstanding, the Trustee or the Paying Agent shall deliver or pay to the Company from time to time upon the request of the Company any cash or U.S. Government Obligations held by it as provided in Section 8.4 which in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(1)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

          (2) Any cash and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee or any Paying Agent, or then held by the Company or the Guarantors, in trust for the payment of the principal of, premium, if any, or interest (and Liquidated Damages, if any, and Additional Amounts, if any) on any Security and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company or such Guarantor, as the case may be, on its request; and the Holder of such Security shall thereafter look only to the Company or such Guarantor for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition) and, so long as the Securities are listed on the SGX, in a daily newspaper of general circulation in Singapore which is expected to be the Business Times, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

     Section 8.7   Reinstatement.
                   -------------

     If the Trustee or Paying Agent is unable to apply any cash or U.S. Government Obligations in accordance with Section 8.2 or 8.3, as the case may be, of this Indenture by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's and the Guarantors' obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2 or 8.3 until such time as the Trustee or Paying Agent is permitted to apply such money in accordance with Sections 8.2 and 8.3, as the case may be; provided, however, that, if the Company makes any payment or principal of, premium, if any, or interest (and Liquidated Damages, if any, and Additional Amounts, if any) on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the cash or U.S. Government Obligations held by the Trustee or Paying Agent.

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                                   ARTICLE IX

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

     Section 9.1   Supplemental Indentures Without Consent of Holders.
                   --------------------------------------------------

     Without the consent of any Holder, the Company or any Guarantor, when authorized by Board Resolutions, and the Trustee, at any time and from time to time, may amend or enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

          (1) to cure any ambiguity, defect, omission or inconsistency, or make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided such action pursuant to this clause (1) shall not adversely affect the interests of any Holder in any respect;

          (2) to add to the covenants of the Company or the Guarantors for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company or the Guarantors or make any other change that does not adversely affect the rights of any Holder;

          (3)  to secure the Securities or add Guarantors of the Securities;

          (4) to evidence the succession of another Person to the Company or a Guarantor, the assumption by any such successor of the obligations of the Company or any Guarantor and the release of the Company or any Guarantor, in accordance with this Indenture;

          (5)  to comply with the TIA;

          (6) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities;

          (7) in any other case where a supplemental indenture is required or permitted to be entered into pursuant to the provisions of this Indenture without the consent of any Holder;

          (8) to provide for the issuance and authorization of the Exchange Securities;

          (9) to effect any changes to Section 2.6 in a manner necessary to comply with procedures of the Securities Custodian or the Depository, provided such action pursuant to this clause (9) shall not adversely affect the interests of any Holder in any respect;

          (10) to provide for uncertificated Securities in addition to or in place of certificated Securities in a manner that does not adversely impact Holders; and

          (11) to make any change that does not adversely affect the rights under this Indenture of any such Holder.

     Section 9.2   Amendments, Supplemental Indentures and Waivers with Consent
                   ------------------------------------------------------------
of Holders.
----------

          (1) Subject to Section 6.8, with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange offer for such Securities), by written act of said Holders delivered to the Company and the Trustee, the Company, and as applicable, any Guarantor, when

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authorized by Board Resolutions, and the Trustee may amend or supplement this
Indenture, the Securities or the Guarantees or enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture, the Securities or the Guarantees or of modifying in any manner the rights of the Holders under this Indenture or the Securities; provided that (i) provisions relating to the Change of Control Purchase Price shall require unanimous approval of all Holders and (ii) following any Change of Control and through the Change of Control Purchase Date related to that Change of Control, all provisions under this Indenture relating the Company's obligations described in
Article X require unanimous approval of all Holders. Section 2.8 hereof shall determine which Securities are considered "outstanding" for purposes of this
Section 9.2. Subject to Sections 6.8 and 6.12, the Holder or Holders of not less than a majority in aggregate principal amount of then outstanding Securities may waive compliance by the Company or any Guarantor with any provision of this Indenture or the Securities. Notwithstanding any of the above, however, no such amendment, supplemental indenture or waiver shall, without the consent of the Holder of each outstanding Security affected thereby:

          (a) change the Stated Maturity on any Security, or reduce the principal amount thereof or the rate (or extend the time for payment) of interest thereon or any premium payable upon the redemption thereof (including under Section 3.1) at the Company's option or the amount of Liquidated Damages or Additional Amounts payable thereunder, or change the place of payment where, or the coin or currency in which, any Security or any premium, the interest, Liquidated Damages or Additional Amounts (if any) thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or in the case of redemption at the Company's option, on or after the Redemption Date), or reduce the Change of Control Purchase Price, any provision relating to the Company's obligations described in Article X or the Asset Sale Offer Price after the corresponding Asset Sale or following a Change of Control through the Change of Control Purchase Date related to that Change of Control or change the time or price at which any Security may be redeemed pursuant to Article III in a manner adverse to the Holders; or

          (b) reduce the percentage in principal amount of the outstanding Securities, the consent of whose Holders is required for any such amendment, supplemental indenture or wavier provided for in this Indenture; or

          (c) modify any of the waiver provisions, except to increase any required percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby; or

          (d) cause the Securities or any Guarantees to become contractually subordinate in right of payment to any other Indebtedness.

          (2) For the purpose of determining a percentage of aggregate principal amount of Securities outstanding at any time, Securities held by the Company, ASAT Holdings, any Guarantor or any of their respective affiliates shall be deemed not to be outstanding.

          (3) It shall not be necessary for the consent of the Holders under this Section 9.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

          (4) After an amendment, supplement or waiver under this Section 9.2 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

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          (5)  After an amendment, supplement or waiver under this Section 9.2 or under Section 9.4 becomes effective, it shall bind each Holder.

          (6)  In connection with any amendment, supplement or waiver under this
Article IX, the Company may, but shall not be obligated to, offer to any Holder who consents to such amendment, supplement or waiver, or to all Holders, consideration for such Holder's consent to such amendment, supplement or waiver.

     Section 9.3   Compliance with TIA.
                   -------------------

     Every amendment, waiver or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

     Section 9.4   Revocation and Effect of Consents.
                   ---------------------------------

          (1) Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of his Security by written notice to the Company or the Person designated by the Company as the Person to whom consents should be sent if such revocation is received by the Company or such Person before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

          (2) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be the date so fixed by the Company notwithstanding the provisions of the TIA. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date, and only those Persons (or their duly designated proxies), shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date.

          (3) After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses (a) through (d) of paragraph (1) of Section 9.2, in which case, the amendment, supplement or waiver shall bind only each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security; provided, that any such waiver shall not impair or affect the right of any Holder to receive payment of principal and premium of and interest (and Liquidated Damages, if any, and Additional Amounts, if any) on a Security, on or after the respective dates set for such amounts to become due and payable expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates.

     Section 9.5   Notation on or Exchange of Securities.
                   -------------------------------------

     If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee or require the Holder to put an appropriate notation on the Security. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Any failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment, supplement or waiver.

     Section 9.6   Trustee to Sign Amendments, Etc.
                   -------------------------------

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

     The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article IX; provided, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article IX is authorized or permitted by this Indenture.

                                    ARTICLE X

              RIGHT OF HOLDERS TO REQUIRE REPURCHASE OF SECURITIES

     Section 10.1  Repurchase of Securities Upon a Change of Control.
                   -------------------------------------------------

          (1)  In the event that a Change of Control has occurred,

          (a) the Company must notify each Holder of Securities within 30 days following such Change of Control; and

          (b) each Holder of Securities will have the right, at such Holder's option, pursuant to an offer (subject only to conditions required by applicable law, if any) by the Company (the "Change of Control Offer"), to require the Company to repurchase all or any part of such Holder's Securities (provided, that the principal amount of such Securities must be $1,000 or an integral multiple thereof) on a date (the "Change of Control Purchase Date") that is no later than 60 days after the occurrence of such Change of Control, at a cash price equal to 101% of the principal amount thereof (the "Change of Control Purchase Price"), together with accrued and unpaid interest and Liquidated Damages, if any, and Additional Amounts, if any, to the Change of Control Purchase Date.

          (2) On or before the Change of Control Purchase Date, the Company shall:

          (a) accept for payment Securities or portions thereof properly and timely tendered pursuant to the Change of Control Offer,

          (b) deposit with the Paying Agent for the Company cash or U.S. Government Obligations sufficient to pay the Change of Control Purchase Price (together with accrued and unpaid interest and Liquidated Damages, if any, and Additional Amounts, if any) of all Securities so tendered to, but not including, the Change of Control Purchase Date, and

          (c) deliver to the Trustee the Securities so accepted together with an Officers' Certificate listing the Securities or portions thereof being purchased by the Company.

The Paying Agent promptly will pay the Holders of Securities so accepted an amount equal to the Change of Control Purchase Price (together with accrued and unpaid interest and Liquidated Damages, if any, and Additional Amounts, if any, to, but not including, the Change of Control Purchase Date) and the Trustee promptly will authenticate and deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted will be delivered promptly by the Company to the Holder thereof. The Company publicly will announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

          (3) Notwithstanding anything in this Article X to the contrary, in the event a Change of Control occurs at a time when the Company is prohibited from purchasing Securities under a Credit Agreement, prior to the mailing of the notice to the Holders as set forth in paragraph (1)(a) above, but in any event within 30 days following any Change of Control, the Company shall:

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

          (a) repay in full all Indebtedness outstanding under such Credit Agreement or offer to repay in full all such Indebtedness and repay the Indebtedness owed to each lender which has accepted such offer; or

          (b) obtain the requisite consents under the Credit Agreement to the making of the Change of Control Offer and the purchase of the Securities under this Section 10.1.

     The Company's failure to comply with the preceding sentence or to make a Change of Control Offer shall constitute an Event of Default described in
Section 6.1(3).

          (4) In the event that, pursuant to this Section 10.1, the Company shall be required to commence a Change of Control Offer, the Company shall follow the procedures set forth in this Section 10.1 as follows:

          (a) the Change of Control Offer shall commence within 30 days following the occurrence of a Change of Control;

          (b) the Change of Control Offer shall remain open for 20 Business Days following its commencement (the "Change of Control Offer Period");

          (c) upon the expiration of the Change of Control Offer Period, the Company promptly shall purchase all of the tendered Securities at the Change of Control Purchase Price in response to the Change of Control Offer;

          (d) the Company shall provide the Trustee and the Paying Agent with written notice of the Change of Control Offer at least three Business Days before the commencement of any Change of Control Offer; and

          (e) on or before the commencement of any Change of Control Offer, the Company or the Trustee (upon the request and at the expense of the Company) shall send, by first-class mail, a notice to each of the Securityholders, which (to the extent consistent with this Indenture) shall govern the terms of the Change of Control Offer and shall state:

               (i) that the Change of Control Offer is being made pursuant to this Section 10.1 and that all Securities, or portions thereof, tendered will be accepted for payment;

               (ii) the Change of Control Purchase Price (including the amount of accrued but unpaid interest (and Liquidated Damages, if any, and Additional Amounts, if any)) and the Change of Control Purchase Date;

               (iii) that any Security, or portion thereof, not tendered or accepted for payment will continue to accrue interest;

               (iv) that, unless the Company defaults in depositing cash with the Paying Agent in accordance with this Section 10.1, or such payment is prevented for any reason, any Security, or portion thereof, accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date;

               (v) that Holders electing to have a Security, or portion thereof, purchased pursuant to a Change of Control Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent (which may not for purposes of this Section 10.1, notwithstanding anything in this Indenture to the contrary, be the Company or any Affiliate of the Company) at the address specified in the notice prior to the expiration of the Change of Control Offer;

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

               (vi) that Holders will be entitled to withdraw their election, in whole or in part, if the Paying Agent receives, prior to the expiration of the Change of Control Offer, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder is withdrawing and a statement containing a facsimile signature and stating that such Holder is withdrawing his election to have such principal amount of Securities purchased;

               (vii) that Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered; and

               (viii) a brief description of the events resulting in such Change of Control.

          (5) Any Change of Control Offer shall be made in compliance with all applicable laws, rules and regulations, including, if applicable, Regulation 14E under the Exchange Act and the rules thereunder and all other applicable United States federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 10.1, compliance by the Company or any Guarantor with such laws and regulations shall not in and of itself cause a breach of Company's or any Guarantor's obligations under this Section 10.1.

          (6) If the Change of Control Purchase Date hereunder is on or after an interest payment Record Date and on or before the associated Interest Payment Date, any accrued and unpaid interest (and Liquidated Damages, if any, and Additional Amounts, if any) due on such Interest Payment Date will be paid to the Person in whose name a Security is registered at the close of business on such Record Date, and such interest (and Liquidated Damages and Additional Amounts, if applicable) will not be payable to Holders who tender the Securities pursuant to the Change of Control Offer who were not Holders as of such Record Date.

          (7) In the event of a Change of Control, if the Securities are then listed on the SGX, and it is required by the rules of the SGX, the Company will publish a notice in a daily newspaper of general circulation in Singapore (or, if the Holders of any Securities can be identified, notices to such Holders shall also be valid if they are given to each of such Holders). It is expected that such publication be made in the Business Times. Notices will, if published more than once or on different dates, be deemed to have been given on the date of the first publication in such newspaper. Notice shall also be given to the SGX.

          Notwithstanding anything in this Indenture in any case where the identity and addresses of all the Holders of the Securities are known to the Company, notices to such Holders may be given individually by recorded delivery mail to such addresses and will be deemed to have been given when received at such addressed.

                                   ARTICLE XI

                                    GUARANTEE

     Section 11.1  Guarantee.
                   ---------

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

          (1) ASAT Holdings and all of ASAT Holdings' present and future Restricted Subsidiaries that are not (1) Designated Non-Guarantors; (2) Restricted Subsidiaries to which Section 11.1(7) applies; (3) the Company and
(4) ASAT (Finance) LLC until either (a) it is permitted to become a Guarantor under Section 4.20 of the Senior Notes due 2006 Indenture and (b) such Section
4.20 is no longer in effect ((1) through (4), collectively "Exempt Subsidiaries" and individually an "Exempt Subsidiary"), shall jointly and severally guaranty fully, irrevocably and unconditionally, to the fullest extent permitted by applicable law, to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability against ASAT Holdings, ASAT Limited and any other Guarantors of this Indenture, the Securities or the obligations of the Company under this Indenture or the Securities, that:

          (a) the principal of and premium (if any), and interest (and Liquidated Damages, if any, and Additional Amounts, if any) on the Securities will be paid in full when due, whether at the Stated Maturity or Interest Payment Date, by acceleration, call for redemption, upon a Change of Control, an Asset Sale Offer or otherwise;

          (b) all other obligations of the Company to the Holders or the Trustee under this Indenture or the Securities will be promptly paid in full or performed, all in accordance with the terms of this Indenture and the Securities;

          (c) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, they will be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration, call for redemption, upon a Change of Control, an Asset Sale Offer or otherwise; and

          (d) the Company and each of the Guarantors shall give prompt written notice to the Trustee of any fact known to the Company or such Guarantor that would prohibit any Guarantor from making any payment in respect of its Guarantee.

     Failing payment when due of any amount so guaranteed for whatever reason, each Guarantor shall be obligated to pay the same before failure so to pay becomes an Event of Default.

          (2) If the Company or a Guarantor defaults in the payment of the principal of, premium, if any, or interest (or Liquidated Damages, if any, or Additional Amounts, if any) on, the Securities when and as the same shall become due, whether upon maturity, acceleration, call for redemption, upon a Change of Control Offer, upon an Asset Sale Offer or otherwise, without the necessity of action by the Trustee or any Holder, each Guarantor shall be required, jointly and severally, to promptly make such payment in full.

          (3) Except for an Exempt Subsidiary, each Person that becomes a Restricted Subsidiary of ASAT Holdings shall, within thirty days after becoming a Restricted Subsidiary of ASAT Holdings, execute and deliver to the Trustee a supplemental indenture, which shall be in a form reasonably satisfactory to the Trustee, making such Person a party to this Indenture as a Guarantor providing a Guarantee.

          (4) Each Guarantor hereby agrees to the fullest extent permitted by applicable law, that its obligations with regard to its Guarantee shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture or the obligations of the Company hereunder the absence of any action to enforce the same, any delays in obtaining or realizing upon or failures to obtain or realize upon collateral, the recovery of any judgment against the Company, ASAT Holdings, ASAT Limited or any other Guarantor, any action to enforce the same or any other circumstances that might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor further agrees that subject to Section 11.4, each Guarantee will not be discharged except by complete performance of the obligations of the Company under the Securities and this Indenture. Without limiting the foregoing, each Guarantor agrees that, to the fullest extent permitted

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

by applicable law and subject to Section 11.4, neither its liability nor the validity or enforceability of the Guarantee shall be prejudiced, affected or discharged by: (a) any variation or modification of the Indenture or the Securities or any other document referred to therein; (b) the invalidity or unenforceability of any obligation or liability of any one or more of the Guarantors under the Indenture or the Securities; (c) the insolvency, bankruptcy or liquidation or any incapacity, disability or limitation or any change in the constitution or status of any one or more of the Guarantors; (d) any waiver, exercise, omission to exercise, compromise, renewal or release of any rights against any one or more of the Guarantors or any other person or any compromise, arrangement or settlement with any of the same; and (e) any act, omission, event or circumstance which would or may but for this provision operate to prejudice, affect or discharge this Indenture or the Securities or the liability of the Guarantors and the Company hereunder. Without prejudice to the generality of the foregoing sentence, each Guarantor agrees that, to the fullest extent permitted by applicable law, the Trustee may release any of the Guarantors from liability under the Guarantees or vary or modify the obligations of or grant any time or indulgence to or make any other arrangements with any of the Guarantors without affecting or discharging its rights against the other Guarantors provided any release, modification or variation shall comply with the terms of this Indenture. Each Guarantor hereby waives to the fullest extent permitted by applicable law diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, ASAT Holdings, ASAT Limited or any other Guarantor, any right to require a proceeding first against the Company or any other Guarantor or any right to require the prior disposition of the assets of the Company, ASAT Holdings, ASAT Limited or any other Guarantor to meet its obligations, protest, notice and all demands whatsoever and covenants that its Guarantee will not be discharged except by complete performance of the obligations contained in the Securities and this Indenture.

          (5) If any Holder or the Trustee is required by any court or otherwise to return to either the Company, ASAT Holdings, ASAT Limited or any Guarantor, or any Custodian or similar official acting in relation to either Company, ASAT Holdings, ASAT Limited or such Guarantor, any amount paid by either the Company, ASAT Holdings or ASAT Limited or such Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration as to the Company, ASAT Holdings, ASAT Limited or any other Guarantor of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of those obligations as provided in Article VI, those obligations (whether or not due and payable) will forthwith become due and payable by each of the Guarantors for the purpose of this Guarantee.

          (6) It is the intention of each Guarantor and the Company that the obligations of each Guarantor hereunder shall be in, but not in excess of, the maximum amount permitted by applicable law. Accordingly, if the obligations in respect of the Guarantee would be annulled, avoided or subordinated to the creditors of any Guarantor by a court of competent jurisdiction in a proceeding actually pending before such court as a result of a determination both that such Guarantee was made by such Guarantor without fair consideration and, immediately after giving effect thereto, such Guarantor was insolvent or unable to pay its debts as they mature or left with an unreasonably small capital, then the obligations of such Guarantor under such Guarantee shall be reduced by such court if and to the extent such reduction would result in the avoidance of such annulment, avoidance or subordination; provided, however, that any reduction pursuant to this paragraph shall be made in the smallest amount as is strictly necessary to reach such result. For purposes of this Section 11.1(6), "fair consideration," "insolvency," "unable to pay its debts as they mature," "unreasonably small capital" and the effective times of reductions, if any, required by this paragraph shall be determined in accordance with applicable law.

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

          (7) In the event ASAT Holdings or a Restricted Subsidiary forms or otherwise acquires, directly or indirectly, a Restricted Subsidiary organized under the laws of a jurisdiction that prohibits by law, regulation or order such Restricted Subsidiary from providing a Guarantee, the Company and ASAT Holdings shall use all commercially reasonable efforts, including pursuing required waivers, over a period up to one year, to provide the Guarantee by such Restricted Subsidiary; provided, however, that the Company and ASAT Holdings shall not be required to use commercially reasonable efforts relating to such Restricted Subsidiary for more than a one-year period or such shorter period as ASAT Holdings shall determine in good faith that it has used all commercially reasonable efforts. If ASAT Holdings or the Restricted Subsidiary is unable during the period to procure an enforceable Guarantee by such Restricted Subsidiary so formed or acquired in the jurisdiction in which such Restricted Subsidiary is organized, then such Restricted Subsidiary so formed or acquired shall not be required to provide a Guarantee of the Security hereunder so long as such Restricted Subsidiary does not Guarantee any other Indebtedness of ASAT Holdings or its Restricted Subsidiaries (other than Designated Non-Guarantor Subsidiaries); provided, however, that if there is a change in such law, regulation or order following which such Restricted Subsidiary so formed or acquired is not prohibited from providing a Guarantee under the laws of the jurisdiction in which it was organized, the Company and ASAT Holdings shall cause such Restricted Subsidiary to Guarantee the Securities promptly (but in any event not later than 30 days) following ASAT Holdings becoming aware of such change in law, regulation or order. The foregoing paragraph shall not apply to any Designated Non-Guarantor Subsidiary.

          (8) The Company may designate one or more Restricted Subsidiaries as "Designated Non-Guarantor Subsidiaries"; provided that at all times during the continuance of this Indenture the book value of the total assets of each such Restricted Subsidiary (based on the balance sheet of such Restricted Subsidiary used in the preparation of the most recent consolidated financial statements of ASAT Holdings required to be delivered to the Trustee or, if sooner, filed with the SEC) does not exceed the greater of $2.0 million and 5.0% of Net Tangible Assets. No designation of a Restricted Subsidiary as a Designated Non-Guarantor Subsidiary shall be effective against the trustee or the Holders until the Company has delivered to the Trustee an Officer's Certificate stating that all requirements relating to such designation have been complied with and that such designation is authorized and permitted by this Indenture. The Company may at any time designate a Designated Non-Guarantor Subsidiary as a Guarantor by delivery to the Trustee of an Officers' Certificate and a supplemental indenture making such Designated Non-Guarantor Subsidiary a Guarantor, at which time such Designated Non-Guarantor Subsidiary shall become a Guarantor. As of the Issue Date, the Designated Non-Guarantors are: ASAT, S.A., ASAT (Cayman) Limited, ASAT (Finance) LLC, ASAT GmbH, ASAT Korea Limited, ASAT(S) Pte Ltd., Newhaven Holdings Limited, RBR Trading Holding (Curacao) N.V. and R.B.R. Trading Holding B.V.

          (9) Notwithstanding the other provisions of this Article XI, at no time during the continuance of this Indenture shall the aggregate book value of the total assets of all Non-Guarantors (based on the balance sheets of such Non-Guarantors used in the preparation of the most recent consolidated financial statements of ASAT Holdings required to be delivered to the Trustee or, if sooner, filed with the SEC) exceed 10% of the Net Tangible Assets of ASAT Holdings and its Consolidated Restricted Subsidiaries (or the equivalent thereof in applicable foreign currency).

          (10) Notwithstanding anything to the contrary in this Indenture, on request in writing by the Trustee, the Company will cause any Wholly-Owned Subsidiary (whether formed or acquired before or after the date of this Indenture) of the Company to become a Guarantor. For the purposes of this
Section 11.1, the definition of "Non-Guarantor" and "Designated Non-Guarantor Subsidiary" shall exclude Wholly-Owned Subsidiaries of the Company.

     Section 11.2  Execution and Delivery of Guarantee.
                   -----------------------------------

     Each Guarantor shall, by virtue of such Guarantor's execution and delivery of this Indenture or an indenture supplement pursuant to Section 11.1, be deemed to have signed on each Security issued hereunder the notation of guarantee to the same extent as if the signature of such Guarantor appeared on such Security.

     The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the guarantee set forth in
Section 11.1 on behalf of each Guarantor.

     Section 11.3  Certain Bankruptcy Events.
                   -------------------------

     Each Guarantor hereby covenants and agrees, to the fullest extent that it may do so under applicable law, that in the event of the insolvency, bankruptcy, dissolution, liquidation or reorganization of ASAT Holdings or the Company or any other Subsidiary, such Guarantor shall not file (or join in any filing of), or otherwise seek to participate in the filing of, any motion or request seeking to stay or to prohibit (even temporarily) execution on the Guarantee and hereby waives and agrees not to take the benefit of any such stay of execution, whether under Section 362 or 105 of the United States of America Bankruptcy Code or otherwise.

     Section 11.4  Release of Guarantors.
                   ---------------------

     Upon (i) satisfaction of the conditions set forth in Sections 5.1 and 5.2 with respect to a Guarantor, (ii) the designation of a Guarantor to become an Unrestricted Subsidiary, which transaction is otherwise in compliance with this Indenture, (iii) any transaction which results in a Guarantor no longer being a Restricted Subsidiary, which transaction is otherwise in compliance with this Indenture and (iv) a Guarantor becoming an Exempt Subsidiary in accordance with
Section 11.1, such Guarantor will be deemed released from its obligations under its Guarantee of the Securities.

                                   ARTICLE XII

                                   [RESERVED]

                                  ARTICLE XIII

                                  MISCELLANEOUS

     Section 13.1  TIA Controls.
                   ------------

     If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of the TIA, the imposed duties, upon qualification of this Indenture under the TIA, shall control.

     Section 13.2  Notices.
                   -------

          (1) Any notices or other communications to the Company or any Guarantor or the Trustee required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

     if to the Company or any Guarantor:

     c/o ASAT Holdings Limited
     14/th/ Floor, QPL Industrial Building
     138 Texaco Road
     Tsuen Wan, New Territories
     Hong Kong

     Attention: Chief Financial Officer
     Telecopy: + 852-2407-4506
     with a copy to:

     Wilson Sonsini Goodrich & Rosati, Professional Corporation
     650 Page Mill Road
     Palo Alto, CA 94304
     USA

     Attention: John Fore
     Telecopy: +1-650-493-6811

     if to the Trustee:

     The Bank of New York
     101 Barclay Street, Floor 21 West
     New York, NY 10286
     Attn: Global Finance Unit
     Telecopy: +1-212-815-5595

     with a copy to:

     The Bank of New York
     One Temasek Avenue
     #02-01 Millenia Tower
     Singapore 039192
     Attention: Global Trust Services
     Telecopy: +65-6883-0338

          (2) Any party by notice to each other party may designate additional or different addresses as shall be furnished in writing by such party. Any notice or communication to any party shall be deemed to have been given or made as of the date so delivered, if personally delivered; when answered back, if telecopied; and five Business Days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee); provided that notices to the Trustee shall be deemed delivered upon actual receipt thereof.

          (3) Any notice or communication mailed to a Securityholder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

          (4) Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

          (5) So long as the Securities are listed on the SGX and it is required by the rules of the SGX, all notices to Holders will be published in a daily newspaper of general circulation in Singapore (or, if the Holders of any Securities can be identified, notices to such Holders may also be valid if they are given to each of such Holders). It is expected that such publication be made in the Business Times. Notices will, if published more than once or on different dates, be deemed to have been given on the date of the first publication in such newspaper. Notice shall also be given to the SGX.

          Notwithstanding anything in this Indenture in any case where the identity and addresses of all the Holders of the Securities are known to the Company, notices to such Holders may be given individually by recorded delivery mail to such addresses and will be deemed to have been given when received at such addressed.

     Section 13.3  Communications by Holders with Other Holders.
                   --------------------------------------------

     Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA Section 312(c).

     Section 13.4  Certificate and Opinion as to Conditions Precedent.
                   --------------------------------------------------

     Upon any request or application by the Company or any Guarantor to the Trustee to take any action under this Indenture, such Person shall furnish to the Trustee:

          (1) an Officers' Certificate (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been met; and

          (2) an Opinion of Counsel (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of such counsel, all such conditions precedent have been met.

     Section 13.5  Statements Required in Certificate or Opinion.
                   ---------------------------------------------

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been met; and

          (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been met; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

     Section 13.6  Rules by Trustee, Paying Agent, Registrar.
                   -----------------------------------------

     The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Paying Agent or Registrar may make reasonable rules for its functions.

     Section 13.7  Legal Holidays.
                   --------------

     A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

     Section 13.8  Governing Law.
                   -------------

     THIS INDENTURE, THE GUARANTEES AND THE SECURITIES SHALL BE CONSTRUED, INTERPRETED AND THE RIGHTS OF THE PARTIES THERETO DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS EXCEPT SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(B).

     Section 13.9  Waiver of Jury Trial.
                   --------------------

     EACH OF THE COMPANY, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     Section 13.10 No Adverse Interpretation of Other Agreements.
                   ---------------------------------------------

     This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any Guarantor or any of their respective Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

     Section 13.11 No Personal Liability of Partners, Stockholders, Officers,
                   ----------------------------------------------------------
Directors.
---------

     No direct or indirect stockholder, director, officer or employee, as such, past, present or future, of the Company or the Guarantors (including ASAT Holdings), or any successor entity, shall have any personal liability in respect of the obligations of the Company and the Guarantors under the Securities, this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation by reason of his, her or its status as such stockholder, director, officer or employee, except that this Section 13.10 shall in no way limit the obligation of any Guarantor pursuant to any guarantee of the Securities. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

     Section 13.12 Successors.
                   ----------

     All agreements of the Company and the Guarantors in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

     Section 13.13 Duplicate Originals.
                   -------------------

     All parties may sign any number of copies or counterparts of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

     Section 13.14 Severability.
                   ------------

     In case any one or more of the provisions in this Indenture or in the Securities or in the Guarantees shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

     Section 13.15 Consent to Service and Jurisdiction; Appointment of Agent;
                   ----------------------------------------------------------
Waiver of Sovereign Immunity; etc.
---------------------------------

          (1) The Company, each Guarantor and the Trustee agree that any legal suit, action or proceeding arising out of or relating to this Indenture, and each of the Company and the

Guarantors agrees that any legal suit, action or proceeding arising out of or relating to the Securities or the Guarantee, may be instituted in any federal or state court in the Borough of Manhattan, The City of New York, waives any objection which it may now or hereafter have to the laying of the venue of any such legal suit, action or proceeding, waives any immunity from jurisdiction or to service of process in respect of any such suit, action or proceeding, and irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding.

          (2) Each of the Company, the Trustee and the Guarantors further submits to the jurisdiction of the courts of its own corporate domicile in any legal suit, action or proceeding arising out of or relating to this Indenture, the Securities or the Guarantee.

          (3) Each of the Company and the Guarantors irrevocably waives, to the fullest extent it may effectively do so under applicable law, trial by jury and any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

          (4) Each of the Company and the Guarantors hereby designates and appoints CT Corporation System Inc., 111 8th Avenue, 13th Floor, New York, New York 10011 as its authorized agent upon which process may be served in any legal suit, action or proceeding arising out of or relating to this Indenture, the Securities or the Guarantees which may be instituted in any federal or state court in the Borough of Manhattan, The City of New York, New York, and further:

          (a) agrees that service of process upon such agent, and written notice of said service to the Company or a Guarantor by the Person serving the same, shall be deemed in every respect effective service of process upon the Company (if such notice is given to the Company) or upon such Guarantor (if such notice is given to a Guarantor) in any such suit, action or proceeding, and irrevocably consents, to the fullest extent it may effectively do so under applicable law, to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the above-mentioned authorized agent or successor authorized agent, as the case may be, such service to become effective 30 days after such mailing,

          (b) agrees that a final action in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other lawful manner,

          (c) designates its domicile, the domicile of CT Corporation System Inc. specified above and any domicile CT Corporation System Inc. may have in the future as its domicile to receive any notice hereunder (including service of process),

          (d) agrees to take any and all action, including the execution and filing of all such instruments and documents, as may be necessary to continue such designation and appointment in full force and effect for so long as the Securities remain outstanding, or until the designation and irrevocable appointment of a successor authorized agent and such successor's acceptance of such appointment, but in no event shall the appointment continue beyond the date on which all amounts in respect of the interest and principal and premium, if any, on the Securities and any other amounts payable hereunder have become due and have been paid in full to the Trustee,

          (e) agrees that if for any reason CT Corporation System Inc. (or any successor agent for this purpose) shall cease to act as agent for service of process as provided above, each of the Company and the Guarantors will promptly appoint a successor agent for this purpose reasonably acceptable to the Trustee and

          (f) agrees that nothing herein shall affect the right of the Trustee or any Holder to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any of the Company or the Guarantors in any jurisdiction.

          (5) If any of the Company and the Guarantors has or may hereafter acquire sovereign immunity or any other immunity from jurisdiction or legal process or from attachment in aid of execution or from execution with respect to itself or its property, it hereby irrevocably waives to the fullest extent permitted under applicable law such immunity in respect of its obligations hereunder, under the Securities and the Guarantees, as applicable, in any action that may be instituted in any state court in the Borough of Manhattan, in The City of New York, the United States of America, or in the United States District Court for the Southern District of New York, or in any competent court in The People's Republic of China. This waiver is intended to be effective upon the execution hereof without any further act by any of the parties hereto, before any such court, and the introduction of a true copy of this Indenture into evidence in any such court shall, to the fullest extent permitted by applicable law, be conclusive and final evidence of such waiver.

     Section 13.16 Table of Contents, Headings, Etc.
                   --------------------------------

     The Table of Contents, Cross-Reference Table and headings of the Articles and the Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

     Section 13.17 Qualification of Indenture.
                   --------------------------

     The Company shall qualify this Indenture under the TIA in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all costs and expenses (including attorneys' fees for the Company and the Trustee) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Securities and printing this Indenture and the Securities. The Trustee shall be entitled to receive from the Company any such Officers' Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

     Section 13.18 Force Majeure.
                   -------------

     In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of god, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.

     Section 13.19 Obligations of ASAT Holdings.
                   ----------------------------

     Notwithstanding anything herein to the contrary, ASAT Holdings shall not become a Guarantor or otherwise have any obligations under this Indenture to the extent (i) it is not permitted to have such obligations under Section 4.20 of the Senior Notes due 2006 Indenture and (ii) Section 4.20 of the Senior Notes due 2006 Indenture then remains in effect.

                                   SIGNATURES

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

                                          NEW ASAT (FINANCE) LIMITED


                                          By:  /s/ Harry R. Rozakis
                                              ----------------------------------
                                          Name:  Harry R. Rozakis
                                          Title: Director

Attest:  /s/ Robert J. Gange
        ------------------------------
Name:    Robert J. Gange
Title:   Director

                                          ASAT HOLDINGS LIMITED


                                          By:  /s/ Harry R. Rozakis
                                              ----------------------------------
                                          Name:  Harry R. Rozakis
                                          Title: Chief Executive Officer

Attest:  /s/ Robert J. Gange
        ------------------------------
Name:    Robert J. Gange
Title:   Chief Financial Officer

                                          ASAT LIMITED

The COMMON SEAL of        )
ASAT LIMITED              )                      /s/ George Shaw
was hereunto affixed      )               --------------------------------------
in the presence of:       )               Name:  George Shaw
                                          Title: Director


                                                 /s/ Harry R. Rozakis
                                          --------------------------------------
                                          Name:  Harry R. Rozakis
                                          Title: Director

                                          ASAT, INC.


                                          By:  /s/ Harry R. Rozakis
                                              ----------------------------------
                                          Name:  Harry R. Rozakis
                                          Title: Director

Attest:  /s/ Fe G. Maliwat
        ------------------------------
Name:    Fe G. Maliwat
Title:   Secretary

                                          TIMERSON LIMITED

The COMMON SEAL of        )
TIMERSON LIMITED          )                     /s/ George Shaw
was hereunto affixed      )               --------------------------------------
in the presence of:       )               Name:  George Shaw
                                          Title: Director


                                                /s/ Harry R. Rozakis
                                          --------------------------------------
                                          Name:  Harry R. Rozakis
                                          Title: Director

                                          THE BANK OF NEW YORK,
                                          as Trustee


                                          By:   /s/ Luis Perez
                                              ----------------------------------
                                          Name:    Luis Perez
                                                --------------------------------
                                          Title:   Assistant Vice President
                                                 -------------------------------


Attest:   /s/ Vanessa Mack
        ------------------------------
Name:     Vanessa Mack
        ------------------------------
Title:    Assistant Vice President
        ------------------------------

                                                                       EXHIBIT A
                               [FORM OF SECURITY]

                           NEW ASAT (FINANCE) LIMITED
                     9.25% SERIES A/1/ SENIOR NOTE DUE 2011

          CUSIP No. ______________

No.
                                                                       $

     New ASAT (Finance) Limited, an exempt company with limited liability under the Companies Law (2003 Revision) of the Cayman Islands (hereinafter called the "Company," which term includes any successors under the Indenture hereinafter referred to), for value received, hereby promises to pay to ________________, or registered assigns, the principal sum of _____________ Dollars [(such principal amount may from time to time be increased or decreased to such other principal amount (which, taken together with the principal amount of all other Outstanding Securities, shall not exceed $150,000,000) by adjustment made on the records of the Trustee)]/2/, on February 1, 2011.

     Interest Payment Dates: February 1 and August 1

     Record Dates: January 15 and July 15

     Reference is made to the further provisions of this Security on the reverse side, which will, for all purposes, have the same effect as if set forth at this place.


----------
/1/  Series A should be replaced with Series B in the Exchange Securities.

/2/ This paragraph should only be included if the Security is issued in global form.

     IN WITNESS WHEREOF, the Company has caused this Instrument to be duly executed as of January 26, 2004.

                                          NEW ASAT (FINANCE) LIMITED


                                          By:
                                              ----------------------------------
                                          Name:
                                                --------------------------------
                                          Title:
                                                 -------------------------------

Attest:
        ------------------------------
Name:
      --------------------------------
Title:
       -------------------------------

                [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

This is one of the Securities described in the within-mentioned Indenture.

THE BANK OF NEW YORK,
as Trustee


By:
    ----------------------------------
    Authorized Signatory

Dated:

                           NEW ASAT (FINANCE) LIMITED
                     9.25% Series A/3/ Senior Note due 2011

[THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (INCLUDING ITS DIRECT AND INDIRECT PARTICIPANTS, "DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL BECAUSE THE REGISTERED OWNER HEREOF, CEDE &CO., HAS AN INTEREST HEREIN.]/4/

["THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO SUCH REGISTRATION. BY ITS ACQUISITION OF THIS SECURITY OR A BENEFICIAL INTEREST HEREIN, THE HOLDER:

     (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), OR (B) IT IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT;

     (2) AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), EXCEPT (A) TO THE COMPANY OR ANY GUARANTOR OR ANY OF THEIR RESPECTIVE SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF

----------
/3/  Series A should be replaced with Series B in the Exchange Securities.

/4/ This paragraph should only be included if the Security is issued in global form.

THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUESTS OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE; AND

     (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE AS TO THE ABOVE RESTRICTIONS.

AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING RESTRICTIONS."]/5/

[FOR SIX MONTHS FOLLOWING JANUARY 26, 2004, WITH RESPECT TO ANY SECURITY WHICH IS LISTED OR QUOTED ON THE SINGAPORE EXCHANGE SECURITIES TRADING LIMITED OR A RECOGNIZED SECURITIES EXCHANGE (AS DEFINED IN THE SECURITIES AND FUTURES ACT, CHAPTER 289 OF SINGAPORE), SUCH SECURITY MAY NOT BE OFFERED OR SOLD OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE NOR MAY ANY DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF SUCH SECURITY BE CIRCULATED OR DISTRIBUTED, WHETHER DIRECTLY OR INDIRECTLY, TO THE PUBLIC OR ANY MEMBER OF THE PUBLIC IN SINGAPORE OTHER THAN
(A) TO AN INSTITUTIONAL INVESTOR OR OTHER PERSON SPECIFIED IN SECTION 274 OF THE SECURITIES AND FUTURES ACT, CHAPTER 289 OF SINGAPORE (B) TO A SOPHISTICATED INVESTOR, AND IN ACCORDANCE WITH THE CONDITIONS, SPECIFIED IN SECTION 275 OF THE SECURITIES AND FUTURES ACT, CHAPTER 289 OF SINGAPORE OR (C) OTHERWISE PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS OF, ANY OTHER APPLICABLE PROVISION OF THE SECURITIES AND FUTURES ACT, CHAPTER 289 OF SINGAPORE.]/6/

     1. Interest. New ASAT (Finance) Limited, an exempt company with limited liability under the Companies Law (2003 Revision) of the Cayman Islands (hereinafter called the "Company," which term includes any successors under the Indenture hereinafter referred to), promises to pay interest on the principal amount of this Security at the rate of 9.25% per annum. To the extent it is lawful, the Company promises to pay interest on any interest payment due but unpaid on such principal amount at a rate of 9.25% per annum compounded semi-annually.

     The Company will pay interest semi-annually on February 1 and August 1 of each year (each, an "Interest Payment Date"), commencing August 1, 2004. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid on the Securities, from the date of the original issuance. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

     2. Method of Payment. The Company shall pay interest (and Liquidated Damages, if any, and Additional Amounts, if any) on the Securities (except Defaulted Interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect principal payments. Except as provided below, the Company shall pay principal, premium, and interest (and

----------
/5/  This paragraph should be included only for Initial Securities.

/6/ This paragraph should be included until the sixth month anniversary of the Issue Date.

Liquidated Damages, if any, and Additional Amounts, if any) in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts ("Cash"). The Securities will be payable as to principal, premium and interest (and Liquidated Damages, if any, and Additional Amounts, if any) at the office or agency of the Company maintained for such purpose within the Borough of Manhattan, the City and State of New York and, for as long as the Securities are listed on the SGX and the rules of such exchange so require, at the offices of the paying agent in Singapore (which will be at the office of DBS Bank Ltd) or, at the option of the Company, payment of principal, premium and interest (and Liquidated Damages, if any, and Additional Amounts, if any) may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest (and Liquidated Damages, if any, and Additional Amounts, if any) and premium on all Global Securities and all other Securities the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent at least 5 Business Days prior to the relevant record date. If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period if and to the extent the required payment is made on the next succeeding Business Day.

     3. Paying Agent and Registrar. Initially, The Bank of New York (the "Trustee"), will act as Paying Agent and Registrar and DBS Bank Ltd will act as Singapore Paying Agent. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company may, subject to certain exceptions, act as Paying Agent, Registrar or co-Registrar.

     4. Indenture. The Company issued the Securities under an Indenture, dated as of January 26, 2004 (the "Indenture"), among the Company, the Guarantors named therein and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act, as in effect on the date of the Indenture. The Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and said Act for a statement of them. The Securities are senior obligations of the Company limited in aggregate principal amount to $150,000,000.00. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be provided in the Indenture and (c) appoints the Trustee his attorney-in-fact for such purpose. To the extent permitted by applicable law, in the event of any inconsistency between the terms of the Securities and the terms of the Indenture, the terms of the Indenture shall control.

     5.   Redemption.

          (a) Except as provided in this Paragraph 5 or in Article III of the Indenture, the Company shall not have the right to redeem any Securities.

          (b) The Company may redeem the Securities at its option at any time or from time to time before February 1, 2008, in whole or in part, at a price equal to the sum of (i) 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages and Additional Amounts, if any, thereon to, but not including, the Redemption Date plus (ii) a Make-Whole Amount, if any.

          (c) At any time on and after February 1, 2008, the Company may redeem on one or more occasions the Securities for cash at its option, in whole or in part, at the following Redemption Prices (expressed as a percentage of principal amount) if redeemed during the 12-month period commencing February 1 of the years indicated below, in each case together with accrued but unpaid interest (and Liquidated Damages, if any, and Additional Amounts, if any) to, but not including, the Redemption Date.

Year                  Percentage
-------------------   ----------
2008                     104.625%
2009                     102.313%
2010 and thereafter      100.000%

          (d) Notwithstanding the foregoing, at any time prior to February 1, 2007, upon any Equity Offering of Qualified Capital Stock of ASAT Holdings for cash, up to 35% of the aggregate principal amount of the Securities issued pursuant to the Indenture may be redeemed at the Company's option within 90 days of such Equity Offering, on not less than 30 days, but not more than 60 days, notice to each Holder of the Securities to be redeemed, in an amount not to exceed the amount of cash received by ASAT Holdings from the Net Cash Proceeds of such Equity Offering, at a redemption price equal to 109.250% of principal, together with accrued and unpaid interest and Liquidated Damages and Additional Amounts, if any, thereon to, but not including, the Redemption Date; provided, however, that immediately following such redemption not less than 65% of the aggregate principal amount of the Securities originally issued pursuant to the Indenture on the Issue Date remain outstanding.

          (e) If, as a result of any change in or amendment to the laws, regulations or published tax rulings of general applicability of Hong Kong, the People's Republic of China, the Cayman Islands or the United States of America (or of any taxing authority thereof or therein), which is proposed and becomes effective on or after the date of the Indenture, in making any payment due or to become due under the Securities or the Indenture, (i)(A) the Company is or would be required on the next succeeding Interest Payment Date to pay Additional Amounts and (B) each Guarantor is, or on the next succeeding Interest Payment Date would be, unable, for reasons outside its control, to cause the Company to pay amounts due under the Securities, and with respect to any amount due under its Guarantee or the Indenture, each Guarantor is, or would be required on the next succeeding Interest Payment Date, to pay Additional Amounts and (ii) the payment of such Additional Amounts cannot be avoided by the use of any reasonable measures available to the Company or such Guarantor, as the case may be, the Securities may be redeemed at the option of the Company in whole but not in part, upon not less than 30 nor more than 60 days' notice in accordance with the provisions set forth in the Indenture, at any time at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the date of redemption. The Company and such Guarantor will also pay to Holders on the date of redemption any Additional Amounts which are payable.

          (f)  Any redemption of Securities will comply with the provisions of
     Article III of the Indenture.

          (g) The Securities will not have the benefit of any sinking fund and the Company will not be required to make any mandatory redemption payments with respect to the Securities.

     6. Notice of Redemption. Notice of redemption will be sent by first class mail, at least 30 days and not more than 60 days prior to the Redemption Date to the Holder of each Security to be redeemed at such Holder's last address as then shown upon the registry books of the Registrar. Securities may be redeemed in part in multiples of $1,000 only.

     Except as set forth in the Indenture, from and after any Redemption Date, if monies for the redemption of the Securities called for redemption shall have been deposited with the Paying Agent on such Redemption Date, the Securities called for redemption will cease to bear interest and the only right of the Holders of such Securities will be to receive payment of the Redemption Price, plus any accrued and unpaid interest (and Liquidated Damages, if any, and Additional Amounts, if any) to the Redemption Date.

     7. Denominations; Transfer; Exchange. The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of, or exchange Securities in accordance with, the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities (a) selected for redemption except the unredeemed portion of any Security being redeemed in part or (b) for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase or redemption and ending at the close of business on the day of such mailing.

     8. Persons Deemed Owners. The registered Holder of a Security may be treated as the owner of it for all purposes.

     9. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent(s) will pay the money back to the Company at its written request. After that, all liability of the Trustee and such Paying Agent(s) with respect to such money shall cease.

     10. Discharge Prior to Redemption or Maturity. Except as set forth in the Indenture, if the Company irrevocably deposits or causes to be deposited with the Trustee, in trust, for the benefit of the Holders, Cash, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient as certified in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent accountants, to pay the principal of, premium, if any, and interest (and Liquidated Damages, if any, and Additional Amounts, if any) on the outstanding Securities on the stated date for payment thereof or on the redemption date and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Securities (excluding its obligation to pay the principal of, premium, if any, and interest (and Liquidated Damages, if any, and Additional Amounts, if any) on the Securities). Upon satisfaction of certain additional conditions set forth in the Indenture, the Company may elect to have its obligations discharged with respect to outstanding Securities.

     11. Amendment; Supplement; Waiver. Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may under certain circumstances amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency, or make any other change that does not adversely affect the rights of any Holder of a Security.

     12. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and any Guarantors to, among other things, incur additional Indebtedness and issue Disqualified Capital Stock and Preferred Stock, pay dividends or make certain other Restricted Payments, enter into certain transactions with Affiliates, incur Liens, sell assets and subsidiary stock, merge or consolidate with any other Person or transfer (by lease, assignment or otherwise) all or substantially all of their properties and assets. The limitations are subject to a number of qualifications and exceptions. The Company must periodically report to the Trustee on compliance with such limitations.

     13. Ranking. Payment of principal, premium, if any, and interest (and Liquidated Damages, if any, and Additional Amounts, if any) on the Securities is senior, in the manner and to the extent set forth in the Indenture, to all existing and future Indebtedness of the Company that is subordinated to the Securities.

     14.  Repurchase at Option of Holder.

          (a) If there is a Change of Control, the Company shall be required to offer to purchase on the Change of Control Purchase Date all outstanding Securities at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest (and Liquidated Damages, if any, and Additional Amounts, if any), if any, to the Change of Control Purchase Date. Holders of Securities will receive a Change of Control Offer from the Company prior to any related Change of Control Purchase Date and may elect to have such Securities purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

          (b) The Indenture imposes certain limitations on the ability of ASAT Holdings or any Restricted Subsidiary to sell assets and subsidiary stock. In the event the proceeds from a permitted Asset Sale exceed certain amounts, as specified in the Indenture, ASAT Holdings or such Restricted Subsidiary shall be required to invest in Additional Assets or repay certain Indebtedness, and any excess proceeds must be used to redeem the Securities and other pari passu Indebtedness or to make an offer to purchase each Holder's Securities and other pari passu Indebtedness at 100% of the principal amount thereof, plus accrued interest (and Liquidated Damages, if any, and Additional Amounts, if any), if any, to the purchase date, all in accordance with the Indenture.

     15.  Guarantee.

          (a) As set forth more fully in the Indenture, the Persons constituting Guarantors from time to time, in accordance with the provisions of the Indenture, fully, irrevocably, unconditionally and jointly and severally guarantee, to the fullest extent permitted by applicable law, on a senior basis, in accordance with Section 11.1 of the Indenture, to the Holder and to the Trustee and its successors and assigns, that (i) the principal of and premium (if any), and interest (and Liquidated Damages, if any, and Additional Amounts, if any) on the Securities will be paid in full when due, whether at the Stated Maturity or Interest Payment Date, by acceleration, call for redemption, upon a Change of Control, an Asset Sale Offer or otherwise; (ii) all other obligations of the Company to the Holders or the Trustee under the Indenture or the Securities will be promptly paid in full or performed, all in accordance with the terms of the Indenture and the Securities; (iii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, they will be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration, call for redemption, upon a Change of Control, an Asset Sale Offer or otherwise; and (iv) the Company and each of the Guarantors shall give prompt written notice to the Trustee of any fact known to the Company or such Guarantor that would prohibit any Guarantor from making any payment in respect of its Guarantee. Such Guarantees shall cease to apply, and shall be null and void, with respect to any Guarantor who, pursuant to
     Article XI of the Indenture, is released from its guarantees, or whose guarantees otherwise cease to be applicable pursuant to the terms of the Indenture.

          (b) When a successor assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor will be released from those obligations pursuant to the terms of the Indenture.

     16. Defaults and Remedies. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Securities may declare all the Securities to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries, all outstanding Securities will become due and payable without further action or notice. Securityholders may not enforce the Indenture, the Securities or the Guarantees except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

     17. Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company, any Guarantor, any of their Subsidiaries or any of their respective Affiliates, and may otherwise deal with such Persons as if it were not the Trustee.

     18. No Recourse Against Others. No incorporator, direct or indirect stockholder, partner, director, officer or employee, as such, past, present or future, of the Company or any Guarantor, or any successor entity, shall have any personal liability in respect of the obligations of the Company and the Guarantors under the Securities or the Indenture by reason of his, her or its status as such partner, incorporator, stockholder, director, officer or employee. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

     19. Authentication. This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Security.

     20. Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     21. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

     22. Additional Rights of Holders of Initial Securities. In addition to the rights provided to Holders of Initial Securities under the Indenture, Holders of Initial Securities shall have all the rights set forth in the Registration Rights Agreement.

     23. Governing Law. THE INDENTURE, THE GUARANTEES AND THE SECURITIES SHALL BE CONSTRUED, INTERPRETED AND THE RIGHTS OF THE PARTIES THERETO DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS EXCEPT SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(B).

     24. Obligations of ASAT Holdings. Notwithstanding anything herein to the contrary, ASAT Holdings shall have no obligations under the Indenture, this Security or as a Guarantor to the extent (i) it is not permitted to have such obligations under Section 4.20 of the Indenture by and among ASAT (Finance) LLC, ASAT Holdings, certain subsidiaries of ASAT Holdings a party thereto and U.S. Bank National Association (as successor to JPMorgan Chase Bank), dated as of October 29, 1999, relating to the issuance of the 12.5% Senior Notes due 2006 and (ii) Section 4.20 of such Indenture then remains in effect.

                              [FORM OF ASSIGNMENT]

     I or we assign this Security to:
________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
             (Print or type name, address and zip code of assignee)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
 (Please insert Social Security or other tax identification number of assignee)

and irrevocably appoint _______________________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


Dated:                                    Signed:
       -------------------------------            ------------------------------
                                          (Sign exactly as name appears on the
                                          other side of this Security)


                                          Signature Guarantee*:
                                                               -----------------


----------
* NOTICE: The Signature must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) in such other guarantee program acceptable to the Trustee.

                       OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Security purchased by the Company pursuant to Section 4.14 or Article X of the Indenture, check the appropriate box:

          Section 4.14

          Article X.

     If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.14 or Article X of the Indenture, as the case may be, state the amount you want to be purchased in denominations on integral multiples of US$1,000: $________.


Date:                                     Signature:
      --------------------------------               ---------------------------
                                          (Sign exactly as your name appears on
                                          the other side of this Security)

                                          Tax Identification No:
                                                                ----------------

                                          Signature Guarantee**:
                                                                ----------------


----------
** NOTICE: The Signature must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) in such other guarantee program acceptable to the Trustee.

                SCHEDULE OF EXCHANGES OF DEFINITIVE SECURITIES/7/

     The following exchanges of a part of this Global Security for Definitive Securities have been made:

                                                                  Signature of
              Amount of         Amount of      Principal Amount    authorized
            decrease in        increase in      of this Global     officer of
          Principal Amount  Principal Amount  Security following   Trustee or
 Date of   of this Global    of this Global   such decrease (or    Securities
Exchange      Security          Security           increase)       Custodian
------------------------------------------------------------------------------


----------
/7/ This schedule should only be added if the Security is issued in global form.

    CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER OF
                        TRANSFER RESTRICTED SECURITIES/8/

Re: 9.25% Series A Senior Notes due 2011 of New ASAT (Finance) Limited

     This Certificate relates to $________ principal amount of Securities held in (check applicable space) ___ book-entry or ____ definitive form by ___________________________ (the "Transferor").

The Transferor (check applicable box):

          has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Security held by the Depository a Security or Securities in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above); or

          has requested the Trustee by written order to exchange or register the transfer of a Security or Securities.

     In connection with such request and in respect of each such Security, the Transferor does hereby certify that Transferor is familiar with the Indenture relating to the above-captioned Securities and as provided in Section 2.6 of such Indenture, the transfer of this Security does not require registration under the Securities Act (as defined below) because:

          Such Security is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 2.6(1)(b)(i) or Section 2.6(4)(a)(i) of the Indenture).

          Such Security is being transferred to a "qualified institutional buyer" (within the meaning of Rule 144A promulgated under the Securities Act), that is aware that any sale of Securities to it will be made in reliance on Rule 144A under the Securities Act and that is acquiring such Transfer Restricted Security for its own account, or for the account of another such "qualified institutional buyer" (in satisfaction of Section 2.6(1)(b)(ii) or Section 2.6(4)(a)(ii) of the Indenture).

          Such Security is being transferred pursuant to an exemption from registration in accordance with Rule 144, or outside the United States of America in an Offshore Transaction in compliance with Rule 904 under the Securities Act, or pursuant to an effective registration statement under the Securities Act (in satisfaction of Section 2.6(1)(b)(iii) or Section 2.6(4)(a)(iii) of the Indenture).

          Such Security is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Securities Act and in accordance with applicable securities laws of the States of the United States of America, other than as provided in the immediately preceding paragraph. An Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this Certificate (in satisfaction of Section 2.6(1)(b)(iv) or Section 2.6(4)(a)(iv) of the Indenture).

--------------------------------------------------------------------------------
                           (Insert Name of Transferor)


By:
    ----------------------------------------------------------------------------

Date:
      --------------------------------

----------
/8/  This certificate shall be included only for Initial Securities.

      CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER
                                  OF SECURITIES

Re: 9.25% Series B Senior Notes due 2011 of New ASAT (Finance) Limited

     This Certificate relates to $________ principal amount of Securities held in (check applicable space) ___ book-entry or ____ definitive form by ___________________________ (the "Transferor").

The Transferor (check applicable box):

          has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Security held by the Depositary a Security or Securities in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above); or

          has requested the Registrar by written order to exchange or register the transfer of a Security or Securities.